Filed pursuant to Rule 424(b)(3)
File No. 333-276073
Blue Owl Technology Income Corp.
Supplement No. 1 dated May 12, 2026
To
Prospectus dated April 20, 2026
This supplement contains information that amends, supplements or modifies certain information contained in the accompanying prospectus of Blue Owl Technology Income Corp. dated April 20, 2026, as amended and supplemented (the “Prospectus”), and is part of, and should be read in conjunction with, the Prospectus. The Prospectus has been filed with the U.S. Securities and Exchange Commission, and is available free of charge at www.sec.gov or by calling (212) 419-3000. Capitalized terms used in this supplement have the same meanings as in the Prospectus, unless otherwise stated herein.
Before investing in shares of our common stock, you should read carefully the Prospectus and this supplement and consider carefully our investment objective, risks, charges and expenses. You should also carefully consider the “Risk Factors” beginning on page 47 of the Prospectus before you decide to invest in our common stock.
RECENT DEVELOPMENTS
Quarterly Report on Form 10-Q
On May 11, 2026, we filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission. The Form 10-Q, excluding the exhibits thereto, is attached to this supplement as Annex A, and incorporated herein by reference.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 10-Q
(Mark One)
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2026
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to
Commission File Number: 801-113628
BLUE OWL TECHNOLOGY INCOME CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	87-1346173
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue	10022
New York, New York
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 419-3000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. YES ☐ NO ☒
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). YES ☐ NO ☒

As of May 6, 2026, the registrant had 79,060,005, 178,137 and 211,119,768 shares of Class S, Class D and Class I common stock, $0.01, par value per share, outstanding, respectively.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blue Owl Technology Income Corp. (the “Company,” “we” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;
•an economic downturn could disproportionately impact the companies that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;
•the impact of elevated inflation rates, fluctuating interest rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, changes in law or regulation, including the impact of tariff enactment and tax reductions, trade disputes with other countries, and the risk of recession or future government shutdowns could impact our business prospects and the prospects of our portfolio companies;
•an economic downturn could also impact availability and pricing of our financing and our ability to access the debt and equity capital markets;
•a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;
•changes in base interest rates and significant market volatility on our business and our portfolio companies (including our business prospects and the prospects of our portfolio companies including the ability to achieve our and their business objectives), our industry and the global economy including as a result of ongoing supply chain disruptions;
•interest rate volatility could adversely affect our results, particularly because we use leverage as part of our investment strategy;
•currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;
•our future operating results;
•our contractual arrangements and relationships with third parties;
•the ability of our portfolio companies to achieve their objectives;
•competition with other entities and our affiliates for investment opportunities;
•risks related to the uncertainty of the value of our portfolio investments, particularly those having no liquid trading market;
•the use of borrowed money to finance a portion of our investments as well as any estimates regarding potential use of leverage;
•the adequacy of our financing sources and working capital;
•the loss of key personnel;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of Blue Owl Technology Credit Advisors II LLC (“the Adviser” or “our Adviser”) to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Adviser to attract and retain highly talented professionals;
•our ability to qualify for and maintain our tax treatment as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”);
•the impact that environmental, social and governance matters could have on our brand and reputation and our portfolio companies;
•the effect of legal, tax and regulatory changes on our business and our portfolio companies;
•the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks, and the increasing use of artificial intelligence and machine learning technology;
•the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine, continued political unrest in various countries such as Venezuela, as well as political and social unrest in the Middle East and North Africa regions, uncertainty with respect to immigration, and general uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas; and
•other risks, uncertainties and other factors previously identified in the reports and other documents we have filed with the Securities and Exchange Commission (“SEC”).
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART I. FINANCIAL INFORMATION
Item 1. Financial Statements
Blue Owl Technology Income Corp.
Consolidated Statements of Assets and Liabilities
(Amounts in thousands, except share and per share amounts)

	As of March 31, 2026 (Unaudited)	As of December 31, 2025
Assets
Investments at fair value:
Non-controlled, non affiliated investments (amortized cost of $5,258,454 and $6,096,076, respectively)	$5,083,745	$6,093,614
Non-controlled, affiliated investments (amortized cost of $105,282 and $86,202, respectively)	108,651	89,389
Controlled, affiliated investments (amortized cost of $24,309 and $24,325, respectively)	24,973	24,133
Total investments at fair value (amortized cost of $5,388,045 and $6,206,603, respectively)	5,217,369	6,207,136
Cash	132,637	143,140
Foreign cash (cost of $16,652 and $9,933, respectively)	16,450	10,085
Interest and dividend receivable	36,148	36,096
Prepaid expenses and other assets	36,155	98,932
Total Assets	$5,438,759	$6,495,389
Liabilities
Debt (net of unamortized debt issuance costs of $30,777 and $32,959, respectively)	$2,371,277	$2,803,356
Distribution payable	20,999	25,104
Tender offer payable	169,364	—
Management fee payable	3,111	3,624
Incentive fee payable	9,051	10,485
Payable for investments purchased	2,479	40,297
Payables to affiliates	2,271	3,283
Accrued expenses and other liabilities	25,050	29,092
Total Liabilities	2,603,602	2,915,241
Commitments and contingencies (Note 8)
Net Assets
Class S Common shares $0.01 par value, 1,000,000,000 shares authorized; 78,618,170 and 90,973,724 issued and outstanding, respectively	786	910
Class D Common shares $0.01 par value, 1,000,000,000 shares authorized; 1,057,333 and 2,059,316 issued and outstanding, respectively	11	21
Class I Common shares $0.01 par value, 1,000,000,000 shares authorized; 209,102,637 and 251,904,595 shares issued and outstanding, respectively	2,091	2,519
Additional paid-in-capital	2,952,171	3,527,098
Accumulated undistributed (overdistributed) earnings	(119,902)	49,600
Total Net Assets	2,835,157	3,580,148
Total Liabilities and Net Assets	$5,438,759	$6,495,389
Net Asset Value Per Class S Share	$9.82	$10.38
Net Asset Value Per Class D Share	$9.82	$10.38
Net Asset Value Per Class I Share	$9.82	$10.38
The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Consolidated Statements of Operations
(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2026	2025
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$118,335	$127,363
Payment-in-kind (“PIK”) interest income	7,872	6,220
PIK dividend income	4,534	4,283
Dividend income	2	857
Other income	1,211	2,318
Total investment income from non-controlled, non-affiliated investments	131,954	141,041
Investment income from non-controlled, affiliated investments:
Dividend income	2,801	518
Total investment income from non-controlled, affiliated investments	2,801	518
Investment income from controlled, affiliated investments:
Dividend income	321	27
Total investment income from controlled, affiliated investments	321	27
Total Investment Income	135,076	141,586
Operating Expenses
Offering costs	310	814
Interest expense	47,185	41,076
Management fees, net(1)	10,275	9,629
Capital gains incentive fees	—	(1,337)
Performance based incentive fees	9,051	10,521
Professional fees	1,308	2,063
Directors' fees	322	399
Shareholder servicing fees	1,758	1,668
Other general and administrative	1,503	1,778
Total Operating Expenses	71,712	66,611
Net Investment Income (Loss) Before Taxes	63,364	74,975
Income tax expense (benefit), including excise tax expense (benefit)	—	—
Net Investment Income (Loss) After Taxes	$63,364	$74,975
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(167,429)	$(24,866)
Non-controlled, affiliated investments	181	195
Controlled, affiliated investments	855	(44)
Translation of assets and liabilities in foreign currencies and other transactions	(1,298)	210
Total Net Change in Unrealized Gain (Loss)	(167,691)	(24,505)
Net realized gain (loss):
Non-controlled, non-affiliated investments	(640)	(2,435)
Foreign currency transactions	69	(31)
Total Net Realized Gain (Loss)	(571)	(2,466)
Total Net Realized and Change in Unrealized Gain (Loss)	(168,262)	(26,971)
Total Net Increase (Decrease) in Net Assets Resulting from Operations	$(104,898)	$48,004
Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class S Common Stock	$(29,611)	$10,496
Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class D Common Stock	$(378)	$251
Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class I Common Stock	$(74,909)	$37,257
Earnings Per Share - Basic and Diluted of Class S Common Stock	$(0.36)	$0.14
Weighted Average Shares of Class S Common Stock Outstanding - Basic and Diluted	82,345,091	75,522,643
Earnings Per Share - Basic and Diluted of Class D Common Stock	$(0.32)	$0.15
Weighted Average Shares of Class D Common Stock Outstanding - Basic and Diluted	1,168,186	1,620,453
Earnings Per Share - Basic and Diluted of Class I Common Stock	$(0.34)	$0.16
Weighted Average Shares of Class I Common Stock Outstanding - Basic and Diluted	220,856,101	231,435,849
______________
(1)Refer to “Note 3 — Agreements and Related Party Transactions” for additional details on management fee waiver.
The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Consolidated Statements of Changes in Net Assets
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Increase (Decrease) in Net Assets Resulting from Operations
Net investment income (loss)	$63,364	$74,975
Net change in unrealized gain (loss)	(167,691)	(24,505)
Net realized gain (loss)	(571)	(2,466)
Net Increase (Decrease) in Net Assets Resulting from Operations	(104,898)	48,004
Distributions
Class S	(16,337)	(16,817)
Class D	(237)	(386)
Class I	(48,030)	(56,259)
Net Decrease in Net Assets Resulting from Shareholders' Distributions	(64,604)	(73,462)
Capital Share Transactions
Class S:
Issuance of common shares	16,585	91,284
Share transfers between classes(1)	(9,141)	(3,097)
Repurchase of common shares	(143,159)	(15,662)
Reinvestment of shareholders' distributions	9,282	9,295
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class S	(126,433)	81,820
Class D:
Issuance of shares of common stock	175	1,650
Share transfers between classes(1)	—	—
Repurchase of common shares	(10,691)	(147)
Reinvestment of shareholders' distributions	138	96
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class D	(10,378)	1,599
Class I:
Issuance of shares of common stock	79,886	235,254
Share transfers between classes(1)	9,141	3,097
Repurchase of common shares	(548,692)	(82,728)
Reinvestment of shareholders' distributions	20,987	24,206
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class I	(438,678)	179,829
Total Increase (Decrease) in Net Assets	(744,991)	237,790
Net Assets, at beginning of period	$3,580,148	$3,008,080
Net Assets, at end of period	$2,835,157	$3,245,870
_______________
(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities
Net Increase (Decrease) in Net Assets Resulting from Operations	$(104,898)	$48,004
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Purchases of investments, net	(72,357)	(672,347)
Proceeds from investments and investment repayments, net	904,879	440,656
Net accretion/amortization of discount/premium on investments	(4,399)	(10,183)
Payment-in-kind interest and dividends	(10,045)	(8,420)
Net change in unrealized (gain) loss on investments	166,393	24,715
Net change in unrealized (gain) loss on foreign currency forward contracts	(694)	—
Net change in unrealized (gain) loss on translation of assets and liabilities in foreign currencies	1,992	(50)
Net realized (gain) loss on investments	640	2,435
Net realized (gain) loss on foreign currency transactions relating to investments	(160)	—
Amortization of debt issuance costs	2,445	1,685
Amortization of offering costs	310	245
Changes in operating assets and liabilities:
(Increase) decrease in interest and dividend receivable	(52)	1,949
(Increase) decrease in prepaid expenses and other assets	62,542	9,396
Increase (decrease) in management fee payable	(513)	149
Increase (decrease) in incentive fee payable	(1,434)	(1,264)
Increase (decrease) in payable for investments purchased	(37,818)	49,878
Increase (decrease) in due to Adviser	(1,012)	2,627
Increase (decrease) in accrued expenses and other liabilities	(3,613)	(2,405)
Net cash provided by (used in) operating activities	902,206	(112,930)
Cash Flows from Financing Activities
Borrowings on debt	590,000	605,000
Payments on debt	(1,021,000)	(755,000)
Debt issuance costs	(263)	(2,900)
Proceeds from issuance of common shares	96,646	328,188
Offering costs paid	(247)	(643)
Cash distributions paid to shareholders	(38,302)	(40,425)
Repurchase of common shares	(533,178)	(96,172)
Net cash provided by (used in) financing activities	(906,344)	38,048
Net increase (decrease) in cash	(4,138)	(74,882)
Cash, including foreign cash, beginning of period	153,225	199,014
Cash, including foreign cash, end of period (1)	$149,087	$124,132
Supplemental and Non-Cash Information
Interest paid during the period	$48,652	$42,042
Distributions declared during the period	64,604	73,462
Reinvestment of distributions during the period	30,407	33,597
Distributions payable	20,999	29,157
Tender offer payable	169,364	98,537
Taxes, including excise tax, paid during the period	400	170
______________
(1)The Company held no restricted cash in the periods presented.
The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par	Unit	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Non-controlled/non-affiliated portfolio company investments
Debt Investments(7)
Aerospace & Defense
By Light Professional IT Services LLC(3)(4)(8)	First lien senior secured loan	S+	5.50%		7/2031	$12,310	—	$12,143	$11,910
Jeppesen Holdings, LLC(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2032	19,466	—	19,324	19,125
ManTech International Corporation(3)(4)(9)	First lien senior secured loan	S+	4.50%		9/2029	35,671	—	35,666	35,224
								67,133	66,259	2.3%
Airlines
Accommodations Plus Technologies LLC(3)(4)(9)	First lien senior secured loan	S+	5.25%		5/2032	8,806	—	8,726	8,520
								8,726	8,520	0.3%
Application Software
AI Titan Parent, Inc. (dba Prometheus Group)(3)(4)(8)(22)	First lien senior secured loan	S+	4.50%		8/2031	28,787	—	28,535	27,817
AlphaSense, Inc.(3)(4)(9)	First lien senior secured loan	S+	6.25%		6/2029	20,052	—	19,911	19,901
Anaplan, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		6/2029	100,788	—	100,788	98,520
Armstrong Bidco Limited(3)(4)(19)(31)	First lien senior secured GBP term loan	SA+	5.25%		6/2029	£40,433	—	49,113	51,720
Artifact Bidco, Inc. (dba Avetta)(3)(4)(9)	First lien senior secured loan	S+	4.15%		7/2031	9,385	—	9,348	9,291
Arrow Borrower 2025, Inc. (dba AvidXchange)(3)(4)(9)	First lien senior secured loan	S+	4.25%		10/2032	14,080	—	14,013	13,658
Boxer Parent Company Inc. (f/k/a BMC)(3)(9)	First lien senior secured loan	S+	3.00%		7/2031	7,862	—	7,862	7,270
BusinessSolver.com, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2032	16,441	—	16,363	15,948
CALABRIO, INC.(3)(9)	First lien senior secured loan	S+	4.00%		11/2032	15,000	—	14,278	11,663
Central Parent Inc. (dba CDK Global Inc.)(3)(9)	First lien senior secured loan	S+	3.25%		7/2029	39,105	—	39,109	27,768
Coupa Holdings, LLC(3)(4)(9)	First lien senior secured loan	S+	5.25%		2/2030	772	—	772	741
Dawn Bidco, LLC (dba Dayforce)(3)(9)	First lien senior secured loan	S+	3.00%		10/2032	29,500	—	29,426	27,869
Einstein Parent, Inc. (dba Smartsheet)(3)(4)(9)	First lien senior secured loan	S+	5.25%		1/2031	43,135	—	42,771	42,057
Granicus, Inc.(3)(4)(9)	First lien senior secured loan	S+	3.50%	2.00%	1/2031	7,489	—	7,437	7,395
Granicus, Inc.(3)(4)(9)	First lien senior secured delayed draw term loan	S+	3.00%	2.00%	1/2031	1,105	—	1,097	1,077
Gusto, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		11/2030	103,580	—	103,218	102,544
Infobip Inc.(3)(4)(9)(31)	First lien senior secured loan	S+	5.50%		6/2029	29,205	—	28,844	28,694
JS Parent, Inc. (dba Jama Software)(3)(4)(9)	First lien senior secured loan	S+	4.75%		4/2031	13,471	—	13,419	13,438
Lighthouse Buyer, Inc. (dba Harbor Compliance)(3)(4)(11)	First lien senior secured loan	S+	4.50%		12/2031	7,375	—	7,304	7,172
Magnet Forensics, LLC (f/k/a Grayshift, LLC)(3)(4)(8)(31)	First lien senior secured loan	S+	4.50%		7/2028	86,012	—	85,936	86,012
Ministry Brands Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+	5.50%		12/2028	17,916	—	17,749	17,333

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par	Unit	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Ministry Brands Holdings, LLC(3)(4)(12)(22)	First lien senior secured revolving loan	P+	4.50%		12/2027	136	—	126	83
Perforce Software, Inc.(3)(4)(8)	First lien senior secured loan	S+	4.75%		3/2031	4,913	—	4,896	3,365
Perforce Software, Inc.(3)(8)	First lien senior secured loan	S+	4.75%		6/2029	14,479	—	14,315	9,661
Simpler Postage, Inc. (dba Easypost)(3)(4)(8)(22)	First lien senior secured loan	S+	8.00%		6/2029	22,911	—	22,237	21,645
VCI Asset Holdings 1 LLC(3)(4)(6)(31)	First lien senior secured loan	N/A	10.00%		11/2030	52,250	—	51,758	53,818
XPLOR T1, LLC(3)(4)(9)	First lien senior secured loan	S+	3.50%		12/2032	39,402	—	39,307	36,545
Zendesk, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		11/2028	70,271	—	69,371	67,812
								839,303	810,817	28.6%
Banks
Finastra USA, Inc.(3)(9)(31)	First lien senior secured loan	S+	4.00%		9/2032	25,000	—	24,765	23,438
								24,765	23,438	0.8%
Beverages
Innovation Ventures HoldCo, LLC (dba 5 Hour Energy)(3)(4)(8)	First lien senior secured loan	S+	6.25%		3/2027	8,545	—	8,511	8,524
								8,511	8,524	0.3%
Building Products
EET Buyer, Inc. (dba e-Emphasys)(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		11/2027	7,152	—	7,109	7,040
								7,109	7,040	0.2%
Buildings & Real Estate
Associations, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	6.50%		7/2028	74,411	—	74,329	74,411
Associations Finance, Inc.(3)(4)(6)	Unsecured notes	N/A		14.25%	5/2030	26,985	—	26,868	26,985
								101,197	101,396	3.6%
Capital Markets
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)(3)(4)(8)(22)	First lien senior secured loan	S+	4.50%		6/2030	18,349	—	18,137	18,349
Denali Intermediate Holdings, Inc. (dba Dun & Bradstreet)(3)(4)(8)	First lien senior secured loan	S+	5.50%		8/2032	30,828	—	30,396	30,134
								48,533	48,483	1.7%
Commercial Services & Supplies
Sentinel Buyer Corp. (dba SimpliSafe)(3)(4)(8)	First lien senior secured loan	S+	5.00%		11/2032	64,500	—	63,884	63,533
W.A. Kendall and Company, LLC(3)(4)(10)	First lien senior secured loan	S+	5.75%		4/2030	5,806	—	5,755	5,689
W.A. Kendall and Company, LLC(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.75%		4/2030	2,412	—	2,333	2,224
								71,972	71,446	2.5%
Construction & Engineering
Dodge Construction Network LLC(3)(9)	First lien senior secured loan	S+	6.25%		1/2029	5,426	—	5,348	5,365
Dodge Construction Network LLC(3)(9)	First lien senior secured loan	S+	4.75%		2/2029	7,524	—	6,409	5,571
								11,757	10,936	0.4%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par	Unit	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Consumer Finance
Klarna Holding AB(3)(4)(9)(31)	Subordinated floating rate notes	S+	7.00%		4/2034	32,666	—	32,666	32,503
								32,666	32,503	1.1%
Containers & Packaging
Five Star Lower Holding LLC(3)(9)	First lien senior secured loan	S+	4.25%		5/2029	10,855	—	10,772	10,631
Tricorbraun Holdings, Inc.(3)(8)	First lien senior secured loan	S+	3.25%		3/2028	6,303	—	6,277	5,977
								17,049	16,608	0.6%
Diversified Consumer Services
Eagan Parent, Inc. (dba Elite)(3)(4)(9)	First lien senior secured loan	S+	4.25%		9/2032	10,663	—	10,616	10,529
Eternal Buyer, LLC (dba Wedgewood Weddings)(3)(4)(8)	First lien senior secured loan	S+	4.50%		6/2032	10,013	—	9,968	9,963
Icefall Parent, Inc. (dba EngageSmart)(3)(4)(9)	First lien senior secured loan	S+	4.50%		1/2030	19,898	—	19,898	19,649
Learning Care Group (US) No. 2 Inc.(3)(9)	First lien senior secured loan	S+	4.00%		8/2028	7,313	—	7,314	5,271
Litera Bidco LLC(3)(4)(8)(22)	First lien senior secured loan	S+	5.00%		5/2028	42,105	—	41,985	41,356
Themis Solutions Inc. (dba Clio)(3)(4)(8)(31)	First lien senior secured loan	S+	1.75%	3.75%	10/2032	36,290	—	35,952	35,292
								125,733	122,060	4.3%
Diversified Financial Services
BTRS Holdings Inc. (dba Billtrust)(3)(4)(9)(22)	First lien senior secured loan	S+	5.50%		12/2028	48,112	—	47,985	46,862
Blackhawk Network Holdings, Inc.(3)(8)	First lien senior secured loan	S+	3.50%		3/2029	18,417	—	18,417	18,156
Computer Services, Inc. (dba CSI)(3)(4)(9)	First lien senior secured loan	S+	4.50%		11/2031	109,842	—	109,236	107,920
Deerfield Dakota Holdings(3)(4)(9)	First lien senior secured loan	S+	3.00%	2.75%	9/2032	48,005	—	47,785	47,766
Deerfield Dakota Holdings(3)(4)(8)(22)	First lien senior secured revolving loan	S+	5.25%		9/2032	888	—	868	866
Minotaur Acquisition, Inc. (dba Inspira Financial)(3)(4)(8)	First lien senior secured loan	S+	5.00%		6/2030	60,966	—	60,444	60,814
ML Holdco, Inc. (dba Meridian Link)(3)(4)(9)	First lien senior secured loan	S+	4.50%		10/2032	45,959	—	45,741	44,580
Smarsh Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		2/2029	34,526	—	34,346	33,146
								364,822	360,110	12.7%
Entertainment
Aerosmith Bidco 1 Limited (dba Audiotonix)(3)(4)(9)(31)	First lien senior secured loan	S+	5.25%		7/2031	62,047	—	61,397	62,047
								61,397	62,047	2.2%
Equity Real Estate Investment Trusts (REITs)
Storable, Inc.(3)(8)	First lien senior secured loan	S+	3.25%		4/2031	48,209	—	48,158	46,064
Storable Intermediate Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+		6.00%	4/2032	49,420	—	49,216	47,072
								97,374	93,136	3.3%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par	Unit	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Food & Staples Retailing
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))(3)(4)(9)	First lien senior secured loan	S+	4.25%		12/2029	138,152	—	138,152	137,115
Fiesta Purchaser, Inc. (dba Shearer's Foods)(3)(9)(22)	First lien senior secured revolving loan	S+	2.75%		2/2029	310	—	290	269
								138,442	137,384	4.8%
Food Products
Vital Bidco AB (dba Vitamin Well)(3)(4)(8)(31)	First lien senior secured loan	S+	4.25%		10/2031	13,680	—	13,482	13,680
								13,482	13,680	0.5%
Health Care Equipment & Supplies
Cambrex Corporation(3)(4)(8)(22)	First lien senior secured loan	S+	4.50%		3/2032	14,913	—	14,770	14,873
Packaging Coordinators Midco, Inc.(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	5.00%		10/2032	91,978	—	90,854	91,056
PerkinElmer U.S. LLC(3)(4)(8)	First lien senior secured loan	S+	4.75%		3/2029	55,527	—	55,425	55,389
Packaging Coordinators Midco, Inc.(3)(4)(19)	First lien senior secured delayed draw term loan	SA+	5.00%		10/2032	£7,790	—	10,256	10,170
Resonetics, LLC(3)(9)	First lien senior secured loan	S+	2.75%		6/2031	2,039	—	2,039	2,028
								173,344	173,516	6.1%
Health Care Providers & Services
Atlas Borrower, LLC (dba Anovo)(3)(4)(9)	First lien senior secured loan	S+	4.50%		9/2032	13,169	—	13,046	13,004
Bristol Hospice L.L.C.(3)(4)(8)	First lien senior secured loan	S+	5.00%		8/2032	13,054	—	12,993	13,054
Covetrus, Inc.(3)(4)(9)	Second lien senior secured loan	S+	9.25%		10/2030	25,000	—	24,647	25,000
Engage Debtco Limited(3)(4)(9)(31)	First lien senior secured loan	S+	3.08%	2.75%	7/2029	13,379	—	13,213	12,243
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)(3)(4)(9)	First lien senior secured loan	S+	5.00%		12/2029	49,967	—	49,381	49,592
PetVet Care Centers, LLC(3)(4)(8)	First lien senior secured loan	S+	6.00%		11/2030	38,367	—	38,086	34,530
PetVet Care Centers, LLC(3)(4)(8)(22)	First lien senior secured revolving loan	S+	6.00%		11/2029	1,075	—	1,044	537
Plasma Buyer LLC (dba PathGroup)(3)(4)(9)(28)	First lien senior secured loan	S+		5.75%	5/2029	17,795	—	16,354	10,143
Plasma Buyer LLC (dba PathGroup)(3)(4)(9)(28)	First lien senior secured delayed draw term loan	S+		6.25%	5/2029	675	—	617	384
Plasma Buyer LLC (dba PathGroup)(3)(4)(9)(22)(28)	First lien senior secured delayed draw term loan	S+		6.25%	3/2027	388	—	362	362
Plasma Buyer LLC (dba PathGroup)(3)(4)(9)(28)	First lien senior secured revolving loan	S+		5.75%	5/2028	2,025	—	1,867	1,154
Puma Buyer, LLC (dba PANTHERx)(3)(4)(9)	First lien senior secured loan	S+	4.25%		3/2032	27,795	—	27,626	27,795
Valeris, Inc. (fka Phantom Purchaser, Inc.)(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2031	8,149	—	8,082	8,149
Valeris, Inc. (fka Phantom Purchaser, Inc.)(3)(4)(9)	First lien senior secured loan	S+	4.75%		9/2031	13,972	—	13,847	13,937
								221,165	209,884	7.4%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par	Unit	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Health Care Technology
Color Intermediate, LLC (dba ClaimsXten)(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2029	38,348	—	38,348	37,677
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(3)(4)(8)(22)	First lien senior secured loan	S+	5.00%		8/2031	77,005	—	76,645	76,597
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		8/2031	16,694	—	16,604	16,520
Dragonfly Health, Inc. (f/k/a StateServ Acquisition, Inc.)(3)(4)(9)	First lien senior secured loan	S+	5.75%		11/2030	13,706	—	13,613	13,706
GI Ranger Intermediate, LLC (dba Rectangle Health)(3)(4)(9)	First lien senior secured loan	S+	6.00%		10/2028	4,132	—	4,095	3,842
Greenway Health, LLC(3)(4)(9)	First lien senior secured loan	S+	6.75%		4/2029	4,606	—	4,520	4,422
Himalaya Topco LLC (dba HealthEdge)(3)(4)(9)	First lien senior secured loan	S+	2.75%	2.25%	6/2032	32,605	—	32,304	32,033
Himalaya Topco LLC (dba HealthEdge)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	4.75%		6/2032	778	—	733	691
Hyland Software, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2030	37,880	—	37,880	36,744
Indikami Bidco, LLC (dba IntegriChain)(3)(4)(8)	First lien senior secured loan	S+	4.00%	2.50%	12/2030	33,730	—	33,190	32,549
Indikami Bidco, LLC (dba IntegriChain)(3)(4)(8)	First lien senior secured delayed draw term loan	S+	6.00%		12/2030	513	—	503	495
Indikami Bidco, LLC (dba IntegriChain)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	6.00%		6/2030	2,435	—	2,388	2,322
Inovalon Holdings, Inc.(3)(4)(9)	First lien senior secured loan	S+	2.75%	2.75%	11/2028	89,779	—	89,638	86,412
Inovalon Holdings, Inc.(3)(4)(9)	Second lien senior secured loan	S+		8.50%	11/2033	36,974	—	36,974	32,260
Interoperability Bidco, Inc. (dba Lyniate)(3)(4)(9)(22)	First lien senior secured loan	S+	5.25%		3/2028	16,902	—	16,879	16,682
Modernizing Medicine, Inc. (dba ModMed)(3)(4)(9)	First lien senior secured loan	S+	2.50%	2.25%	4/2032	62,059	—	61,446	61,748
Neptune Holdings, Inc. (dba NexTech)(3)(4)(9)	First lien senior secured loan	S+	4.50%		8/2030	18,108	—	18,034	17,746
RL Datix Holdings (USA), Inc.(3)(4)(10)	First lien senior secured loan	S+	5.00%		4/2031	23,868	—	23,868	23,450
RL Datix Holdings (USA), Inc.(3)(4)(19)	First lien senior secured GBP term loan	SA+	5.00%		4/2031	£11,786	—	15,905	15,270
Salinger Bidco Inc. (dba Surgical Information Systems)(3)(4)(9)	First lien senior secured loan	S+	5.75%		8/2031	74,847	—	73,924	74,660
Zelis Cost Management Buyer, Inc.(3)(8)	First lien senior secured loan	S+	3.25%		11/2031	7,940	—	7,905	7,670
								605,396	593,496	20.9%
Hotels, Restaurants & Leisure
Birdie Bidco, Inc. (dba Concert Golf Partners)(3)(4)(9)	First lien senior secured loan	S+	2.50%	2.25%	11/2032	24,247	—	24,131	24,126
Birdie Bidco, Inc. (dba Concert Golf Partners)(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	4.50%		11/2032	583	—	565	564

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par	Unit	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Troon Golf, L.L.C.(3)(4)(9)(22)	First lien senior secured loan	S+	4.50%		8/2028	11,827	—	11,824	11,827
								36,520	36,517	1.3%
Household Products
WU Holdco, Inc. (dba PurposeBuilt Brands)(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		4/2032	6,860	—	6,844	6,824
								6,844	6,824	0.2%
Industrial Conglomerates
Aptean Acquiror, Inc. (dba Aptean)(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		1/2031	44,420	—	44,100	42,900
								44,100	42,900	1.5%
Insurance
Acrisure, LLC(3)(4)(6)(31)	Unsecured notes	N/A	8.50%		6/2029	3,000	—	3,000	2,966
Alera Group, Inc.(3)(8)	Second lien senior secured loan	S+	5.50%		5/2033	12,500	—	12,442	12,041
AmeriLife Holdings LLC(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		8/2029	34,047	—	33,768	33,707
AmeriLife Holdings LLC(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.00%		8/2028	575	—	556	540
Atlas US Finco, Inc. (dba Nearmap)(3)(4)(9)(31)	First lien senior secured loan	S+	4.75%		12/2029	8,984	—	8,946	8,894
Diamond Insure Bidco (dba Acturis)(3)(4)(14)(31)	First lien senior secured EUR term loan	E+	3.75%		7/2031	€625	—	660	707
Diamond Insure Bidco (dba Acturis)(3)(4)(19)(31)	First lien senior secured GBP term loan	SA+	4.00%		7/2031	£1,840	—	2,290	2,384
Integrity Marketing Acquisition, LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		8/2028	62,110	—	61,892	62,110
Iris Specialty Acquisition LLC (dba Integrated Specialty Coverages)(3)(4)(9)(22)	First lien senior secured loan	S+	4.50%		11/2032	34,038	—	33,857	33,660
Mitchell International, Inc.(3)(8)	Second lien senior secured loan	S+	5.25%		6/2032	7,300	—	7,270	6,531
One, Inc. Software Corporation(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2032	37,720	—	37,538	37,343
Simplicity Financial Marketing Group Holdings, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		12/2031	24,883	—	24,675	24,758
Trucordia Insurance Holdings, LLC(3)(4)(8)	Second lien senior secured loan	S+	5.75%		6/2033	25,000	—	24,767	24,313
Truist Insurance Holdings, LLC(3)(4)(9)(22)	First lien senior secured revolving loan	S+	3.25%		5/2029	1,022	—	1,022	1,011
								252,683	250,965	8.9%
Internet & Direct Marketing Retail
Aurelia Netherlands B.V.(3)(4)(14)(31)	First lien senior secured EUR term loan	E+	4.75%		5/2031	€25,283	—	28,575	29,131
								28,575	29,131	1.0%
IT Services
Flexera Software LLC(3)(4)(9)	First lien senior secured loan	S+	4.50%		8/2032	36,152	—	36,069	35,249
Flexera Software LLC(3)(4)(13)	First lien senior secured EUR term loan	E+	4.50%		8/2032	€9,359	—	10,936	10,514
Kaseya Inc.(3)(8)	First lien senior secured loan	S+	3.25%		3/2032	49,500	—	49,282	46,099

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par	Unit	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Kaseya Inc.(3)(8)	Second lien senior secured loan	S+	5.00%		3/2033	15,732	—	15,650	12,441
Saphilux S.a.r.L. (dba IQ-EQ)(3)(10)(31)	First lien senior secured loan	S+	3.00%		7/2028	16,926	—	16,926	16,888
Severin Acquisition, LLC (dba PowerSchool)(3)(4)(8)	First lien senior secured loan	S+	2.50%	2.25%	10/2031	66,130	—	65,597	63,651
Severin Acquisition, LLC (dba PowerSchool)(3)(4)(8)(22)	First lien senior secured delayed draw term loan	S+	4.75%		10/2031	3,274	—	3,206	2,815
Spaceship Purchaser, Inc. (dba Squarespace)(3)(4)(9)	First lien senior secured loan	S+	3.75%		10/2031	49,030	—	49,030	48,417
Severin Acquisition, LLC (dba PowerSchool)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	4.50%		10/2031	2,180	—	2,115	1,873
								248,811	237,947	8.4%
Life Sciences Tools & Services
Bamboo US BidCo LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2030	28,452	—	28,378	28,452
Bamboo US BidCo LLC(3)(4)(14)	First lien senior secured EUR term loan	E+	5.00%		9/2030	€12,401	—	13,046	14,288
Bracket Intermediate Holding Corp.(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2031	20,814	—	20,617	20,398
Commander Buyer, Inc. (dba CenExel)(3)(4)(8)	First lien senior secured loan	S+	4.50%		6/2032	9,635	—	9,587	9,587
Creek Parent, Inc. (dba Catalent)(3)(4)(8)	First lien senior secured loan	S+	5.00%		12/2031	50,860	—	50,095	50,478
								121,723	123,203	4.3%
Machinery
FR Flow Control CB LLC (dba Trillium Flow Technologies)(3)(4)(9)(31)	First lien senior secured loan	S+	5.00%		12/2029	18,104	—	17,998	18,195
								17,998	18,195	0.6%
Media
Monotype Imaging Holdings Inc.(3)(4)(8)	First lien senior secured loan	S+	5.25%		2/2031	28,425	—	28,264	27,856
								28,264	27,856	1.0%
Multiline Retail
PDI TA Holdings, Inc.(3)(4)(9)	First lien senior secured loan	S+	3.50%	2.50%	2/2031	13,474	—	13,322	12,867
PDI TA Holdings, Inc.(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.50%		2/2031	1,056	—	1,044	1,005
								14,366	13,872	0.5%
Pharmaceuticals
Pacific BidCo Inc.(3)(4)(10)(31)	First lien senior secured loan	S+	5.75%		8/2029	8,335	—	8,226	8,210
								8,226	8,210	0.3%
Professional Services
Certinia Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		8/2031	83,686	—	83,625	81,385
CloudPay, Inc.(3)(4)(9)(31)	First lien senior secured loan	S+	7.50%		7/2029	8,909	—	8,836	8,597
DCCM, LLC(3)(4)(8)	First lien senior secured loan	S+	4.75%		6/2032	14,744	—	14,610	14,633
EP Purchaser, LLC (dba Entertainment Partners)(3)(9)	First lien senior secured loan	S+	4.50%		11/2028	4,209	—	4,118	2,608
Gerson Lehrman Group, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.25%		12/2028	42,458	—	42,261	41,715

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par	Unit	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Horizon Avionics Buyer, LLC (dba Acron Aviation)(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		3/2032	15,949	—	15,860	15,856
Motus Group, LLC(3)(4)(9)	First lien senior secured loan	S+	3.75%		12/2028	12,249	—	12,249	11,514
Proofpoint, Inc.(3)(9)	First lien senior secured loan	S+	3.00%		8/2028	4,427	—	4,423	4,280
Proofpoint, Inc.(3)(4)(9)	Second lien senior secured loan	S+	5.75%		12/2033	19,065	—	18,890	18,064
Proofpoint, Inc.(3)(4)(14)	Second lien senior secured loan	E+	5.75%		12/2033	€16,679	—	18,874	18,208
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(9)	First lien senior secured loan	S+	6.50%		5/2028	17,364	—	17,317	17,364
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(14)	First lien senior secured EUR delayed draw term loan	E+	6.75%		5/2028	€3,199	—	3,473	3,686
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	6.50%		5/2028	94	—	93	94
Sovos Compliance, LLC(3)(8)	First lien senior secured loan	S+	3.25%		8/2029	8,303	—	8,303	7,867
TK Operations Ltd (dba Travelperk, Inc.)(3)(4)(6)(31)	First lien senior secured loan	N/A		11.50%	5/2029	16,408	—	15,550	16,818
Vensure Employer Services, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2031	38,194	—	37,876	37,812
								306,358	300,501	10.6%
Real Estate Management & Development
Entrata, Inc.(3)(4)(8)	First lien senior secured loan	S+	2.75%		9/2032	32,419	—	32,342	32,095
RealPage, Inc.(3)(9)	First lien senior secured loan	S+	3.00%		4/2028	5,912	—	5,861	5,654
RealPage, Inc.(3)(9)	First lien senior secured loan	S+	3.75%		4/2028	1,072	—	1,066	1,039
								39,269	38,788	1.4%
Specialty Retail
McQueen Bidco PTY LTD. (dba Infomedia)(3)(4)(9)(31)	First lien senior secured loan	S+	4.50%		12/2032	34,002	—	34,002	33,492
OECONNECTION LLC(3)(4)(8)	First lien senior secured loan	S+	4.50%		12/2032	17,228	—	17,145	16,927
								51,147	50,419	1.8%
Systems Software
Activate Holdings (US) Corp. (dba Absolute Software)(3)(4)(9)(31)	First lien senior secured loan	S+	5.25%		7/2030	39,819	—	39,695	39,022
Appfire Technologies, LLC(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		3/2028	14,325	—	14,286	13,743
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(3)(4)(8)	First lien senior secured loan	S+	6.00%		3/2031	24,301	—	24,024	23,694
Barracuda Parent, LLC(3)(9)	First lien senior secured loan	S+	4.50%		8/2029	30,594	—	30,093	19,351
Barracuda Parent, LLC(3)(4)(9)	First lien senior secured loan	S+	6.50%		8/2029	20,442	—	19,949	14,463
Barracuda Parent, LLC(3)(9)	Second lien senior secured loan	S+	7.00%		8/2030	55,875	—	54,774	18,143
Bayshore Intermediate #2, L.P. (dba Boomi)(3)(4)(9)	First lien senior secured loan	S+	2.50%	3.00%	10/2028	45,362	—	45,357	44,455
Bayshore Intermediate #2, L.P. (dba Boomi)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.00%		10/2027	928	—	920	853

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par	Unit	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Cloud Software Group, Inc.(3)(9)	First lien senior secured loan	S+	3.25%		3/2031	27,329	—	27,329	24,952
Cloud Software Group, Inc.(3)(9)	First lien senior secured loan	S+	3.25%		8/2032	21,619	—	21,619	19,717
Clover Holdings 2, LLC (dba Cohesity)(3)(8)	First lien senior secured loan	S+	3.75%		12/2031	13,346	—	13,215	12,762
ConnectWise, LLC(3)(9)	First lien senior secured loan	S+	3.50%		9/2028	5,734	—	5,699	5,280
Crewline Buyer, Inc. (dba New Relic)(3)(4)(9)	First lien senior secured loan	S+	6.75%		11/2030	92,909	—	91,877	90,586
Databricks, Inc.(3)(4)(8)	First lien senior secured loan	S+	4.50%		1/2032	48,571	—	48,571	48,571
Delta TopCo, Inc. (dba Infoblox, Inc.)(3)(8)	First lien senior secured loan	S+	2.75%		11/2029	6,061	—	6,061	5,854
Delta TopCo, Inc. (dba Infoblox, Inc.)(3)(8)	Second lien senior secured loan	S+	5.25%		11/2030	39,075	—	38,835	34,124
Forescout Technologies, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		5/2032	2,778	—	2,770	2,716
KnowBe4, Inc.(3)(9)	First lien senior secured loan	S+	3.75%		7/2032	15,960	—	15,923	14,177
Matterhorn Finco, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.50%		3/2033	8,458	—	8,416	8,416
Project Alpha Intermediate Holding, Inc. (dba Qlik)(3)(9)	First lien senior secured loan	S+	3.25%		10/2030	19,103	—	19,064	14,392
Securonix, Inc.(3)(4)(9)	First lien senior secured loan	S+	3.50%	3.75%	4/2029	20,733	—	20,636	16,690
Sitecore Holding III A/S(3)(4)(10)	First lien senior secured loan	S+	6.50%		3/2029	5,123	—	5,102	4,969
Sitecore Holding III A/S(3)(4)(15)	First lien senior secured EUR term loan	E+	6.50%		3/2029	€29,548	—	31,150	33,023
Sitecore USA, Inc.(3)(4)(10)	First lien senior secured loan	S+	6.50%		3/2029	30,886	—	30,759	29,959
Talon MidCo 2 Limited(3)(4)(8)(31)	First lien senior secured loan	S+	4.93%		8/2028	32,695	—	32,398	31,958
Tricentis Operations Holdings, Inc.(3)(4)(9)	First lien senior secured loan	S+	2.75%	3.25%	2/2032	62,998	—	62,475	60,793
								710,997	632,663	22.3%
Water Utilities
Vessco Midco Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+	4.50%		7/2031	9,346	—	9,270	9,346
Vessco Midco Holdings, LLC(3)(4)(10)(22)	First lien senior secured loan	S+	4.50%		7/2031	6,222	—	6,183	6,222
								15,453	15,568	0.5%
Wireless Telecommunication Services
CCI BUYER, INC. (dba Consumer Cellular)(3)(4)(9)	First lien senior secured loan	S+	5.00%		5/2032	24,012	—	23,795	23,952
								23,795	23,952	0.8%
Total non-controlled/non-affiliated debt investments								$4,995,005	$4,828,794	170.3%
Total non-controlled/non-affiliated misc. debt commitments(22)(23)(Note 8)								$(2,269)	$(7,322)	(0.3)%
Total non-controlled/non-affiliated portfolio company debt investments								$4,992,736	$4,821,472	170.1%
Equity Investments
Application Software
AlphaSense, LLC(3)(4)(29)(30)	Series E Preferred Shares	N/A			N/A	—	480,362	4,342	7,327
Harvey AI Corporation(3)(4)(29)(30)	Series F Preferred Stock	N/A			N/A	—	160,120	4,000	4,000
Project Alpine Co-Invest Fund, LP(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	6,667	—	6,671	7,263

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par	Unit	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Simpler Postage, Inc. (dba Easypost)(3)(4)(29)(30)	Warrants	N/A			N/A	—	68,396	861	699
Valor Cl Blocker Feeder LP(3)(4)(22)(29)(30)(31)	LP Interest	N/A			N/A	1,650	—	1,650	1,611
VCI Intermediate TopCo 1 LLC(3)(4)(29)(30)(31)	Class B Units	N/A			N/A	2,750	—	2,652	2,624
Zoro TopCo, Inc.(3)(4)(9)(30)	Series A Preferred Equity	S+		9.50%	N/A	—	2,662	2,898	2,856
Zoro TopCo, L.P.(3)(4)(29)(30)	Class A Common Units	N/A			N/A	—	671,414	6,714	5,419
								29,788	31,799	1.1%
Capital Markets
Snowbird Manager LP(3)(5)(29)(30)(31)	Limited Partner Interest	N/A			N/A	—	393,246	2,113	2,139
								2,113	2,139	0.1%
Commercial Services & Supplies
Rome Topco Holdings, LLC (dba SimpliSafe)(3)(4)(29)(30)	Class A Units	N/A			N/A	—	3,127	3,127	3,127
Rome Topco Holdings, LLC (dba SimpliSafe)(3)(4)(29)(30)	Class B Units	N/A			N/A	—	3,127,449	—	—
								3,127	3,127	0.1%
Diversified Financial Services
Brex, Inc.(3)(4)(29)(30)	Class A Units	N/A			N/A	—	2,037,504	15,004	14,128
Plaid Inc.(3)(4)(29)(30)	Class A Common Stock	N/A			N/A	—	7,081	2,000	2,000
								17,004	16,128	0.6%
Health Care Equipment & Supplies
KPCI Co-Invest 2, L.P.(3)(4)(29)(30)(31)	Class A Units	N/A			N/A	—	368,732	3,687	3,296
								3,687	3,296	0.1%
Health Care Providers & Services
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)(3)(4)(29)(30)	Class A Interest	N/A			N/A	—	317	3,171	4,180
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)(3)(4)(6)(30)	Series A Preferred Stock	N/A		15.00%	N/A	—	4,419	6,096	5,074
								9,267	9,254	0.3%
Health Care Technology
Minerva Holdco, Inc.(3)(4)(6)(30)	Senior A Preferred Stock	N/A		10.75%	N/A	—	40,000	61,885	60,161
ModMed Software Midco Holdings, Inc. (dba ModMed)(3)(4)(6)(30)	Series A Preferred Units	N/A		13.00%	N/A	—	13,733	14,608	14,615
Orange Blossom Parent, Inc.(3)(4)(29)(30)	Common Units	N/A			N/A	—	16,667	1,667	1,352
								78,160	76,128	2.7%
Insurance
Accelerate Topco Holdings, LLC(3)(4)(29)(30)	Common Units	N/A			N/A	—	12,822	354	482
Hockey Parent Holdings, L.P.(3)(4)(29)(30)	Class A Common Units	N/A			N/A	—	7,500	7,500	9,448
								7,854	9,930	0.4%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par	Unit	Amortized Cost(2)(27)	Fair Value	% of Net Assets
IT Services
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(3)(4)(10)(30)	Perpetual Preferred Stock	S+		10.75%	N/A	—	31,500	43,570	34,394
Nscale Global Holdings Limited(3)(4)(29)(30)(31)	Series B Preferred Shares	N/A			N/A	—	5,871	2,230	6,465
Nscale Global Holdings Limited(3)(4)(29)(30)(31)	Preferred equity	N/A			N/A	—	3,038	3,346	3,717
								49,146	44,576	1.6%
Life Sciences Tools & Services
Baypine Commander Co-Invest, LP(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	904	—	909	990
								909	990	—%
Pharmaceuticals
XOMA Corporation(3)(4)(29)(30)	Warrants	N/A			N/A	—	4,200	29	51
								29	51	—%
Professional Services
CloudPay, Inc.(3)(4)(6)(30)(31)	Series E Preferred Stock	N/A		13.50%	N/A	—	31,770	8,515	7,983
TravelPerk, Inc.(3)(4)(29)(30)(31)	Warrants	N/A			N/A	—	76,878	985	902
Vestwell Holdings Inc.(3)(4)(29)(30)	Series D Preferred Stock	N/A			N/A	—	152,175	3,020	3,039
								12,520	11,924	0.4%
Systems Software
Chrome Investors LP(3)(4)(22)(29)(30)(31)	LP Interest	N/A			N/A	8,754	—	8,757	8,757
Elliott Alto Co-Investor Aggregator L.P.(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	7,836	—	7,887	15,533
Halo Purchaser, LLC(3)(4)(6)(30)	Class B PIK Preferred Equity	N/A		6.00%	N/A	—	10,000	14,415	9,230
Halo Purchaser, LLC(3)(4)(29)(30)	Class E Warrant Units	N/A			N/A	—	16,825	422	152
Project Hotel California Co-Invest Fund, L.P.(3)(29)(30)(31)	LP Interest	N/A			N/A	6,712	—	6,684	6,512
Veeam Software Group(3)(4)(29)(30)	Series C Preferred Shares	N/A			N/A	—	1,850,573	13,708	12,506
VEPF VIII Co-Invest 8-A, L.P.(3)(4)(29)(30)	Limited Partner Interest	N/A			N/A	241	—	241	241
								52,114	52,931	1.9%
Total non-controlled/non-affiliated portfolio company equity investments								$265,718	$262,273	9.3%
Total non-controlled/non-affiliated portfolio company investments								$5,258,454	$5,083,745	179.3%
Non-controlled/affiliated portfolio company equity investments
Equity Investments
Asset Based Lending and Fund Finance
Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC)(3)(5)(24)(26)(30)(31)(34)	Specialty finance equity investment	N/A			N/A	45,692	—	45,692	45,437
								45,692	45,437	1.6%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par	Unit	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Pharmaceuticals
LSI Financing 1 DAC(3)(4)(24)(30)(31)	Specialty finance equity investment	N/A			N/A	2,658	—	2,690	2,662
LSI Financing LLC(3)(5)(22)(24)(26)(30)(31)	Specialty finance equity investment	N/A			N/A	56,900	—	56,900	60,552
								59,590	63,214	2.2%
Total non-controlled/affiliated portfolio company equity investments								$105,282	$108,651	3.8%
Controlled/affiliated portfolio company investments
Equity Investments
Diversified Financial Services
Stripe Blue Owl Holdings LLC(3)(5)(24)(29)(30)(31)	LLC Interest	N/A			N/A	7,797	—	7,797	9,679
								7,797	9,679	0.3%
Joint Ventures
Blue Owl Credit SLF LLC(3)(5)(24)(26)(30)(31)	LLC Interest	N/A			N/A	16,161	—	16,162	14,946
Blue Owl Leasing LLC(3)(5)(24)(26)(29)(30)(31)	LLC Interest	N/A			N/A	350	—	350	348
								16,512	15,294	0.5%
Total controlled/affiliated portfolio company equity investments								$24,309	$24,973	0.9%
Total Investments								$5,388,045	$5,217,369	184.0%

	Forward Contracts as of March 31, 2026
	Notional Amount to be Purchased	Notional Amount to be Sold	Counterparty	Settlement Date	Unrealized Appreciation / (Depreciation)(a)
Foreign currency forward contract	$10,432	£7,800	SMBC Capital Markets, Inc.	4/20/2026	$114
Foreign currency forward contract	$19,286	€16,482	SMBC Capital Markets, Inc.	7/17/2026	151
Total					$265
_______________
(a)    Amounts are presented in accordance with Regulation S-X 17 CFR § 210.12-13B. Refer to “Note 7 — Derivative Instruments” for additional details on the Company’s foreign currency forward contracts.
_______________
(1)Certain portfolio company investments are subject to contractual restrictions on sales. Refer to footnote 30 for additional information on our restricted securities.
(2)The amortized cost represents the original cost adjusted for the amortization or accretion of premium or discount, as applicable, on debt investments using the effective interest method.
(3)Represent a co-investment made with the Company's affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission. See “Note 3 — Agreements and Related Party Transactions.”
(4)These investments were valued using unobservable inputs and are considered Level 3 investments.
(5)Investment measured at net asset value (“NAV”).
(6)Investment contains a fixed-rate structure.
(7)Unless otherwise indicated, loan contains a variable rate structure and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the Secured Overnight Financing Rate (“SOFR” or “S,” which can include one-, three-, six- or twelve-month SOFR), Euro Interbank Offered Rate (“EURIBOR” or “E”, which can include one-, three- or six-month EURIBOR), Canadian Overnight Repo Rate Average (“CORRA” or “C”) (which can include one- or three-month CORRA), SONIA (“SONIA” or “SA”), Australian Bank Bill Swap Bid Rate (“BBSY” or “B”) (which can include one-, three-, or six-month BBSY) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement.
(8)The interest rate on these loans is subject to 1 month SOFR, which as of March 31, 2026 was 3.66%.
(9)The interest rate on these loans is subject to 3 month SOFR, which as of March 31, 2026 was 3.68%.
(10)The interest rate on these loans is subject to 6 month SOFR, which as of March 31, 2026 was 3.70%.
(11)The interest rate on these loans is subject to 12 month SOFR, which as of March 31, 2026 was 3.73%.

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

(12)The interest rate on these loans is subject to Prime, which as of March 31, 2026 was 6.75%.
(13)The interest rate on these loans is subject to 1 month EURIBOR, which as of March 31, 2026 was 1.89%
(14)The interest rate on these loans is subject to 3 month EURIBOR, which as of March 31, 2026 was 2.08%.
(15)The interest rate on these loans is subject to 6 month EURIBOR, which as of March 31, 2026 was 2.48%.
(16)Reserved.
(17)Reserved.
(18)Reserved.
(19)The interest rate on these loans is subject to SONIA, which as of March 31, 2026 was 3.73%.
(20)Reserved.
(21)Reserved.
(22)Position or portion thereof is a partially unfunded debt or equity commitment. See “Note 8 — Commitments and Contingencies.”

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Non-controlled/non-affiliated - debt commitments
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured delayed draw term loan	7/2027	$—	$19,693	$—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured delayed draw term loan	9/2026	1,240	4,270	—
AlphaSense, Inc.	First lien senior secured delayed draw term loan	6/2029	—	4,064	(30)
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	6/2026	3,526	162	—
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	2/2027	—	3,169	(24)
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	6/2026	27	2,661	—
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured delayed draw term loan	2/2027	—	3,485	(105)
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured delayed draw term loan	7/2027	—	2,297	(11)
Associations, Inc.	First lien senior secured delayed draw term loan	7/2028	2,109	3,064	—
Associations, Inc.	First lien senior secured delayed draw term loan	2/2027	8,136	2,430	—
Birdie Bidco, Inc. (dba Concert Golf Partners)	First lien senior secured delayed draw term loan	11/2027	583	6,417	—
Bracket Intermediate Holding Corp.	First lien senior secured delayed draw term loan	10/2027	—	4,803	(72)
BusinessSolver.com, Inc.	First lien senior secured delayed draw term loan	12/2027	—	2,462	(68)
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured delayed draw term loan	6/2026	930	1,142	—
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured delayed draw term loan	1/2027	52	4,102	—
Commander Buyer, Inc. (dba CenExel)	First lien senior secured delayed draw term loan	6/2027	—	2,641	—
Computer Services, Inc. (dba CSI)	First lien senior secured delayed draw term loan	11/2027	—	15,946	(239)
Coupa Holdings, LLC	First lien senior secured delayed draw term loan	6/2027	—	70	(2)
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	7/2027	4,101	1,374	—
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	8/2027	—	1,108	(11)
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	7/2027	1,089	4,664	—
Databricks, Inc.	First lien senior secured delayed draw term loan	1/2028	—	12,252	—
DCCM, LLC	First lien senior secured delayed draw term loan	6/2027	—	7,246	(18)
Eagan Parent, Inc. (dba Elite)	First lien senior secured delayed draw term loan	9/2027	—	2,666	(27)
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured delayed draw term loan	1/2027	1,756	440	—
Eternal Buyer, LLC (dba Wedgewood Weddings)	First lien senior secured delayed draw term loan	6/2027	—	2,013	—

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured delayed draw term loan	6/2026	—	3,667	—
Gusto, Inc.	First lien senior secured delayed draw term loan	11/2027	—	19,795	(198)
Himalaya Topco LLC (dba HealthEdge)	First lien senior secured delayed draw term loan	12/2027	—	4,447	(56)
Himalaya Topco LLC (dba HealthEdge)	First lien senior secured delayed draw term loan	6/2027	—	4,447	(56)
Horizon Avionics Buyer, LLC (dba Acron Aviation)	First lien senior secured delayed draw term loan	11/2027	—	6,410	(16)
Integrity Marketing Acquisition, LLC	First lien senior secured delayed draw term loan	8/2026	—	3,957	—
Iris Specialty Acquisition LLC (dba Integrated Specialty Coverages)	First lien senior secured delayed draw term loan	11/2028	—	5,550	(42)
Jellyfish Bidco Limited (dba JTC)	First lien senior secured EUR term loan	11/2032	—	1,627	—
Jellyfish Bidco Limited (dba JTC)	First lien senior secured GBP delayed draw term loan	11/2028	—	2,031	—
Jellyfish Bidco Limited (dba JTC)	First lien senior secured GBP term loan	11/2032	—	1,862	—
Jellyfish US Finco, Inc. (dba JTC)	First lien senior secured loan	11/2032	—	11,149	—
Lighthouse Buyer, Inc. (dba Harbor Compliance)	First lien senior secured delayed draw term loan	12/2028	—	6,146	(138)
Litera Bidco LLC	First lien senior secured delayed draw term loan	11/2026	8,611	761	—
Litera Bidco LLC	First lien senior secured delayed draw term loan	5/2027	—	3,952	(69)
ML Holdco, Inc. (dba Meridian Link)	First lien senior secured delayed draw term loan	10/2027	—	11,956	(329)
OECONNECTION LLC	First lien senior secured delayed draw term loan	12/2028	—	10,109	(152)
One, Inc. Software Corporation	First lien senior secured delayed draw term loan	12/2027	—	7,254	(36)
Packaging Coordinators Midco, Inc.	First lien senior secured delayed draw term loan	10/2027	1,047	932	—
Packaging Coordinators Midco, Inc.	First lien senior secured delayed draw term loan	4/2026	—	13,750	(34)
PerkinElmer U.S. LLC	First lien senior secured delayed draw term loan	10/2027	—	10,593	—
Plasma Buyer LLC (dba PathGroup)	First lien senior secured delayed draw term loan	3/2027	388	882	—
RL Datix Holdings (USA), Inc.	First lien senior secured delayed draw term loan	4/2027	—	5,383	(40)
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured delayed draw term loan	8/2026	—	7,243	—
Sentinel Buyer Corp. (dba SimpliSafe)	First lien senior secured delayed draw term loan	11/2027	—	5,372	(54)
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured delayed draw term loan	10/2027	3,274	10,345	—
Simpler Postage, Inc. (dba Easypost)	First lien senior secured delayed draw term loan	6/2026	5,334	12,404	—
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured delayed draw term loan	12/2026	4,586	858	—
Smarsh Inc.	First lien senior secured delayed draw term loan	1/2027	740	5,471	(90)
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured delayed draw term loan	10/2027	—	9,529	(191)
Themis Solutions Inc. (dba Clio)	First lien senior secured delayed draw term loan	10/2027	—	15,308	(421)
Tricentis Operations Holdings, Inc.	First lien senior secured delayed draw term loan	2/2027	—	11,994	(360)
Troon Golf, L.L.C.	First lien senior secured delayed draw term loan	9/2026	848	859	—
Unit4 Group Holding B.V.	First lien senior secured EUR term loan	1/2033	—	25,526	—
Unit4 Group Holding B.V.	First lien senior secured EUR delayed draw term loan	1/2030	—	2,393	—
Vessco Midco Holdings, LLC	First lien senior secured delayed draw term loan	7/2026	3,032	83	—
Vessco Midco Holdings, LLC	First lien senior secured delayed draw term loan	5/2028	—	3,101	—
W.A. Kendall and Company, LLC	First lien senior secured delayed draw term loan	12/2026	1,587	6,670	—
WU Holdco, Inc. (dba PurposeBuilt Brands)	First lien senior secured delayed draw term loan	4/2027	—	1,650	(4)

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Accommodations Plus Technologies LLC	First lien senior secured revolving loan	5/2032	—	1,362	(44)
Activate Holdings (US) Corp. (dba Absolute Software)	First lien senior secured revolving loan	7/2029	—	2,487	(50)
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured revolving loan	7/2030	—	8,165	—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured revolving loan	8/2031	—	3,443	(103)
Alera Group, Inc.	First lien senior secured revolving loan	5/2030	—	1,250	(39)
AmeriLife Holdings LLC	First lien senior secured revolving loan	8/2028	575	2,875	—
Anaplan, Inc.	First lien senior secured revolving loan	6/2028	—	6,230	(140)
Appfire Technologies, LLC	First lien senior secured revolving loan	3/2028	—	1,633	(57)
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured revolving loan	1/2031	698	2,355	—
Arrow Borrower 2025, Inc. (dba AvidXchange)	First lien senior secured revolving loan	10/2032	—	1,920	(58)
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured revolving loan	7/2030	—	1,640	(17)
Associations, Inc.	First lien senior secured revolving loan	7/2028	—	3,451	—
Atlas Borrower, LLC (dba Anovo)	First lien senior secured revolving loan	9/2032	—	2,244	(28)
Atlas US Finco, Inc. (dba Nearmap)	First lien senior secured revolving loan	12/2028	—	948	(9)
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)	First lien senior secured revolving loan	3/2031	—	2,700	(68)
Bamboo US BidCo LLC	First lien senior secured revolving loan	10/2029	—	4,103	—
Bayshore Intermediate #2, L.P. (dba Boomi)	First lien senior secured revolving loan	10/2027	928	2,814	—
BCPE Pequod Buyer, Inc. (dba Envestnet)	First lien senior secured revolving loan	11/2029	—	3,616	(136)
Birdie Bidco, Inc. (dba Concert Golf Partners)	First lien senior secured revolving loan	11/2032	—	3,889	(19)
Bracket Intermediate Holding Corp.	First lien senior secured revolving loan	10/2031	—	2,001	(40)
Bristol Hospice L.L.C.	First lien senior secured revolving loan	8/2032	—	1,249	—
BTRS Holdings Inc. (dba Billtrust)	First lien senior secured revolving loan	12/2028	6,922	1,888	—
BusinessSolver.com, Inc.	First lien senior secured revolving loan	12/2032	—	1,097	(33)
By Light Professional IT Services LLC	First lien senior secured revolving loan	7/2031	—	935	(30)
Cambrex Corporation	First lien senior secured revolving loan	3/2032	379	1,280	—
CCI BUYER, INC. (dba Consumer Cellular)	First lien senior secured revolving loan	5/2032	—	1,409	(4)
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured revolving loan	6/2029	—	1,038	—
Certinia Inc.	First lien senior secured revolving loan	8/2031	—	7,377	(203)
Commander Buyer, Inc. (dba CenExel)	First lien senior secured revolving loan	6/2032	—	1,761	(9)
Coupa Holdings, LLC	First lien senior secured revolving loan	2/2029	—	54	(2)
Creek Parent, Inc. (dba Catalent)	First lien senior secured revolving loan	12/2031	—	7,376	(55)
Crewline Buyer, Inc. (dba New Relic)	First lien senior secured revolving loan	11/2030	—	9,321	(233)
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured revolving loan	8/2031	—	9,347	(47)
DCCM, LLC	First lien senior secured revolving loan	6/2032	—	2,899	(22)
Deerfield Dakota Holdings	First lien senior secured revolving loan	9/2032	888	3,554	—
Denali Intermediate Holdings, Inc. (dba Dun & Bradstreet)	First lien senior secured revolving loan	8/2032	—	3,090	(70)

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Dragonfly Health, Inc. (f/k/a StateServ Acquisition, Inc.)	First lien senior secured revolving loan	11/2030	—	1,187	—
Eagan Parent, Inc. (dba Elite)	First lien senior secured revolving loan	9/2032	—	1,422	(18)
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured revolving loan	11/2027	—	370	(6)
Einstein Parent, Inc. (dba Smartsheet)	First lien senior secured revolving loan	1/2031	—	4,462	(112)
Eternal Buyer, LLC (dba Wedgewood Weddings)	First lien senior secured revolving loan	6/2032	—	2,013	(10)
Fiesta Purchaser, Inc. (dba Shearer's Foods)	First lien senior secured revolving loan	2/2029	310	1,228	—
Flexera Software LLC	First lien senior secured revolving loan	8/2032	—	2,320	(58)
Forescout Technologies, Inc.	First lien senior secured revolving loan	5/2031	—	215	(5)
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured revolving loan	12/2029	—	3,000	—
Gerson Lehrman Group, Inc.	First lien senior secured revolving loan	12/2028	—	2,155	(38)
Granicus, Inc.	First lien senior secured revolving loan	1/2031	—	1,031	(13)
Himalaya Topco LLC (dba HealthEdge)	First lien senior secured revolving loan	6/2032	778	4,225	—
Horizon Avionics Buyer, LLC (dba Acron Aviation)	First lien senior secured revolving loan	3/2032	564	2,641	—
Hyland Software, Inc.	First lien senior secured revolving loan	9/2029	—	1,837	(55)
Icefall Parent, Inc. (dba EngageSmart)	First lien senior secured revolving loan	1/2030	—	1,957	(24)
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured revolving loan	6/2030	2,435	769	—
Integrity Marketing Acquisition, LLC	First lien senior secured revolving loan	8/2028	—	2,939	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured revolving loan	3/2028	80	717	—
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))	First lien senior secured revolving loan	12/2028	—	8,609	(65)
Iris Specialty Acquisition LLC (dba Integrated Specialty Coverages)	First lien senior secured revolving loan	11/2032	1,110	3,774	—
Jellyfish Bidco Limited (dba JTC)	First lien senior secured multi-currency revolving loan	11/2032	—	3,385	—
Jeppesen Holdings, LLC	First lien senior secured multi-currency revolving loan	11/2032	—	1,009	(18)
JS Parent, Inc. (dba Jama Software)	First lien senior secured revolving loan	4/2031	—	1,324	(3)
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)	First lien senior secured revolving loan	12/2029	—	6,770	(51)
Lighthouse Buyer, Inc. (dba Harbor Compliance)	First lien senior secured revolving loan	12/2031	—	1,229	(34)
Litera Bidco LLC	First lien senior secured revolving loan	5/2028	—	2,249	(39)
Magnet Forensics, LLC (f/k/a Grayshift, LLC)	First lien senior secured revolving loan	7/2028	—	5,046	—
ManTech International Corporation	First lien senior secured revolving loan	9/2028	—	4,405	(55)
Matterhorn Finco, Inc.	First lien senior secured revolving loan	3/2033	—	1,301	(7)
McQueen Bidco PTY LTD. (dba Infomedia)	First lien senior secured revolving loan	12/2032	—	5,710	(86)
Ministry Brands Holdings, LLC	First lien senior secured revolving loan	12/2027	136	1,491	—
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured revolving loan	6/2030	—	4,784	(12)
Modernizing Medicine, Inc. (dba ModMed)	First lien senior secured revolving loan	4/2032	—	5,689	(28)
Monotype Imaging Holdings Inc.	First lien senior secured revolving loan	2/2030	—	3,540	(71)
Neptune Holdings, Inc. (dba NexTech)	First lien senior secured revolving loan	8/2029	—	2,470	(49)
OECONNECTION LLC	First lien senior secured revolving loan	12/2032	—	2,662	(47)

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
One, Inc. Software Corporation	First lien senior secured revolving loan	12/2032	—	2,902	(29)
Packaging Coordinators Midco, Inc.	First lien senior secured revolving loan	10/2032	—	9,015	(90)
PDI TA Holdings, Inc.	First lien senior secured revolving loan	2/2031	1,056	75	—
PetVet Care Centers, LLC	First lien senior secured revolving loan	11/2029	1,075	4,298	—
Plasma Buyer LLC (dba PathGroup)*	First lien senior secured revolving loan	5/2028	2,025	—	—
Puma Buyer, LLC (dba PANTHERx)	First lien senior secured revolving loan	3/2032	—	4,788	—
RL Datix Holdings (USA), Inc.	First lien senior secured revolving loan	10/2030	—	4,714	(82)
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured revolving loan	5/2031	—	7,243	(18)
Securonix, Inc.	First lien senior secured revolving loan	4/2028	—	3,559	(694)
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured revolving loan	5/2028	94	1,313	—
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured revolving loan	10/2031	2,180	5,994	—
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured revolving loan	12/2031	—	2,734	(14)
Smarsh Inc.	First lien senior secured revolving loan	2/2029	703	2,593	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured revolving loan	10/2031	—	7,941	(199)
Talon MidCo 2 Limited	First lien senior secured revolving loan	8/2028	—	2,738	(62)
Themis Solutions Inc. (dba Clio)	First lien senior secured revolving loan	10/2032	—	12,756	(351)
Tricentis Operations Holdings, Inc.	First lien senior secured revolving loan	2/2032	—	7,496	(262)
Troon Golf, L.L.C.	First lien senior secured revolving loan	8/2028	—	859	—
Truist Insurance Holdings, LLC	First lien senior secured revolving loan	5/2029	1,022	1,084	—
Unit4 Group Holding B.V.	First lien senior secured EUR revolving loan	1/2033	—	3,191	—
Valeris, Inc. (fka Phantom Purchaser, Inc.)	First lien senior secured revolving loan	9/2031	—	2,769	(7)
Vessco Midco Holdings, LLC	First lien senior secured revolving loan	7/2031	—	1,038	—
Vital Bidco AB (dba Vitamin Well)	First lien senior secured revolving loan	10/2030	—	3,235	—
W.A. Kendall and Company, LLC	First lien senior secured revolving loan	4/2030	825	310	—
WU Holdco, Inc. (dba PurposeBuilt Brands)	First lien senior secured revolving loan	4/2032	110	403	—
Zendesk, Inc.	First lien senior secured revolving loan	11/2028	—	5,743	(201)
Total non-controlled/non-affiliated - debt commitments			$77,889	$681,634	$(7,322)

Non-controlled/non-affiliated - equity commitments
Chrome Investors LP	LP Interest	N/A	$8,754	$2,189	$—
Valor Cl Blocker Feeder LP	LP Interest	N/A	1,650	1,100	—
Total non-controlled/non-affiliated - equity commitments			$10,404	$3,289	$—

Non-controlled/affiliated - equity commitments
LSI Financing LLC	Specialty finance equity investment	N/A	$56,900	$30,688	$—
Total non-controlled/affiliated - equity commitments			$56,900	$30,688	$—

Total Portfolio Company Commitments			$145,193	$715,611	$(7,322)
*Fully funded
(23)The negative cost and fair value results from unamortized fees, which are capitalized to the investment cost of unfunded commitments.

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

(24)As defined in the Investment Company Act of 1940, as amended (the “1940 Act”), the Company is deemed to “control” a portfolio company if the Company owns more than 25% of the portfolio company's voting securities or has the power to exercise control over management or policies, including through a management agreement. As defined in the 1940 Act, the Company is an “affiliated person” of this portfolio company if the Company owns more than 5% but less than 25% of the portfolio company’s outstanding voting securities. Transactions related to the Company’s investments in non-controlled affiliates and controlled affiliates for the three months ended March 31, 2026, were as follows:

Company	Fair Value at December 31, 2025	Gross Additions (a)	Gross Reductions (b)	Net Change in Unrealized Gain/(Loss)	Fair Value at March 31, 2026	Interest Income	Dividend Income	Other Income
Non-controlled Affiliates
LSI Financing 1 DAC	$2,623	$—	$—	$39	$2,662	$—	$—	$—
LSI Financing LLC	61,563	—	(1,362)	351	60,552	—	1,501	—
Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC)	25,203	20,443	—	(209)	45,437	—	1,300	—
Total Non-controlled Affiliates	$89,389	$20,443	$(1,362)	$181	$108,651	$—	$2,801	$—

Company	Fair Value at December 31, 2025	Gross Additions (a)	Gross Reductions (b)	Net Change in Unrealized Gain/(Loss)	Fair Value at March 31, 2026	Interest Income	Dividend Income	Other Income
Controlled Affiliates
Blue Owl Credit SLF(c)	$14,104	$1,868	$—	$(1,026)	$14,946	$—	$321	$—
Blue Owl Leasing LLC(c)	2,232	—	(1,883)	(1)	348	—	—	—
Stripe Blue Owl Holdings LLC	7,797	—	—	1,882	9,679	—	—	—
Total Controlled Affiliates	$24,133	$1,868	$(1,883)	$855	$24,973	$—	$321	$—
(a)Gross additions include increases in the cost basis of investments resulting from new investments, amounts related to payment-in-kind (“PIK”) interest capitalized and added to the principal balance of the respective loans, the accretion of discounts, the exchange of one or more existing investments for one or more new investments and the movement at fair value of an existing portfolio company into this controlled affiliated category from a different category.
(b)Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, return of capital, the amortization of premiums and the exchange of one or more existing securities for one or more new securities.
(c)For further description of the Company’s investment in Blue Owl Credit SLF LLC (“Credit SLF”) and Blue Owl Leasing LLC (“Blue Owl Leasing”), see “Note 4 — Investments.”
(25)Unless otherwise indicated, the Company’s portfolio companies are pledged as collateral supporting the amounts outstanding under the Company’s Amended and Restated Senior Secured Revolving Credit Agreement (the “Revolving Credit Facility”) and credit facilities to which certain of the Company’s subsidiaries are parties (the “SPV Asset Facilities” and the “CLOs”). See “Note 5 — Debt.”
(26)Investment is not pledged as collateral for the credit facilities.
(27)As of March 31, 2026, the net estimated unrealized loss for U.S. federal income tax purposes was $116.3 million based on a tax cost basis of $5.3 billion. As of March 31, 2026, the aggregate gross unrealized losses for U.S federal income tax purposes was $156.3 million and the estimated aggregate gross unrealized gain for U.S. federal income tax purposes was $40.0 million.
(28)Loan was on non-accrual status as of March 31, 2026.
(29)Investment is non-income producing.
(30)Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of March 31, 2026, the aggregate fair value of these securities is $395.9 million or 14.0% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Portfolio Company	Investment	Acquisition Date
Accelerate Topco Holdings, LLC	Common Units	September 01, 2022
AlphaSense, LLC	Series E Preferred Shares	June 27, 2024
Baypine Commander Co-Invest, LP	LP Interest	June 24, 2025
Blue Owl Credit SLF LLC**	LLC Interest	August 01, 2024
Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC)*	Specialty finance equity investment	August 20, 2025
Blue Owl Leasing LLC**	LLC Interest	June 30, 2025
Brex, Inc.	Class A Units	August 15, 2025
Chrome Investors LP	LP Interest	January 25, 2025
CloudPay, Inc.	Series E Preferred Stock	July 31, 2024
Elliott Alto Co-Investor Aggregator L.P.	LP Interest	September 28, 2022
Halo Purchaser, LLC	Class E Warrant Units	December 19, 2025
Halo Purchaser, LLC	Class B PIK Preferred Equity	December 19, 2025
Harvey AI Corporation	Series F Preferred Stock	March 20, 2026
Hockey Parent Holdings, L.P.	Class A Common Units	September 14, 2023
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)	Perpetual Preferred Stock	June 23, 2022
KPCI Co-Invest 2, L.P.	Class A Units	October 15, 2025
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)	Class A Interest	December 12, 2023
LSI Financing 1 DAC*	Specialty finance equity investment	December 14, 2022
LSI Financing LLC*	Specialty finance equity investment	November 25, 2024
Minerva Holdco, Inc.	Senior A Preferred Stock	May 02, 2022
ModMed Software Midco Holdings, Inc. (dba ModMed)	Series A Preferred Units	April 30, 2025
Nscale Global Holdings Limited	Preferred equity	September 29, 2025
Nscale Global Holdings Limited	Series B Preferred Shares	September 29, 2025
Orange Blossom Parent, Inc.	Common Units	July 29, 2022
Plaid Inc.	Class A Common Stock	March 12, 2026
Project Alpine Co-Invest Fund, LP	LP Interest	June 10, 2022
Project Hotel California Co-Invest Fund, L.P.	LP Interest	August 09, 2022
Rome Topco Holdings, LLC (dba SimpliSafe)	Class A Units	November 06, 2025
Rome Topco Holdings, LLC (dba SimpliSafe)	Class B Units	November 06, 2025
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)	Series A Preferred Stock	November 15, 2023
Simpler Postage, Inc. (dba Easypost)	Warrants	June 11, 2024
Snowbird Manager LP	Limited Partner Interest	December 18, 2025
Stripe Blue Owl Holdings LLC*	LLC Interest	December 09, 2025
TravelPerk, Inc.	Warrants	May 02, 2024
Valor Cl Blocker Feeder LP	LP Interest	October 03, 2025
VCI Intermediate TopCo 1 LLC	Class B Units	November 17, 2025
VEPF VIII Co-Invest 8-A, L.P.	Limited Partner Interest	March 05, 2026
Veeam Software Group	Series C Preferred Shares	December 08, 2025
Vestwell Holdings Inc.	Series D Preferred Stock	December 20, 2023
XOMA Corporation	Warrants	December 15, 2023
Zoro TopCo, Inc.	Series A Preferred Equity	November 22, 2022
Zoro TopCo, L.P.	Class A Common Units	November 22, 2022
* Refer to “Note 3 — Agreements and Related Party Transactions – Controlled/Affiliated Portfolio Companies.”

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands, except share and per share amounts)
(Unaudited)

** Refer to “Note 4 — Investments – Credit SLF LLC and Blue Owl Leasing” for further information.
(31)     The portfolio company is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. As of March 31, 2026, non-qualifying assets represented 14.9% of total assets as calculated in accordance with the regulatory requirements.
(32)     Reserved.
(33)     Reserved.
(34)      Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC) (“BOCSO”) was formed to hold alternative credit assets, including asset-based finance (“ABF”). ABF is a subsector of private credit focused on generating income from pools of financial, physical or other assets. As of March 31, 2026, the portfolio consists of five investments totaling $1.0 billion at cost and fair value, respectively, ranging in cost from $24.9 million to $379.6 million and with a fair value ranging from $24.7 million to $378.0 million. The largest investment is 37% of the total cost of BOCSO's portfolio. As of March 31, 2026 the portfolio asset class composition was 66% ABF - Specialty finance, 32% ABF - Leasing, and 2% ABF - Commercial Real Estate.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Non-controlled/non-affiliated portfolio company investments
Debt Investments(7)
Aerospace & Defense
By Light Professional IT Services LLC(3)(4)(8)	First lien senior secured loan	S+	5.50%		7/2031	13,944	$13,747	$13,735
Jeppesen Holdings, LLC(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2032	19,466	19,320	19,320
ManTech International Corporation(3)(4)(9)	First lien senior secured loan	S+	4.50%		9/2029	44,755	44,755	44,755
							77,822	77,810	2.2%
Airlines
Accommodations Plus Technologies LLC(3)(4)(9)	First lien senior secured loan	S+	5.25%		5/2032	20,748	20,554	20,437
							20,554	20,437	0.6%
Application Software
AI Titan Parent, Inc. (dba Prometheus Group)(3)(4)(8)(22)	First lien senior secured loan	S+	4.50%		8/2031	28,787	28,525	28,478
AlphaSense, Inc.(3)(4)(9)	First lien senior secured loan	S+	6.25%		6/2029	20,052	19,902	20,002
Anaplan, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		6/2029	105,118	105,118	105,118
Armstrong Bidco Limited(3)(4)(19)(31)	First lien senior secured GBP delayed draw term loan	SA+	5.25%		6/2029	£40,433	49,063	54,113
Artifact Bidco, Inc. (dba Avetta)(3)(4)(9)	First lien senior secured loan	S+	4.15%		7/2031	11,042	10,997	11,042
Arrow Borrower 2025, Inc. (dba AvidXchange)(3)(4)(9)	First lien senior secured loan	S+	4.25%		10/2032	14,080	14,011	14,010
Boxer Parent Company Inc. (f/k/a BMC)(3)(9)	First lien senior secured loan	S+	3.00%		7/2031	44,133	44,133	43,983
BusinessSolver.com, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2032	16,441	16,360	16,359
CALABRIO, INC.(3)(4)(9)	First lien senior secured loan	S+	4.00%		11/2032	15,000	14,258	14,250
Central Parent Inc. (dba CDK Global Inc.)(3)(9)	First lien senior secured loan	S+	3.25%		7/2029	39,204	39,207	33,111
Coupa Holdings, LLC(3)(4)(9)	First lien senior secured loan	S+	5.25%		2/2030	774	774	774
Dawn Bidco, LLC (dba Dayforce)(3)(8)	First lien senior secured loan	S+	3.00%		10/2032	37,500	37,406	37,365
Einstein Parent, Inc. (dba Smartsheet)(3)(4)(9)	First lien senior secured loan	S+	6.50%		1/2031	43,135	42,756	42,812
Granicus, Inc.(3)(4)(9)	First lien senior secured loan	S+	3.50%	2.00%	1/2031	11,915	11,826	11,915
Granicus, Inc.(3)(4)(9)	First lien senior secured delayed draw term loan	S+	3.00%	2.00%	1/2031	1,765	1,752	1,761
Gusto, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		11/2030	103,580	103,202	103,191

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Infobip Inc.(3)(4)(9)(31)	First lien senior secured loan	S+	5.50%		6/2029	29,279	28,893	28,986
JS Parent, Inc. (dba Jama Software)(3)(4)(9)	First lien senior secured loan	S+	4.75%		4/2031	13,506	13,451	13,506
Lighthouse Buyer, Inc. (dba Harbor Compliance)(3)(4)(11)(22)	First lien senior secured loan	S+	4.50%		12/2031	7,621	7,536	7,535
Magnet Forensics, LLC (f/k/a Grayshift, LLC)(3)(4)(8)(31)	First lien senior secured loan	S+	4.50%		7/2028	99,231	99,147	99,231
Ministry Brands Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+	5.50%		12/2028	18,712	18,523	18,572
Ministry Brands Holdings, LLC(3)(4)(12)(22)	First lien senior secured revolving loan	P+	4.50%		12/2027	141	130	129
Perforce Software, Inc.(3)(8)	First lien senior secured loan	S+	4.75%		3/2031	4,925	4,909	4,127
Perforce Software, Inc.(3)(8)	First lien senior secured loan	S+	4.75%		6/2029	14,516	14,340	12,992
Simpler Postage, Inc. (dba Easypost)(3)(4)(8)(22)	First lien senior secured loan	S+	8.00%		6/2029	20,534	19,829	19,356
VCI Asset Holdings 1 LLC(3)(4)(6)(31)	First lien senior secured loan	N/A	10.00%		11/2030	55,000	54,460	54,450
XPLOR T1, LLC(3)(4)(9)	First lien senior secured loan	S+	3.50%		12/2032	73,416	73,049	73,416
Zendesk, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		11/2028	68,893	68,000	68,893
							941,557	939,477	26.2%
Banks
Finastra USA, Inc.(3)(9)(31)	First lien senior secured loan	S+	4.00%		9/2032	25,000	24,758	24,438
Finastra USA, Inc.(3)(4)(9)(31)	First lien senior secured loan	S+	7.25%		9/2029	16,519	16,409	16,643
							41,167	41,081	1.1%
Beverages
Innovation Ventures HoldCo, LLC (dba 5 Hour Energy)(3)(4)(8)	First lien senior secured loan	S+	6.25%		3/2027	9,545	9,497	9,520
							9,497	9,520	0.3%
Building Products
EET Buyer, Inc. (dba e-Emphasys)(3)(4)(9)(22)	First lien senior secured loan	S+	5.25%		11/2027	8,330	8,273	8,330
							8,273	8,330	0.2%
Buildings & Real Estate
Associations, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	6.50%		7/2028	85,916	85,813	85,916
Associations Finance, Inc.(3)(4)(6)	Unsecured notes	N/A		14.25%	5/2030	30,734	30,582	30,734
							116,395	116,650	3.3%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Capital Markets
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		6/2030	19,829	19,586	19,829
Denali Intermediate Holdings, Inc. (dba Dun & Bradstreet)(3)(4)(8)	First lien senior secured loan	S+	5.50%		8/2032	40,909	40,320	40,295
							59,906	60,124	1.7%
Commercial Services & Supplies
Access CIG, LLC(3)(8)	First lien senior secured loan	S+	4.00%		8/2030	14,676	14,676	14,126
Sentinel Buyer Corp. (dba SimpliSafe)(3)(4)(8)	First lien senior secured loan	S+	5.00%		11/2032	64,500	63,866	63,855
W.A. Kendall and Company, LLC(3)(4)(10)(22)	First lien senior secured loan	S+	5.75%		4/2030	7,410	7,284	7,199
W.A. Kendall and Company, LLC(3)(4)(10)(22)	First lien senior secured revolving loan	S+	5.88%		4/2030	636	625	619
							86,451	85,799	2.4%
Construction & Engineering
Dodge Construction Network LLC(3)(9)	First lien senior secured loan	S+	6.25%		1/2029	5,440	5,356	5,453
Dodge Construction Network LLC(3)(4)(9)	First lien senior secured loan	S+	4.75%		2/2029	7,543	6,350	5,997
							11,706	11,450	0.3%
Consumer Finance
Klarna Holding AB(3)(4)(9)(31)	Subordinated Floating Rate Notes	S+	7.00%		4/2034	32,666	32,666	32,666
							32,666	32,666	0.9%
Containers & Packaging
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(3)(8)	First lien senior secured loan	S+	3.25%		12/2030	7,388	7,388	7,298
Five Star Lower Holding LLC(3)(9)	First lien senior secured loan	S+	4.25%		5/2029	13,880	13,766	13,797
Tricorbraun Holdings, Inc.(3)(8)	First lien senior secured loan	S+	3.25%		3/2028	6,320	6,292	6,102
							27,446	27,197	0.8%
Diversified Consumer Services
Eagan Parent, Inc. (dba Elite)(3)(4)(9)	First lien senior secured loan	S+	4.25%		9/2032	10,663	10,614	10,609
Eternal Buyer, LLC (dba Wedgewood Weddings)(3)(4)(8)	First lien senior secured loan	S+	4.50%		6/2032	14,339	14,271	14,267
Icefall Parent, Inc. (dba EngageSmart)(3)(4)(9)	First lien senior secured loan	S+	4.50%		1/2030	19,898	19,898	19,898
Learning Care Group (US) No. 2 Inc.(3)(9)	First lien senior secured loan	S+	4.00%		8/2028	7,332	7,332	6,067
Litera Bidco LLC(3)(4)(8)(22)	First lien senior secured loan	S+	5.00%		5/2028	50,304	50,145	50,304

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Relativity ODA LLC(3)(4)(8)	First lien senior secured loan	S+	4.50%		5/2029	45,112	44,976	45,112
Themis Solutions Inc. (dba Clio)(3)(4)(8)(31)	First lien senior secured loan	S+	1.75%	3.75%	10/2032	36,639	36,283	36,273
							183,519	182,530	5.1%
Diversified Financial Services
BCPE Pequod Buyer, Inc. (dba Envestnet)(3)(8)	First lien senior secured loan	S+	3.00%		11/2031	2,136	2,137	2,139
BTRS Holdings Inc. (dba Billtrust)(3)(4)(9)(22)	First lien senior secured loan	S+	5.50%		12/2028	46,224	46,086	46,224
Blackhawk Network Holdings, Inc.(3)(9)	First lien senior secured loan	S+	4.00%		3/2029	88,704	88,704	89,041
Computer Services, Inc. (dba CSI)(3)(4)(9)	First lien senior secured loan	S+	4.50%		11/2031	117,924	117,243	117,924
Deerfield Dakota Holdings(3)(4)(9)	First lien senior secured loan	S+	3.00%	2.75%	9/2032	56,932	56,659	56,647
Minotaur Acquisition, Inc. (dba Inspira Financial)(3)(4)(8)	First lien senior secured loan	S+	5.00%		6/2030	70,831	70,193	70,831
ML Holdco, Inc. (dba Meridian Link)(3)(4)(9)	First lien senior secured loan	S+	4.50%		10/2032	47,316	47,085	47,079
Pushpay USA Inc(3)(4)(10)(31)	First lien senior secured loan	S+	3.75%		8/2031	3,011	3,011	2,996
Smarsh Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		2/2029	34,357	34,172	34,176
							465,290	467,057	13.0%
Diversified Telecommunication Services
Level 3 Financing, Inc.(3)(8)(31)	First lien senior secured loan	S+	3.25%		3/2032	833	833	835
							833	835	—%
Entertainment
Aerosmith Bidco 1 Limited (dba Audiotonix)(3)(4)(9)(31)	First lien senior secured loan	S+	5.25%		7/2031	70,064	69,304	70,064
							69,304	70,064	2.0%
Equity Real Estate Investment Trusts (REITs)
Storable, Inc.(3)(8)	First lien senior secured loan	S+	3.25%		4/2031	48,331	48,277	48,515
Storable Intermediate Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+		6.00%	4/2032	48,242	48,030	48,242
							96,307	96,757	2.7%
Food & Staples Retailing
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))(3)(4)(8)	First lien senior secured loan	S+	4.25%		12/2029	145,387	145,387	145,387
Fiesta Purchaser, Inc. (dba Shearer's Foods)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	2.75%		2/2029	258	227	255
							145,614	145,642	4.1%
Food Products

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Vital Bidco AB (dba Vitamin Well)(3)(4)(8)(31)	First lien senior secured loan	S+	4.25%		10/2031	18,946	18,677	18,946
							18,677	18,946	0.5%
Health Care Equipment & Supplies
Cambrex Corporation(3)(4)(8)(22)	First lien senior secured loan	S+	4.50%		3/2032	13,741	13,601	13,741
PerkinElmer U.S. LLC(3)(4)(8)	First lien senior secured loan	S+	4.75%		3/2029	64,600	64,488	64,600
Packaging Coordinators Midco, Inc.(3)(4)(19)	First lien senior secured delayed draw term loan	SA+	4.75%		10/2032	£7,810	10,276	10,452
Packaging Coordinators Midco, Inc.(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	4.50%		1/2032	499	487	497
Packaging Coordinators Midco, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2032	91,160	90,011	90,705
Resonetics, LLC(3)(9)	First lien senior secured loan	S+	2.75%		6/2031	4,888	4,888	4,893
							183,751	184,888	5.2%
Health Care Providers & Services
Atlas Borrower, LLC (dba Anovo)(3)(4)(9)	First lien senior secured loan	S+	4.50%		9/2032	21,368	21,161	21,154
Bristol Hospice L.L.C.(3)(4)(9)	First lien senior secured loan	S+	5.00%		8/2032	18,258	18,170	18,258
Covetrus, Inc.(3)(4)(9)	Second lien senior secured loan	S+	9.25%		10/2030	25,000	24,633	24,188
Engage Debtco Limited(3)(4)(9)(31)	First lien senior secured loan	S+	3.18%	2.75%	7/2029	10,030	9,892	9,503
Engage Debtco Limited(3)(4)(9)(31)	First lien senior secured delayed draw term loan	S+	3.08%	2.75%	7/2029	3,257	3,218	3,086
EresearchTechnology, Inc. (dba Clario)(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		1/2032	59,891	59,322	59,891
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)(3)(4)(8)(22)	First lien senior secured loan	S+	5.00%		12/2029	52,892	52,231	52,759
OneOncology, LLC(3)(4)(9)	First lien senior secured loan	S+	4.75%		6/2030	45,349	45,131	45,349
OneOncology, LLC(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	4.50%		6/2030	6,055	5,971	5,968
OneOncology, LLC(3)(4)(9)	First lien senior secured delayed draw term loan	S+	5.00%		6/2030	24,764	24,615	24,764
PetVet Care Centers, LLC(3)(4)(8)	First lien senior secured loan	S+	6.00%		11/2030	38,465	38,171	34,619
PetVet Care Centers, LLC(3)(4)(8)(22)	First lien senior secured revolving loan	S+	6.00%		11/2029	537	504	0
Plasma Buyer LLC (dba PathGroup)(3)(4)(9)(28)	First lien senior secured loan	S+	5.75%		5/2029	17,386	16,354	13,474
Plasma Buyer LLC (dba PathGroup)(3)(4)(9)(28)	First lien senior secured delayed draw term loan	S+	6.25%		5/2029	658	616	510
Plasma Buyer LLC (dba PathGroup)(3)(4)(9)(28)	First lien senior secured revolving loan	S+	5.75%		5/2028	1,978	1,866	1,533

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Puma Buyer, LLC (dba PANTHERx)(3)(4)(9)	First lien senior secured loan	S+	4.25%		3/2032	29,096	28,913	29,096
Valeris, Inc. (fka Phantom Purchaser, Inc.)(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2031	8,820	8,744	8,820
Valeris, Inc. (fka Phantom Purchaser, Inc.)(3)(4)(9)	First lien senior secured loan	S+	4.75%		9/2031	15,122	14,982	15,084
							374,494	368,056	10.3%
Health Care Technology
Color Intermediate, LLC (dba ClaimsXten)(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2029	38,445	38,445	38,349
Cotiviti, Inc.(3)(8)	First lien senior secured loan	S+	2.75%		5/2031	4,970	4,852	4,767
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(3)(4)(8)(22)	First lien senior secured loan	S+	5.00%		8/2031	85,165	84,755	85,165
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		8/2031	18,463	18,362	18,370
Dragonfly Health, Inc. (f/k/a StateServ Acquisition, Inc.)(3)(4)(9)	First lien senior secured loan	S+	5.75%		11/2030	13,740	13,633	13,740
GI Ranger Intermediate, LLC (dba Rectangle Health)(3)(4)(9)	First lien senior secured loan	S+	6.00%		10/2028	4,142	4,102	4,018
Greenway Health, LLC(3)(4)(9)	First lien senior secured loan	S+	6.75%		4/2029	4,618	4,525	4,549
Himalaya Topco LLC (dba HealthEdge)(3)(4)(8)	First lien senior secured loan	S+	2.75%	2.25%	6/2032	42,188	41,786	41,766
Hyland Software, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2030	39,680	39,680	39,680
Imprivata, Inc.(3)(9)	First lien senior secured loan	S+	3.00%		12/2027	2,802	2,802	2,810
Indikami Bidco, LLC (dba IntegriChain)(3)(4)(8)	First lien senior secured loan	S+	4.00%	2.50%	12/2030	33,520	32,957	32,849
Indikami Bidco, LLC (dba IntegriChain)(3)(4)(8)	First lien senior secured delayed draw term loan	S+	6.00%		12/2030	513	503	502
Indikami Bidco, LLC (dba IntegriChain)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	6.00%		6/2030	2,435	2,385	2,371
Inovalon Holdings, Inc.(3)(4)(9)	First lien senior secured loan	S+	2.75%	2.75%	11/2028	89,165	89,012	87,382
Inovalon Holdings, Inc.(3)(4)(9)	Second lien senior secured loan	S+		8.50%	11/2033	35,833	35,833	32,966
Interoperability Bidco, Inc. (dba Lyniate)(3)(4)(9)(22)	First lien senior secured loan	S+	5.75%		3/2028	27,880	27,835	27,735
Modernizing Medicine, Inc. (dba ModMed)(3)(4)(9)	First lien senior secured loan	S+	2.50%	2.25%	4/2032	62,479	61,913	62,167
Neptune Holdings, Inc. (dba NexTech)(3)(4)(9)	First lien senior secured loan	S+	4.50%		8/2030	30,265	30,136	30,189

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
RL Datix Holdings (USA), Inc.(3)(4)(10)	First lien senior secured loan	S+	5.00%		4/2031	29,817	29,817	29,817
RL Datix Holdings (USA), Inc.(3)(4)(19)	First lien senior secured GBP term loan	SA+	5.00%		4/2031	£13,808	18,634	18,572
Salinger Bidco Inc. (dba Surgical Information Systems)(3)(4)(9)	First lien senior secured loan	S+	5.75%		8/2031	79,922	78,901	79,922
Salinger Bidco Inc. (dba Surgical Information Systems)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.75%		5/2031	645	553	645
Zelis Cost Management Buyer, Inc.(3)(8)	First lien senior secured loan	S+	2.75%		9/2029	9,825	9,791	9,719
Zelis Cost Management Buyer, Inc.(3)(8)	First lien senior secured loan	S+	3.25%		11/2031	15,693	15,621	15,557
							686,833	683,607	19.1%
Hotels, Restaurants & Leisure
Birdie Bidco, Inc. (dba Concert Golf Partners)(3)(4)(9)	First lien senior secured loan	S+	4.50%		11/2032	24,111	23,992	23,991
Birdie Bidco, Inc. (dba Concert Golf Partners)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	4.14%		11/2032	436	416	416
Troon Golf, L.L.C.(3)(4)(9)(22)	First lien senior secured loan	S+	4.50%		8/2028	21,555	21,545	21,555
							45,953	45,962	1.3%
Household Products
WU Holdco, Inc. (dba PurposeBuilt Brands)(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		4/2032	19,031	18,984	19,031
							18,984	19,031	0.5%
Industrial Conglomerates
Aptean Acquiror, Inc. (dba Aptean)(3)(4)(9)	First lien senior secured loan	S+	4.75%		1/2031	48,485	48,145	48,485
Aptean Acquiror, Inc. (dba Aptean)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	4.65%		1/2031	971	948	971
							49,093	49,456	1.4%
Insurance
Acrisure, LLC(3)(4)(6)(31)	Unsecured notes	N/A	8.50%		6/2029	3,000	3,000	3,131
Acrisure, LLC(3)(8)(31)	First lien senior secured loan	S+	3.00%		11/2030	10,406	10,406	10,386
Alera Group, Inc.(3)(8)	Second lien senior secured loan	S+	5.50%		5/2033	12,469	12,410	12,691
AmeriLife Holdings LLC(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		8/2029	41,591	41,208	41,382
AmeriLife Holdings LLC(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.00%		8/2028	701	673	680
Asurion, LLC(3)(8)	First lien senior secured loan	S+	4.25%		8/2028	2,940	2,926	2,943
Asurion, LLC(3)(8)	Second lien senior secured loan	S+	5.25%		1/2029	29,332	28,208	28,745

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Atlas US Finco, Inc. (dba Nearmap)(3)(4)(8)(31)	First lien senior secured loan	S+	4.75%		12/2029	9,006	8,966	8,961
Diamond Insure Bidco (dba Acturis)(3)(4)(14)(31)	First lien senior secured EUR term loan	E+	3.75%		7/2031	€625	659	734
Diamond Insure Bidco (dba Acturis)(3)(4)(19)(31)	First lien senior secured GBP term loan	SA+	4.00%		7/2031	£2,042	2,539	2,746
Galway Borrower LLC(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	4.50%		9/2028	1,405	1,395	1,405
Integrity Marketing Acquisition, LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		8/2028	66,788	66,533	66,788
Iris Specialty Acquisition LLC (dba Integrated Specialty Coverages)(3)(4)(9)	First lien senior secured loan	S+	4.50%		11/2032	32,928	32,765	32,763
Mitchell International, Inc.(3)(8)	Second lien senior secured loan	S+	5.25%		6/2032	7,300	7,269	7,220
One, Inc. Software Corporation(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2032	37,720	37,533	37,531
Simplicity Financial Marketing Group Holdings, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		12/2031	23,988	23,762	23,988
Trucordia Insurance Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+	3.25%		6/2032	19,950	19,903	19,800
Trucordia Insurance Holdings, LLC(3)(4)(8)	Second lien senior secured loan	S+	5.75%		6/2033	25,000	24,762	24,938
							324,917	326,832	9.1%
Internet & Direct Marketing Retail
Aurelia Netherlands B.V.(3)(4)(14)(31)	First lien senior secured EUR term loan	E+	4.75%		5/2031	€25,282	28,575	29,693
							28,575	29,693	0.8%
IT Services
Flexera Software LLC(3)(4)(9)	First lien senior secured loan	S+	4.50%		8/2032	41,991	41,856	41,886
Flexera Software LLC(3)(4)(13)	First lien senior secured EUR term loan	E+	4.50%		8/2032	€10,601	12,386	12,419
Kaseya Inc.(3)(8)	First lien senior secured loan	S+	3.00%		3/2032	49,625	49,399	49,630
Kaseya Inc.(3)(8)	Second lien senior secured loan	S+	5.00%		3/2033	15,732	15,648	15,363
Marcel Bidco LLC (dba SUSE)(3)(4)(8)(31)	First lien senior secured loan	S+	3.00%		11/2030	2,573	2,573	2,580
Renaissance Learning, Inc.(3)(8)	First lien senior secured loan	S+	4.00%		4/2030	—	—	—
Saphilux S.a.r.L. (dba IQ-EQ)(3)(10)(31)	First lien senior secured loan	S+	3.00%		7/2028	18,778	18,778	18,883
Severin Acquisition, LLC (dba PowerSchool)(3)(4)(8)	First lien senior secured loan	S+	2.50%	2.25%	10/2031	65,921	65,367	65,097
Severin Acquisition, LLC (dba PowerSchool)(3)(4)(8)(22)	First lien senior secured delayed draw term loan	S+	4.75%		10/2031	2,868	2,799	2,751

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Spaceship Purchaser, Inc. (dba Squarespace)(3)(4)(9)	First lien senior secured loan	S+	3.75%		10/2031	49,989	49,989	49,989
							258,795	258,598	7.2%
Life Sciences Tools & Services
Bamboo US BidCo LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2030	25,774	25,721	25,774
Bamboo US BidCo LLC(3)(4)(14)	First lien senior secured EUR term loan	E+	5.00%		9/2030	€12,431	13,079	14,600
Bamboo US BidCo LLC(3)(4)(8)(22)	First lien senior secured delayed draw term loan	S+	5.06%		9/2030	2,282	2,259	2,282
Bracket Intermediate Holding Corp.(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2031	20,814	20,610	20,606
Commander Buyer, Inc. (dba CenExel)(3)(4)(9)	First lien senior secured loan	S+	4.75%		6/2032	16,525	16,440	16,525
Creek Parent, Inc. (dba Catalent)(3)(4)(8)	First lien senior secured loan	S+	5.00%		12/2031	50,988	50,196	50,733
							128,305	130,520	3.6%
Machinery
Faraday Buyer, LLC (dba MacLean Power Systems)(3)(4)(9)	First lien senior secured loan	S+	6.00%		10/2028	17,697	17,477	17,697
FR Flow Control CB LLC (dba Trillium Flow Technologies)(3)(4)(9)(31)	First lien senior secured loan	S+	5.00%		12/2029	18,150	18,038	18,150
							35,515	35,847	1.0%
Media
Monotype Imaging Holdings Inc.(3)(4)(8)(22)	First lien senior secured loan	S+	5.25%		2/2031	34,362	34,149	34,362
							34,149	34,362	1.0%
Multiline Retail
PDI TA Holdings, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	5.50%		2/2031	17,049	16,846	16,831
							16,846	16,831	0.5%
Pharmaceuticals
Pacific BidCo Inc.(3)(4)(10)(31)	First lien senior secured loan	S+	5.75%		8/2029	10,149	10,006	10,124
							10,006	10,124	0.3%
Professional Services
AQ Carver Buyer, Inc. (dba CoAdvantage)(3)(9)	First lien senior secured loan	S+	5.50%		8/2029	9,775	9,645	9,275
Certinia Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		8/2031	91,899	91,816	91,669
CloudPay, Inc.(3)(4)(9)(31)	First lien senior secured loan	S+	7.50%		7/2029	8,909	8,830	8,575
DCCM, LLC(3)(4)(8)	First lien senior secured loan	S+	4.75%		6/2032	14,781	14,642	14,633
EP Purchaser, LLC (dba Entertainment Partners)(3)(9)	First lien senior secured loan	S+	4.50%		11/2028	4,221	4,122	3,005

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Gerson Lehrman Group, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		12/2028	47,120	46,883	47,120
Horizon Avionics Buyer, LLC (dba Acron Aviation)(3)(4)(9)	First lien senior secured loan	S+	4.75%		3/2032	15,385	15,309	15,308
Horizon Avionics Buyer, LLC (dba Acron Aviation)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	4.39%		3/2032	564	548	548
Motus Group, LLC(3)(9)	First lien senior secured loan	S+	3.75%		12/2028	12,280	12,280	12,209
OneDigital Borrower LLC(3)(8)	Second lien senior secured loan	S+	5.25%		7/2032	3,700	3,684	3,726
Proofpoint, Inc.(3)(9)	First lien senior secured loan	S+	3.00%		8/2028	4,438	4,434	4,457
Proofpoint, Inc.(3)(4)(9)	Second lien senior secured loan	S+	5.75%		12/2033	19,065	18,875	19,065
Proofpoint, Inc.(3)(4)(14)	Second lien senior secured loan	E+	5.75%		12/2033	€16,678	18,858	19,588
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(9)	First lien senior secured loan	S+	6.50%		5/2028	25,211	25,177	25,211
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(14)	First lien senior secured EUR delayed draw term loan	E+	7.25%		5/2028	€98	105	115
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	6.50%		5/2028	692	690	692
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(9)	First lien senior secured delayed draw term loan	S+	6.94%		5/2028	483	483	483
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(14)	First lien senior secured EUR term loan	E+	6.75%		5/2028	€4,305	4,673	5,056
Sovos Compliance, LLC(3)(8)	First lien senior secured loan	S+	3.25%		8/2029	8,323	8,323	8,343
TK Operations Ltd (dba Travelperk, Inc.)(3)(4)(6)(31)	First lien senior secured loan	N/A		11.50%	5/2029	15,950	15,037	15,471
Vensure Employer Services, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2031	39,008	38,673	38,618
							343,087	343,167	9.6%
Real Estate Management & Development
Entrata, Inc.(3)(4)(8)	First lien senior secured loan	S+	3.00%		9/2032	32,500	32,421	32,663
RealPage, Inc.(3)(9)	First lien senior secured loan	S+	3.00%		4/2028	7,885	7,812	7,874
RealPage, Inc.(3)(9)	First lien senior secured loan	S+	3.75%		4/2028	9,039	8,994	9,059
							49,227	49,596	1.4%
Specialty Retail
McQueen Bidco PTY LTD. (dba Infomedia)(3)(4)(9)(31)	First lien senior secured loan	S+	4.50%		12/2032	34,002	34,002	33,917

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
OECONNECTION LLC(3)(4)(8)	First lien senior secured loan	S+	4.50%		12/2032	17,228	17,142	17,142
							51,144	51,059	1.4%
Systems Software
Activate Holdings (US) Corp. (dba Absolute Software)(3)(4)(9)(31)	First lien senior secured loan	S+	5.25%		7/2030	48,333	48,178	48,333
Appfire Technologies, LLC(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		3/2028	14,686	14,656	14,686
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(3)(4)(8)	First lien senior secured loan	S+	6.00%		3/2031	25,651	25,344	25,651
Barracuda Parent, LLC(3)(9)	First lien senior secured loan	S+	4.50%		8/2029	30,673	30,139	24,759
Barracuda Parent, LLC(3)(4)(9)	First lien senior secured loan	S+	6.50%		8/2029	20,442	19,919	17,989
Barracuda Parent, LLC(3)(4)(9)	Second lien senior secured loan	S+	7.00%		8/2030	55,875	54,726	40,509
Bayshore Intermediate #2, L.P. (dba Boomi)(3)(4)(9)	First lien senior secured loan	S+	2.50%	3.00%	10/2028	49,403	49,396	49,403
Bayshore Intermediate #2, L.P. (dba Boomi)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.00%		10/2027	1,018	1,008	1,018
Cloud Software Group, Inc.(3)(9)	First lien senior secured loan	S+	3.25%		3/2031	27,398	27,398	27,420
Cloud Software Group, Inc.(3)(9)	First lien senior secured loan	S+	3.25%		8/2032	21,673	21,673	21,686
Clover Holdings 2, LLC (dba Cohesity)(3)(8)	First lien senior secured loan	S+	3.96%		12/2031	13,379	13,244	13,367
ConnectWise, LLC(3)(9)	First lien senior secured loan	S+	3.50%		9/2028	5,749	5,711	5,638
Crewline Buyer, Inc. (dba New Relic)(3)(4)(9)	First lien senior secured loan	S+	6.75%		11/2030	94,034	92,946	93,329
Databricks, Inc.(3)(4)(8)	First lien senior secured loan	S+	4.50%		1/2031	48,571	48,349	48,571
Delta TopCo, Inc. (dba Infoblox, Inc.)(3)(8)	First lien senior secured loan	S+	2.75%		11/2029	7,692	7,692	7,646
Delta TopCo, Inc. (dba Infoblox, Inc.)(3)(8)	Second lien senior secured loan	S+	5.25%		11/2030	39,075	38,824	38,442
Forescout Technologies, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		5/2032	2,785	2,777	2,771
KnowBe4, Inc.(3)(9)	First lien senior secured loan	S+	3.75%		7/2032	16,000	15,962	15,990
Ping Identity Holding Corp.(3)(9)	First lien senior secured loan	S+	2.75%		11/2032	20,000	19,951	20,026
Project Alpha Intermediate Holding, Inc. (dba Qlik)(3)(9)	First lien senior secured loan	S+	3.25%		10/2030	19,490	19,449	19,447
Securonix, Inc.(3)(4)(9)	First lien senior secured loan	S+	3.50%	3.75%	4/2029	20,537	20,432	18,534
Sitecore Holding III A/S(3)(4)(9)	First lien senior secured loan	S+	7.00%		3/2029	5,126	5,103	5,126

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Sitecore Holding III A/S(3)(4)(14)	First lien senior secured EUR term loan	E+	7.00%		3/2029	€29,564	31,156	34,721
Sitecore USA, Inc.(3)(4)(9)	First lien senior secured loan	S+	7.00%		3/2029	30,902	30,767	30,902
Sophos Holdings, LLC(3)(8)(31)	First lien senior secured loan	S+	3.50%		3/2027	2,717	2,699	2,716
Talon MidCo 2 Limited(3)(4)(8)(31)	First lien senior secured loan	S+	4.93%		8/2028	32,777	32,453	32,777
Tricentis Operations Holdings, Inc.(3)(4)(9)	First lien senior secured loan	S+	1.38%	4.88%	2/2032	62,252	61,713	61,629
							741,665	723,086	20.2%
Water Utilities
Vessco Midco Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+	4.50%		7/2031	9,346	9,268	9,346
Vessco Midco Holdings, LLC(3)(4)(10)	First lien senior secured loan	S+	4.50%		7/2031	3,190	3,174	3,190
Vessco Midco Holdings, LLC(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	4.50%		7/2031	2,575	2,551	2,575
							14,993	15,111	0.4%
Wireless Telecommunication Services
CCI BUYER, INC. (dba Consumer Cellular)(3)(4)(9)	First lien senior secured loan	S+	5.00%		5/2032	32,515	32,212	32,515
							32,212	32,515	0.9%
Total non-controlled/non-affiliated debt investments							$5,841,528	$5,820,713	162.6%
Total non-controlled/non-affiliated misc. debt commitments(22)(23)(Note 8)							$(2,881)	$(1,946)	(0.1)%
Total non-controlled/non-affiliated portfolio company debt investments							$5,838,647	$5,818,767	162.5%
Equity Investments
Application Software
AlphaSense, LLC(3)(4)(29)(30)	Series E Preferred Shares	N/A			N/A	480,362	4,342	5,989
Project Alpine Co-Invest Fund, LP(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	$6,667	6,671	8,755
Simpler Postage, Inc. (dba Easypost)(3)(4)(29)(30)	Warrants	N/A			N/A	68,396	861	743
Valor Compute Infrastructure L.P.(3)(4)(22)(29)(30)(31)	LP Interest	N/A			N/A	$963	963	962
VCI Intermediate TopCo 1 LLC(3)(4)(29)(30)(31)	Class B Units	N/A			N/A	$2,750	2,751	2,750
Zoro TopCo, Inc.(3)(4)(9)(30)	Series A Preferred Equity	S+		9.50%	N/A	2,662	3,847	3,956
Zoro TopCo, L.P.(3)(4)(29)(30)	Class A Common Units	N/A			N/A	671,414	6,714	7,536
							26,149	30,691	0.9%
Capital Markets
Snowbird Manager LP(3)(5)(29)(30)(31)	Limited Partner Interest	N/A			N/A	393,246	2,113	2,106
							2,113	2,106	0.1%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Commercial Services & Supplies
Rome Topco Holdings, LLC (dba SimpliSafe)(3)(4)(29)(30)	Class A Units	N/A			N/A	3,127	3,127	3,127
Rome Topco Holdings, LLC (dba SimpliSafe)(3)(4)(29)(30)	Class B Units	N/A			N/A	3,127,449	—	—
							3,127	3,127	0.1%
Diversified Financial Services
Brex, Inc.(3)(4)(29)(30)	Class A Units	N/A			N/A	2,037,504	15,004	14,996
							15,004	14,996	0.4%
Health Care Equipment & Supplies
KPCI Co-Invest 2, L.P.(3)(4)(29)(30)(31)	Class A Units	N/A			N/A	368,732	3,687	3,687
							3,687	3,687	0.1%
Health Care Providers & Services
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)(3)(4)(29)(30)	Class A Interest	N/A			N/A	317	3,171	4,401
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)(3)(4)(6)(30)	Series A Preferred Stock	N/A		15.00%	N/A	4,419	5,871	4,922
							9,042	9,323	0.3%
Health Care Technology
Minerva Holdco, Inc.(3)(4)(6)(30)	Senior A Preferred Stock	N/A		10.75%	N/A	40,000	60,230	60,256
ModMed Software Midco Holdings, Inc. (dba ModMed)(3)(4)(6)(30)	Series A Preferred Units	N/A		13.00%	N/A	13,733	14,608	14,727
Orange Blossom Parent, Inc.(3)(4)(29)(30)	Common Units	N/A			N/A	16,667	1,667	1,720
							76,505	76,703	2.1%
Insurance
Accelerate Topco Holdings, LLC(3)(4)(29)(30)	Common Units	N/A			N/A	12,822	354	566
Hockey Parent Holdings, L.P.(3)(4)(29)(30)	Class A Common Units	N/A			N/A	7,500	7,500	9,448
							7,854	10,014	0.3%
IT Services
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(3)(4)(10)(30)	Perpetual Preferred Stock	S+		10.75%	N/A	31,500	43,546	43,294
Nscale Global Holdings Limited(3)(4)(29)(30)(31)	Preferred equity	N/A			N/A	$3,346	3,346	3,346
Nscale Global Holdings Limited(3)(4)(29)(30)(31)	Series B Preferred Shares	N/A			N/A	5,871	2,230	2,230
							49,122	48,870	1.4%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Life Sciences Tools & Services
Baypine Commander Co-Invest, LP(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	904	909	990
							909	990	—%
Pharmaceuticals
XOMA Corporation(3)(4)(29)(30)	Warrants	N/A			N/A	4,200	29	40
							29	40	—%
Professional Services
CloudPay, Inc.(3)(4)(6)(30)(31)	Series E Preferred Stock	N/A		13.50%	N/A	31,770	8,237	8,237
TravelPerk, Inc.(3)(4)(29)(30)(31)	Warrants	N/A			N/A	76,878	985	1,706
Vestwell Holdings Inc.(3)(4)(29)(30)	Series D Preferred Stock	N/A			N/A	152,175	3,020	3,323
							12,242	13,266	0.4%
Systems Software
Chrome Investors LP(3)(4)(22)(29)(30)(31)	LP Interest	N/A			N/A	$8,754	8,757	8,754
Elliott Alto Co-Investor Aggregator L.P.(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	7,836	7,887	17,983
Halo Purchaser, LLC(3)(4)(6)(30)	Class B PIK Preferred Equity	N/A		6.00%	N/A	10,000	14,188	9,242
Halo Purchaser, LLC(3)(4)(29)(30)	Class H Warrant Units	N/A			N/A	16,825	422	422
Project Hotel California Co-Invest Fund, L.P.(3)(29)(30)(31)	LP Interest	N/A			N/A	$6,712	6,684	10,925
Veeam Software Group(3)(4)(29)(30)	Series C Preferred Shares	N/A			N/A	1,850,573	13,708	13,708
							51,646	61,034	1.7%
Total non-controlled/non-affiliated portfolio company equity investments							$257,429	$274,847	7.7%
Total non-controlled/non-affiliated portfolio company investments							$6,096,076	$6,093,614	170.2%
Non-controlled/affiliated portfolio company equity investments
Equity Investments
Asset Based Lending and Fund Finance
Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC)(3)(5)(24)(26)(30)(31)(34)	Specialty finance equity investment	N/A			N/A	25,250	25,250	25,203
							25,250	25,203	0.7%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets
Pharmaceuticals
LSI Financing 1 DAC(3)(4)(24)(30)(31)	Specialty finance equity investment	N/A			N/A	2,658	2,690	2,623
LSI Financing LLC(3)(5)(22)(24)(26)(30)(31)	Specialty finance equity investment	N/A			N/A	58,262	58,262	61,563
							60,952	64,186	1.8%
Total non-controlled/affiliated portfolio company equity investments							$86,202	$89,389	2.5%
Controlled/affiliated portfolio company investments
Equity Investments
Joint Ventures
Blue Owl Credit SLF LLC(3)(5)(24)(26)(30)(31)	LLC Interest	N/A			N/A	14,293	14,295	14,104
Blue Owl Leasing LLC(3)(5)(24)(26)(30)(31)	LLC Interest	N/A			N/A	2,233	2,233	2,232
Stripe Blue Owl Holdings LLC(3)(5)(24)(26)(29)(30)(31)	LLC Interest	N/A			N/A	7,797	7,797	7,797
							24,325	24,133	0.7%
Total controlled/affiliated portfolio company equity investments							$24,325	$24,133	0.7%
Total Investments							$6,206,603	$6,207,136	173.4%
_______________
(1)Certain portfolio company investments are subject to contractual restrictions on sales. Refer to footnote 30 for additional information on our restricted securities.
(2)The amortized cost represents the original cost adjusted for the amortization or accretion of premium or discount, as applicable, on debt investments using the effective interest method.
(3)Represent a co-investment made with the Company's affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission. See “Note 3 — Agreements and Related Party Transactions.”
(4)These investments were valued using unobservable inputs and are considered Level 3 investments.
(5)Investment measured at NAV.
(6)Investment contains a fixed-rate structure.
(7)Unless otherwise indicated, loan contains a variable rate structure and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the Secured Overnight Financing Rate (“SOFR” or “S,” which can include one-, three-, six- or twelve-month SOFR), Euro Interbank Offered Rate (“EURIBOR” or “E”, which can include one-, three- or six-month EURIBOR), Canadian Overnight Repo Rate Average (“CORRA” or “C”) (which can include one- or three-month CORRA), SONIA (“SONIA” or “SA”), Australian Bank Bill Swap Bid Rate (“BBSY” or “B”) (which can include one-, three-, or six-month BBSY) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement.
(8)The interest rate on these loans is subject to 1 month SOFR, which as of December 31, 2025 was 3.69%.
(9)The interest rate on these loans is subject to 3 month SOFR, which as of December 31, 2025 was 3.65%.
(10)The interest rate on these loans is subject to 6 month SOFR, which as of December 31, 2025 was 3.57%.
(11)The interest rate on these loans is subject to 12 month SOFR, which as of December 31, 2025 was 3.42%.
(12)The interest rate on these loans is subject to Prime, which as of December 31, 2025 was 6.75%.
(13)The interest rate on these loans is subject to 1 month EURIBOR, which as of December 31, 2025 was 1.94%
(14)The interest rate on these loans is subject to 3 month EURIBOR, which as of December 31, 2025 was 2.03%.
(15)Reserved.
(16)Reserved.
(17)Reserved.
(18)Reserved.
(19)The interest rate on these loans is subject to SONIA, which as of December 31, 2025 was 3.73%.
(20)Reserved.
(21)Reserved.
(22)Position or portion thereof is a partially unfunded debt or equity commitment. See “Note 8 — Commitments and Contingencies.”

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Non-controlled/non-affiliated - debt commitments
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured delayed draw term loan	7/2027	$—	$22,237	$—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured delayed draw term loan	9/2026	1,240	4,270	—
AlphaSense, Inc.	First lien senior secured delayed draw term loan	6/2029	—	4,064	(10)
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	6/2026	4,308	197	—
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	2/2027	—	3,861	(10)
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured delayed draw term loan	2/2027	—	4,164	—
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	6/2026	—	2,688	—
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured delayed draw term loan	7/2027	—	2,703	—
Associations, Inc.	First lien senior secured delayed draw term loan	7/2028	2,192	3,981	—
Associations, Inc.	First lien senior secured delayed draw term loan	2/2027	7,006	5,595	—
Bamboo US BidCo LLC	First lien senior secured delayed draw term loan	11/2026	2,282	461	—
Birdie Bidco, Inc. (dba Concert Golf Partners)	First lien senior secured delayed draw term loan	11/2027	—	7,000	(18)
Bracket Intermediate Holding Corp.	First lien senior secured delayed draw term loan	10/2027	—	4,803	(24)
BusinessSolver.com, Inc.	First lien senior secured delayed draw term loan	12/2027	—	2,462	(6)
Cambrex Corporation	First lien senior secured delayed draw term loan	3/2027	—	2,041	—
Cambrex Corporation	First lien senior secured delayed draw term loan	9/2026	—	3,827	—
Commander Buyer, Inc. (dba CenExel)	First lien senior secured delayed draw term loan	6/2027	—	4,518	—
Computer Services, Inc. (dba CSI)	First lien senior secured delayed draw term loan	11/2027	—	8,004	—
Computer Services, Inc. (dba CSI)	First lien senior secured delayed draw term loan	11/2027	—	9,072	—
Coupa Holdings, LLC	First lien senior secured delayed draw term loan	6/2027	—	70	—
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured delayed draw term loan	6/2026	1,005	1,231	—
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured delayed draw term loan	1/2027	56	4,422	—
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	7/2027	5,741	6,661	—
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	8/2027	—	1,223	(6)
Databricks, Inc.	First lien senior secured delayed draw term loan	7/2026	—	10,929	—
Databricks, Inc.	First lien senior secured delayed draw term loan	7/2026	—	12,252	—
DCCM, LLC	First lien senior secured delayed draw term loan	6/2027	—	7,246	(36)
Eagan Parent, Inc. (dba Elite)	First lien senior secured delayed draw term loan	9/2027	—	2,666	(7)
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured delayed draw term loan	1/2027	2,045	511	—
EresearchTechnology, Inc. (dba Clario)	First lien senior secured delayed draw term loan	1/2027	1,327	8,150	—
Eternal Buyer, LLC (dba Wedgewood Weddings)	First lien senior secured delayed draw term loan	6/2027	—	2,875	—
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured delayed draw term loan	6/2026	—	3,667	—
Galway Borrower LLC	First lien senior secured delayed draw term loan	7/2026	1,268	4,942	—
Gusto, Inc.	First lien senior secured delayed draw term loan	11/2027	—	19,795	—
Himalaya Topco LLC (dba HealthEdge)	First lien senior secured delayed draw term loan	12/2027	—	5,762	(29)
Himalaya Topco LLC (dba HealthEdge)	First lien senior secured delayed draw term loan	6/2027	—	5,762	(29)
Horizon Avionics Buyer, LLC (dba Acron Aviation)	First lien senior secured delayed draw term loan	11/2027	—	6,410	(16)
Integrity Marketing Acquisition, LLC	First lien senior secured delayed draw term loan	8/2026	—	4,244	—
Iris Specialty Acquisition LLC (dba Integrated Specialty Coverages)	First lien senior secured delayed draw term loan	11/2028	—	5,550	(14)
Jellyfish Bidco Limited (dba JTC)	First lien senior secured GBP delayed draw term loan	11/2028	—	2,071	—
Jellyfish Bidco Limited (dba JTC)	First lien senior secured EUR term loan	11/2032	—	1,658	—
Jellyfish Bidco Limited (dba JTC)	First lien senior secured GBP term loan	11/2032	—	1,899	—
Jellyfish US Finco, Inc. (dba JTC)	First lien senior secured loan	11/2032	—	11,371	—

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)	First lien senior secured delayed draw term loan	8/2027	7,657	173	—
Lighthouse Buyer, Inc. (dba Harbor Compliance)	First lien senior secured delayed draw term loan	12/2028	—	6,146	(31)
Litera Bidco LLC	First lien senior secured delayed draw term loan	11/2026	10,288	907	—
Litera Bidco LLC	First lien senior secured delayed draw term loan	5/2027	—	4,709	—
ManTech International Corporation	First lien senior secured delayed draw term loan	2/2026	—	1,247	—
ML Holdco, Inc. (dba Meridian Link)	First lien senior secured delayed draw term loan	10/2027	—	12,309	(31)
Monotype Imaging Holdings Inc.	First lien senior secured delayed draw term loan	2/2026	728	2,109	—
OECONNECTION LLC	First lien senior secured delayed draw term loan	12/2028	—	10,109	(25)
OneOncology, LLC	First lien senior secured delayed draw term loan	10/2027	6,055	16,610	—
One, Inc. Software Corporation	First lien senior secured delayed draw term loan	12/2027	—	7,254	(18)
Packaging Coordinators Midco, Inc.	First lien senior secured delayed draw term loan	4/2026	—	14,411	—
Packaging Coordinators Midco, Inc.	First lien senior secured delayed draw term loan	4/2026	499	822	—
PerkinElmer U.S. LLC	First lien senior secured delayed draw term loan	10/2027	—	12,324	—
RL Datix Holdings (USA), Inc.	First lien senior secured delayed draw term loan	4/2027	—	6,725	—
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured delayed draw term loan	8/2026	—	7,734	—
Sentinel Buyer Corp. (dba SimpliSafe)	First lien senior secured delayed draw term loan	11/2027	—	5,372	(27)
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured delayed draw term loan	10/2027	2,868	10,756	—
Simpler Postage, Inc. (dba Easypost)	First lien senior secured delayed draw term loan	6/2026	2,957	15,242	—
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured delayed draw term loan	12/2026	2,720	2,981	—
Smarsh Inc.	First lien senior secured delayed draw term loan	1/2027	—	6,211	(8)
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured delayed draw term loan	10/2027	—	9,691	—
Themis Solutions Inc. (dba Clio)	First lien senior secured delayed draw term loan	10/2027	—	15,600	(156)
Tricentis Operations Holdings, Inc.	First lien senior secured delayed draw term loan	2/2027	—	11,994	(60)
Troon Golf, L.L.C.	First lien senior secured delayed draw term loan	9/2026	1,546	1,562	—
Unit4 Group Holding B.V.	First lien senior secured EUR delayed draw term loan	1/2030	—	2,439	—
Unit4 Group Holding B.V.	First lien senior secured EUR term loan	1/2033	—	26,019	—
Vessco Midco Holdings, LLC	First lien senior secured delayed draw term loan	5/2028	—	3,101	—
Vessco Midco Holdings, LLC	First lien senior secured delayed draw term loan	7/2026	2,575	540	—
Vensure Employer Services, Inc.	First lien senior secured delayed draw term loan	9/2026	—	625	(3)
W.A. Kendall and Company, LLC	First lien senior secured delayed draw term loan	12/2026	1,591	6,670	—
WU Holdco, Inc. (dba PurposeBuilt Brands)	First lien senior secured delayed draw term loan	4/2027	—	4,611	—
Zendesk, Inc.	First lien senior secured delayed draw term loan	5/2026	—	5,021	—
Accommodations Plus Technologies LLC	First lien senior secured revolving loan	5/2032	—	3,200	(48)
Activate Holdings (US) Corp. (dba Absolute Software)	First lien senior secured revolving loan	7/2029	—	3,011	—
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured revolving loan	7/2030	—	9,220	—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured revolving loan	8/2031	—	3,443	(34)
Alera Group, Inc.	First lien senior secured revolving loan	5/2030	—	1,250	—
AmeriLife Holdings LLC	First lien senior secured revolving loan	8/2028	701	3,503	—
Anaplan, Inc.	First lien senior secured revolving loan	6/2028	—	6,481	—
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured revolving loan	1/2031	971	2,428	—
Appfire Technologies, LLC	First lien senior secured revolving loan	3/2028	350	1,283	—
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured revolving loan	7/2030	—	1,930	—
Associations, Inc.	First lien senior secured revolving loan	7/2028	—	4,115	—
Arrow Borrower 2025, Inc. (dba AvidXchange)	First lien senior secured revolving loan	10/2032	—	1,920	(10)
Atlas Borrower, LLC (dba Anovo)	First lien senior secured revolving loan	9/2032	—	3,632	(36)
Atlas US Finco, Inc. (dba Nearmap)	First lien senior secured revolving loan	12/2028	—	948	(5)

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)	First lien senior secured revolving loan	3/2031	—	2,850	—
Bamboo US BidCo LLC	First lien senior secured revolving loan	10/2029	—	4,103	—
Bayshore Intermediate #2, L.P. (dba Boomi)	First lien senior secured revolving loan	10/2027	1,018	3,086	—
BCPE Pequod Buyer, Inc. (dba Envestnet)	First lien senior secured revolving loan	11/2029	—	3,616	—
Birdie Bidco, Inc. (dba Concert Golf Partners)	First lien senior secured revolving loan	11/2032	436	3,453	—
BTRS Holdings Inc. (dba Billtrust)	First lien senior secured revolving loan	12/2028	5,034	3,776	—
BusinessSolver.com, Inc.	First lien senior secured revolving loan	12/2032	—	1,097	(5)
Bracket Intermediate Holding Corp.	First lien senior secured revolving loan	10/2031	—	2,001	(20)
Bristol Hospice L.L.C.	First lien senior secured revolving loan	8/2032	—	1,742	—
By Light Professional IT Services LLC	First lien senior secured revolving loan	7/2031	—	1,056	(16)
Cambrex Corporation	First lien senior secured revolving loan	3/2032	102	1,684	—
CCI BUYER, INC. (dba Consumer Cellular)	First lien senior secured revolving loan	5/2032	—	1,903	—
Certinia Inc.	First lien senior secured revolving loan	8/2031	—	8,101	(20)
Commander Buyer, Inc. (dba CenExel)	First lien senior secured revolving loan	6/2032	—	3,012	—
Coupa Holdings, LLC	First lien senior secured revolving loan	2/2029	—	54	—
Creek Parent, Inc. (dba Catalent)	First lien senior secured revolving loan	12/2031	—	7,376	(37)
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured revolving loan	6/2029	—	1,119	—
Crewline Buyer, Inc. (dba New Relic)	First lien senior secured revolving loan	11/2030	—	9,434	(71)
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured revolving loan	8/2031	—	10,311	—
DCCM, LLC	First lien senior secured revolving loan	6/2032	—	2,899	(29)
Deerfield Dakota Holdings	First lien senior secured revolving loan	9/2032	—	5,293	(26)
Denali Intermediate Holdings, Inc. (dba Dun & Bradstreet)	First lien senior secured revolving loan	8/2032	—	4,091	(61)
Dragonfly Health, Inc. (f/k/a StateServ Acquisition, Inc.)	First lien senior secured revolving loan	11/2030	—	1,187	—
Eagan Parent, Inc. (dba Elite)	First lien senior secured revolving loan	9/2032	—	1,422	(7)
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured revolving loan	11/2027	—	430	—
Einstein Parent, Inc. (dba Smartsheet)	First lien senior secured revolving loan	1/2031	—	4,462	(33)
EresearchTechnology, Inc. (dba Clario)	First lien senior secured revolving loan	10/2031	—	4,738	—
Eternal Buyer, LLC (dba Wedgewood Weddings)	First lien senior secured revolving loan	6/2032	—	2,875	(14)
Fiesta Purchaser, Inc. (dba Shearer's Foods)	First lien senior secured revolving loan	2/2029	258	1,957	—
Flexera Software LLC	First lien senior secured revolving loan	8/2032	—	2,695	(7)
Forescout Technologies, Inc.	First lien senior secured revolving loan	5/2031	—	215	(1)
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured revolving loan	12/2029	—	3,000	—
Galway Borrower LLC	First lien senior secured revolving loan	9/2028	137	646	—
Gerson Lehrman Group, Inc.	First lien senior secured revolving loan	12/2028	—	2,391	—
Granicus, Inc.	First lien senior secured revolving loan	1/2031	—	1,645	—
Himalaya Topco LLC (dba HealthEdge)	First lien senior secured revolving loan	6/2032	—	6,483	(65)
Horizon Avionics Buyer, LLC (dba Acron Aviation)	First lien senior secured revolving loan	3/2032	564	2,641	—
Hyland Software, Inc.	First lien senior secured revolving loan	9/2029	—	1,919	—
Icefall Parent, Inc. (dba EngageSmart)	First lien senior secured revolving loan	1/2030	—	1,957	—
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured revolving loan	6/2030	2,435	769	—
Integrity Marketing Acquisition, LLC	First lien senior secured revolving loan	8/2028	—	3,152	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured revolving loan	3/2028	261	1,043	—
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))	First lien senior secured revolving loan	12/2028	—	9,060	—

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Iris Specialty Acquisition LLC (dba Integrated Specialty Coverages)	First lien senior secured revolving loan	11/2032	—	4,884	(24)
Jellyfish Bidco Limited (dba JTC)	First lien senior secured multi-currency revolving loan	11/2032	—	3,452	—
Jeppesen Holdings, LLC	First lien senior secured multi-currency revolving loan	10/2032	—	1,009	(8)
JS Parent, Inc. (dba Jama Software)	First lien senior secured revolving loan	4/2031	—	1,324	—
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)	First lien senior secured revolving loan	12/2029	—	7,172	(18)
Lighthouse Buyer, Inc. (dba Harbor Compliance)	First lien senior secured revolving loan	12/2031	246	983	—
Litera Bidco LLC	First lien senior secured revolving loan	5/2028	—	2,680	—
Magnet Forensics, LLC (f/k/a Grayshift, LLC)	First lien senior secured revolving loan	7/2028	—	5,806	—
ManTech International Corporation	First lien senior secured revolving loan	9/2028	—	5,590	—
McQueen Bidco PTY LTD. (dba Infomedia)	First lien senior secured revolving loan	12/2032	—	5,710	(14)
Ministry Brands Holdings, LLC	First lien senior secured revolving loan	12/2027	141	1,554	—
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured revolving loan	6/2030	—	5,540	—
Modernizing Medicine, Inc. (dba ModMed)	First lien senior secured revolving loan	4/2032	—	5,759	(29)
Monotype Imaging Holdings Inc.	First lien senior secured revolving loan	2/2030	—	4,268	—
Neptune Holdings, Inc. (dba NexTech)	First lien senior secured revolving loan	8/2029	—	4,118	(10)
OECONNECTION LLC	First lien senior secured revolving loan	12/2032	—	2,662	(13)
OneOncology, LLC	First lien senior secured revolving loan	6/2029	—	7,640	—
One, Inc. Software Corporation	First lien senior secured revolving loan	12/2032	—	2,902	(15)
Packaging Coordinators Midco, Inc.	First lien senior secured revolving loan	10/2032	—	9,015	(45)
PDI TA Holdings, Inc.	First lien senior secured revolving loan	2/2031	986	359	—
PetVet Care Centers, LLC	First lien senior secured revolving loan	11/2029	537	4,835	—
Valeris, Inc. (fka Phantom Purchaser, Inc.)	First lien senior secured revolving loan	9/2031	—	2,990	(7)
Plasma Buyer LLC (dba PathGroup)*	First lien senior secured revolving loan	5/2028	1,978	—	—
Puma Buyer, LLC (dba PANTHERx)	First lien senior secured revolving loan	3/2032	—	5,000	—
Relativity ODA LLC	First lien senior secured revolving loan	5/2029	—	3,854	—
RL Datix Holdings (USA), Inc.	First lien senior secured revolving loan	10/2030	—	5,888	—
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured revolving loan	5/2031	645	7,090	—
Securonix, Inc.	First lien senior secured revolving loan	4/2028	—	3,559	(347)
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured revolving loan	5/2028	692	1,385	—
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured revolving loan	10/2031	—	8,173	(102)
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured revolving loan	12/2031	—	2,857	—
Smarsh Inc.	First lien senior secured revolving loan	2/2029	1,274	2,021	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured revolving loan	10/2031	—	8,076	—
Talon MidCo 2 Limited	First lien senior secured revolving loan	8/2028	—	2,738	—
Themis Solutions Inc. (dba Clio)	First lien senior secured revolving loan	10/2032	—	13,000	(130)
Tricentis Operations Holdings, Inc.	First lien senior secured revolving loan	2/2032	—	7,496	(75)
Troon Golf, L.L.C.	First lien senior secured revolving loan	8/2028	—	1,562	—
Truist Insurance Holdings, LLC	First lien senior secured revolving loan	5/2029	—	2,106	—
Unit4 Group Holding B.V.	First lien senior secured EUR revolving loan	1/2033	—	3,252	—
Vessco Midco Holdings, LLC	First lien senior secured revolving loan	7/2031	—	1,038	—
Vital Bidco AB (dba Vitamin Well)	First lien senior secured revolving loan	10/2030	—	4,468	—
W.A. Kendall and Company, LLC	First lien senior secured revolving loan	4/2030	636	499	—
WU Holdco, Inc. (dba PurposeBuilt Brands)	First lien senior secured revolving loan	4/2032	123	1,311	—
Zendesk, Inc.	First lien senior secured revolving loan	11/2028	—	6,026	—
Total non-controlled/non-affiliated - debt commitments			$87,479	$824,098	$(1,946)

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Non-controlled/non-affiliated - equity commitments
Chrome Investors LP	LP Interest	N/A	$8,754	$2,189	$—
Valor Compute Infrastructure L.P.	LP Interest	N/A	963	1,788	—
Total non-controlled/non-affiliated - equity commitments			$9,717	$3,977	$—

Non-controlled/affiliated - equity commitments
LSI Financing LLC	Specialty finance equity investment	N/A	$58,262	$31,038	$—
Total non-controlled/affiliated - equity commitments			$58,262	$31,038	$—

Total Portfolio Company Commitments			$155,458	$859,113	$(1,946)
*Fully funded
(23)The negative cost and fair value results from unamortized fees, which are capitalized to the investment cost of unfunded commitments.
(24)As defined in the Investment Company Act of 1940, as amended (the “1940 Act”), the Company is deemed to “control” a portfolio company if the Company owns more than 25% of the portfolio company's voting securities or has the power to exercise control over management or policies, including through a management agreement. As defined in the 1940 Act, the Company is an “affiliated person” of this portfolio company if the Company owns more than 5% but less than 25% of the portfolio company’s outstanding voting securities. Transactions related to the Company’s investments in non-controlled affiliates and controlled affiliates for the year ended December 31, 2025, were as follows:

Company	Fair Value at December 31, 2024	Gross Additions (a)	Gross Reductions(b)	Net Change in Unrealized Gain/(Loss)	Fair Value at December 31, 2025	Interest Income	Dividend Income	Other Income
Non controlled Affiliates
LSI Financing 1 DAC	$3,102	$—	$(395)	$(84)	$2,623	$—	$219	$—
LSI Financing LLC	21,110	67,932	(30,415)	2,936	61,563	—	2,718	—
Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC)	—	25,254	(4)	(47)	25,203	—	165	—
Total Non-controlled Affiliates	$24,212	$93,186	$(30,814)	$2,805	$89,389	$—	$3,102	$—

Company	Fair Value at December 31, 2024	Gross Additions (a)	Gross Reductions(b)	Net Change in Unrealized Gain/(Loss)	Fair Value at December 31, 2025	Interest Income	Dividend Income	Other Income
Controlled Affiliates
Blue Owl Credit SLF(c)	$954	$13,346	$—	$(196)	$14,104	$—	$628	$—
Blue Owl Leasing LLC(c)	—	2,233	—	(1)	2,232	—	—	—
Stripe Blue Owl Holdings LLC	—	7,797	—	—	7,797	—	—	—
Total Controlled Affiliates	$954	$23,376	$—	$(197)	$24,133	$—	$628	$—
(a)Gross additions include increases in the cost basis of investments resulting from new investments, amounts related to payment-in-kind (“PIK”) interest capitalized and added to the principal balance of the respective loans, the accretion of discounts, the exchange of one or more existing investments for one or more new investments and the movement at fair value of an existing portfolio company into this controlled affiliated category from a different category.
(b)Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, return of capital, the amortization of premiums and the exchange of one or more existing securities for one or more new securities.
(c)For further description of the Company’s investment in Blue Owl Credit SLF LLC (“Credit SLF”) and Blue Owl Leasing LLC (“Blue Owl Leasing”), see “Note 4 — Investments.”
(25)Unless otherwise indicated, the Company’s portfolio companies are pledged as collateral supporting the amounts outstanding under the Company’s Amended and Restated Senior Secured Revolving Credit Agreement (the “Revolving Credit Facility”) and credit facilities to which certain of the Company’s subsidiaries are parties (the “SPV Asset Facilities” and the “CLOs”). See “Note 5 — Debt.”
(26)Investment is not pledged as collateral for the credit facilities.

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)
(27)As of December 31, 2025, the net estimated unrealized gain for U.S. federal income tax purposes was $52.3 million based on a tax cost basis of $6.2 billion. As of December 31, 2025, the aggregate gross unrealized losses for U.S federal income tax purposes was$7.3 million and the estimated aggregate gross unrealized gain for U.S. federal income tax purposes was $59.6 million.
(28)Loan was on non-accrual status as of December 31, 2025.
(29)Investment is non-income producing.
(30)Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of December 31, 2025, the aggregate fair value of these securities is $388.4 million or 10.8% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)

Portfolio Company	Investment	Acquisition Date
Accelerate Topco Holdings, LLC	Common Units	September 01, 2022
AlphaSense, LLC	Series E Preferred Shares	June 27, 2024
Baypine Commander Co-Invest, LP	LP Interest	June 24, 2025
Blue Owl Credit SLF LLC**	LLC Interest	August 01, 2024
Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC)*	Specialty finance equity investment	August 20, 2025
Blue Owl Leasing LLC**	LLC Interest	June 30, 2025
Brex, Inc.	Class A Units	August 15, 2025
Chrome Investors LP	LP Interest	January 25, 2025
CloudPay, Inc.	Series E Preferred Stock	July 31, 2024
Elliott Alto Co-Investor Aggregator L.P.	LP Interest	September 28, 2022
Halo Purchaser, LLC	Class B PIK Preferred Equity	December 19, 2025
Halo Purchaser, LLC	Class H Warrant Units	December 19, 2025
Hockey Parent Holdings, L.P.	Class A Common Units	September 14, 2023
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)	Perpetual Preferred Stock	June 23, 2022
KPCI Co-Invest 2, L.P.	Class A Units	October 15, 2025
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)	Class A Interest	December 12, 2023
LSI Financing 1 DAC*	Specialty finance equity investment	December 14, 2022
LSI Financing LLC*	Specialty finance equity investment	November 25, 2024
Minerva Holdco, Inc.	Senior A Preferred Stock	May 02, 2022
ModMed Software Midco Holdings, Inc. (dba ModMed)	Series A Preferred Units	April 30, 2025
Nscale Global Holdings Limited	Preferred equity	September 29, 2025
Nscale Global Holdings Limited	Series B Preferred Shares	September 29, 2025
Orange Blossom Parent, Inc.	Common Units	July 29, 2022
Project Alpine Co-Invest Fund, LP	LP Interest	June 10, 2022
Project Hotel California Co-Invest Fund, L.P.	LP Interest	August 09, 2022
Rome Topco Holdings, LLC (dba SimpliSafe)	Class A Units	November 06, 2025
Rome Topco Holdings, LLC (dba SimpliSafe)	Class B Units	November 06, 2025
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)	Series A Preferred Stock	November 15, 2023
Simpler Postage, Inc. (dba Easypost)	Warrants	June 11, 2024
Snowbird Manager LP	Limited Partner Interest	December 18, 2025
Stripe Blue Owl Holdings LLC*	LLC Interest	December 09, 2025
TravelPerk, Inc.	Warrants	May 02, 2024
Valor Compute Infrastructure L.P.	LP Interest	October 03, 2025
VCI Intermediate TopCo 1 LLC	Class B Units	November 17, 2025
Veeam Software Group	Series C Preferred Shares	December 08, 2025
Vestwell Holdings Inc.	Series D Preferred Stock	December 20, 2023
XOMA Corporation	Warrants	December 15, 2023
Zoro TopCo, Inc.	Series A Preferred Equity	November 22, 2022
Zoro TopCo, L.P.	Class A Common Units	November 22, 2022
* Refer to “Note 3 — Agreements and Related Party Transactions – Controlled/Affiliated Portfolio Companies.”
** Refer to “Note 4 — Investments – Credit SLF LLC and Blue Owl Leasing” for further information.
(31)     The portfolio company is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. As of December 31, 2025, non-qualifying assets represented 13.6% of total assets as calculated in accordance with the regulatory requirements.
(32)     Reserved.

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands, except share and per share amounts)
(33)     Reserved.
(34)     BOCSO was formed to hold alternative credit assets, including asset-based finance (“ABF”). ABF is a subsector of private credit focused on generating income from pools of financial, physical or other assets. As of December 31, 2025, the portfolio consists of three investments totaling $0.5 billion at cost and fair value, respectively, ranging in cost from $24.8 million to $304.4 million and with a fair value ranging from $24.8 million to $303.9 million. The largest investment is 62% of the total cost of BOCSO's portfolio. As of December 31, 2025 the portfolio asset class composition was 62% ABF - Specialty finance, 33% ABF - Leasing, and 5% ABF - Commercial Real Estate.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Notes to the Consolidated Financial Statements (Unaudited)
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Note 1. Organization and Principal Business
Blue Owl Technology Income Corp. (“OTIC” or the “Company”) is a Maryland corporation formed on June 22, 2021. The Company was formed primarily to originate and make debt and equity investments in, technology-related companies, specifically software companies, based primarily in the United States. The Company`s investment objective is to maximize total return by generating current income from its debt investments and other income producing securities, and capital appreciation from its equity and equity-linked investments. The Company may hold its investments directly or through special purpose vehicles. The Company intends to invest at least 80% of the value of its total assets in “technology-related” companies. The Company defines technology related companies as those that (i) operate directly in the technology industry, which includes but is not limited to, application software, systems software, healthcare technology, information technology, technology services and infrastructure, financial technology and internet and digital media, (ii) operate indirectly through their reliance on technology (i.e., utilizing scientific knowledge or technology-enabled techniques, skills, methods, devices or processes to deliver goods and/or services) or (iii) seek to grow through technological advancements and innovations. The Company invests in a broad range of companies with a focus on established enterprise software companies that are capitalizing on the large and growing demand for software products and services.
The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company is treated as a regulated investment company (a “RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Because the Company has elected to be regulated as a BDC and qualifies as a RIC under the Code, the Company’s portfolio is subject to diversification and other requirements.
On December 9, 2021, the Company formed a wholly-owned subsidiary, OR Tech Lending IC LLC, a Delaware limited liability company, which holds a California finance lenders license. OR Tech Lending IC LLC originates loans to borrowers headquartered in California. From time to time the Company may form wholly-owned subsidiaries to facilitate the normal course of business.
Blue Owl Technology Credit Advisors II LLC (“the Adviser” or “OTCA II”) serves as the Company’s investment adviser. The Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform. The Adviser is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Blue Owl consists of three investment platforms: (1) Credit, which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies, (2) Real Assets, which focuses on three primary investment strategies: net lease, real estate credit and digital infrastructure, and (3) GP Strategic Capital, which primarily focuses on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit firms. Subject to the overall supervision of the Company’s board of directors (the “Board”), the Adviser manages the day-to-day operations of and provides investment advisory and management services to the Company.
The Company relies on an exemptive order issued to an affiliate of the Adviser that permits it to offer multiple classes of shares of common stock and to impose asset-based servicing and distribution fees and early withdrawal fees. The Company is currently offering on a continuous basis up to $5.0 billion in any combination of amount of shares of Class S, Class D, and Class I common stock. The share classes have different upfront selling commissions and ongoing servicing fees. Each class of common stock will be offered through Blue Owl Securities LLC (d/b/a Blue Owl Securities) (the “Dealer Manager” or “Blue Owl Securities”). No upfront selling commission, dealer manager fees, or other similar placement fees will be paid to the Company or the Dealer Manager with respect to the Class S and Class D shares, however, if Class S shares or Class D shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charge to 3.5% of the net offering price per share for each Class S share and 1.5% of the net offering price per share of each Class D share. Class I shares are not subject to upfront selling commissions. In addition, the Class S and Class D share classes have different ongoing servicing fees. Class I shares are not subject to ongoing servicing fees. Class S, Class D and Class I shares were offered at initial purchase prices per shares of $10.00. Thereafter, the purchase price per share for each class of common stock will vary and will not be sold at a price below the Company`s net asset value per share of such class, as determined in accordance with the Company`s share pricing policy, plus applicable upfront selling commissions. The Company also engages in private placement offerings of its common stock.
The Company was initially funded on September 30, 2021, when an affiliate of the Adviser (the “Initial Shareholder”), purchased 100 shares of the Company`s Class I common stock at $10.00 per share, which represents the initial public offering price. On May 2, 2022, the Company met the minimum offering requirement, commenced operations and commenced its initial public offering of up to $5.0 billion in any combination of amount of shares of Class S, Class D and Class I common stock. On February 3, 2025, the Company commenced its follow-on offering pursuant to which it is currently offering on a continuous basis up to $5.0 billion in any combination of Class S, Class D and Class I common shares.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Since meeting the minimum offering requirement and commencing its continuous public offering through March 31, 2026, the Company has issued 94,694,304 shares of Class S common stock, 3,430,023 shares of Class D common stock, and 44,499,545 shares of Class I common stock, exclusive of any tender offers and shares issued pursuant to the Company’s distribution reinvestment plan, for gross proceeds of $978.9 million, $35.1 million and $457.0 million, respectively, including one thousand of seed capital contributed by its Initial Shareholder. The Company has issued 251,829,994 shares of its Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares in a Private Offering and raised gross proceeds of approximately $2.6 billion. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”).
Note 2. Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and, therefore, applies the specialized accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. In the opinion of management, all adjustments considered necessary for the fair presentation of the consolidated financial statements, have been included.
Reclassifications
As a result of changes in presentations, certain prior year amounts have been reclassified to conform to the current presentation. These reclassifications had no effect on the reported results of operations.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual amounts could differ from those estimates and such differences could be material.
Cash
Cash consists of deposits held at a custodian bank and restricted cash pledged as collateral (when applicable). Cash is carried at cost, which approximates fair value. The Company deposits its cash with highly-rated banking corporations and, at times, may exceed the insured limits under applicable law.
Investments at Fair Value
Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.
Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, the Board designated the Adviser as the Company’s valuation designee to perform fair value determinations relating to the value of assets held by the Company for which market quotations are not readily available.
Investments for which market quotations are readily available are typically valued at the average bid price of those market quotations. To validate market quotations, the Company utilizes a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available, as is the case for substantially all of the Company’s investments, are valued at fair value as determined in good faith by the Adviser, as the valuation designee, based on, among other things, the input of the independent third-party valuation firm(s) engaged at the direction of the Adviser.
As part of the valuation process, the Adviser, as the valuation designee, takes into account relevant factors in determining the fair value of the Company’s investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase or sale transaction, public offering or subsequent equity sale occurs, the Adviser, as the valuation designee, considers whether the pricing indicated by the external event corroborates its valuation.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
The Adviser, as the valuation designee, undertakes a multi-step valuation process, which includes, among other procedures, the following:
•With respect to investments for which market quotations are readily available, those investments will typically be valued at the average bid price of those market quotations;
•With respect to investments for which market quotations are not readily available, the valuation process begins with the independent valuation firm(s) providing a preliminary valuation of each investment to the Adviser’s valuation committee;
•Preliminary valuation conclusions are documented and discussed with the Adviser’s valuation committee;
•The Adviser, as the valuation designee, reviews the recommended valuations and determines the fair value of each investment;
•Each quarter, the Adviser, as the valuation designee, will provide the Audit Committee a summary or description of material fair value matters that occurred in the prior quarter and on an annual basis, the Adviser, as the valuation designee, will provide the Audit Committee with a written assessment of the adequacy and effectiveness of its fair value process; and
•The Audit Committee oversees the valuation designee and will report to the Board on any valuation matters requiring the Board’s attention.
The Company conducts this valuation process on a quarterly basis.
The Company applies Financial Accounting Standards Board (“FASB”) Codification 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the Company considers its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:
•Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
•Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occurs. In addition to using the above inputs in investment valuations, the Company applies the valuation policy approved by its Board that is consistent with ASC 820. Consistent with the valuation policy, the Adviser, as the valuation designee, evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (such as broker quotes), the Adviser, as the valuation designee, subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, the Adviser, as the valuation designee, or the independent valuation firm(s), reviews pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.
The Company applies the practical expedient provided by the ASC Topic 820 relating to investments in certain entities that calculate net asset value per share (or its equivalent). ASC Topic 820 permits an entity holding investments in certain entities that either are investment companies, or have attributes similar to an investment company, and calculate NAV per share or its equivalent for which the fair value is not readily determinable, to measure the fair value of such investments on the basis of that NAV per share, or its equivalent, without adjustment. Investments which are valued using NAV per share as a practical expedient are not categorized within the fair value hierarchy as per ASC Topic 820.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If the Company were required to liquidate a portfolio investment in a forced or liquidation sale, it could realize amounts that are different from the amounts presented and such differences could be material.
In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Foreign Currency Forward Contracts
The Company follows the guidance in ASC 815 Derivatives and Hedging, when accounting for all derivative instruments. The Company uses foreign currency forward contracts to reduce the Company’s exposure to fluctuations in the value of foreign currencies. In a foreign currency forward contract, the Company agrees to receive or deliver a fixed quantity of one currency for another at a pre-determined price at a future date. Foreign currency forward contracts are marked-to-market at the applicable forward rate. Unrealized gains (losses) on foreign currency forward contracts are recorded within other assets or other liabilities on the Consolidated Statements of Assets and Liabilities by counterparty on a net basis. The Company does not utilize hedge accounting and values forward contracts at fair value with the unrealized gains or losses recorded in net change in unrealized gains (losses) from foreign currency and other transactions in the Company’s Consolidated Statements of Operations. The Company nets its forwards by counterparty.
Foreign Currency
Foreign currency amounts are translated into U.S. dollars on the following basis:
•cash, fair value of investments, outstanding debt, other assets and liabilities: at the spot exchange rate on the last business day of the period; and
•purchases and sales of investments, borrowings and repayments of such borrowings, income and expenses: at the rates of exchange prevailing on the respective dates of such transactions.
The Company includes net changes in fair values on investments held resulting from foreign exchange rate fluctuations with the change in unrealized gains (losses) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations. Fluctuations arising from the translation of foreign currency borrowings are included with the net change in unrealized gains (losses) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations.
Investments denominated in foreign currencies and foreign currency transactions may involve certain considerations and risks not typically associated with those of domestic origin, including unanticipated movements in the value of the foreign currency relative to the U.S. dollar.
Interest and Dividend Income Recognition
Interest income is recorded on the accrual basis and includes accretion or amortization of discounts or premiums. Certain investments may have contractual PIK interest or dividends, the majority of which is structured at initial underwriting. PIK interest and dividends represent accrued interest or dividends that are added to the principal amount or liquidation amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a liquidation event.
PIK interest and PIK dividend income consisted of the following for the periods:

	For the Three Months Ended March 31,
	2026	2025
PIK Interest Income	$7,872	$6,220
PIK Interest Income as a % of Investment Income	5.8%	4.4%
PIK Dividend Income	$4,534	$4,283
PIK Dividend Income as a % of Investment Income	3.4%	3.0%
Total PIK Income	$12,406	$10,503
Total PIK Income as a % of Investment Income	9.2%	7.4%
Discounts to par value on securities purchased are accreted into interest income over the contractual life of the respective security using the effective yield method. Premiums to par value on securities purchased are amortized to first call date. The amortized cost of investments represents the original cost adjusted for the accretion or amortization of discounts or premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.
Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. If at any point the Company believes PIK interest is not expected to be realized, the investment generating PIK interest will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest income. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.
Other Income
From time to time, the Company may receive fees for services provided to portfolio companies. These fees are generally only available to the Company as a result of closing investments, are normally paid at the closing of the investments, are generally non-recurring, and are recognized as revenue when earned upon closing of the investment. The services that the Adviser provides vary by investment, but can include closing, work, diligence or other similar fees and fees for providing managerial assistance to the Company's portfolio companies.
Offering Expenses
Costs associated with the offering of common shares of the Company are capitalized as deferred offering expenses and are included in prepaid expenses and other assets in the Consolidated Statement of Assets and Liabilities and are amortized over a twelve-month period from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s share offerings of its common shares, the preparation of the Company’s registration statement, and registration fees.
Debt Issuance Costs
The Company records origination and other expenses related to its debt obligations as deferred financing costs. These expenses are deferred and amortized utilizing the effective yield method, over the estimated life of the related debt instrument. Debt issuance costs are presented on the Consolidated Statement of Assets and Liabilities as a direct deduction from the debt liability. In circumstances in which there is not an associated debt liability amount recorded in the consolidated financial statements when the debt issuance costs are incurred, such debt issuance costs will be reported on the Consolidated Statement of Assets and Liabilities as an asset until the debt liability is recorded.
Reimbursement of Transaction-Related Expenses
The Company may receive reimbursement for certain transaction-related expenses in pursuing investments. Transaction-related expenses, which are generally expected to be reimbursed by the Company’s portfolio companies, are typically deferred until the transaction is consummated and are recorded in prepaid expenses and other assets on the date incurred. The costs of successfully completed investments not otherwise reimbursed are borne by the Company and are included as a component of the investment’s cost basis.
Cash advances received in respect of transaction-related expenses are recorded as cash with an offset to accrued expenses and other liabilities. Accrued expenses and other liabilities are relieved as reimbursable expenses are incurred.
Income Taxes
The Company has elected to be treated as a RIC under the Code beginning with the taxable year ended December 31, 2021 and intends to continue to qualify as a RIC. So long as the Company maintains its tax treatment as a RIC, it generally will not pay U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company represents obligations of the Company’s investors and will not be reflected in the consolidated financial statements of the Company. However, the Company will be subject to U.S. federal income tax imposed at corporate rates on any income, including capital gains not distributed (or deemed distributed) to its stockholders.
To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must generally distribute to its shareholders on a timely basis, at least the sum of (i) 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income. In order for the Company not to be subject to U.S. federal excise taxes, it must distribute annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) certain undistributed amounts from previous years on which the Company paid no U.S. federal income tax. The Company, at its discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. federal excise tax on this income.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws,

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
regulations and interpretations thereof. There were no material uncertain income tax positions through December 31, 2025. As applicable, the Company’s prior three tax years remain subject to examination by U.S federal, state and local tax authorities.
Income and Expense Allocations
Income and realized and unrealized capital gains and losses are allocated to each class of shares of the Company on the basis of the aggregate net asset value of that class in relation to the aggregate net asset value of the Company.
Expenses that are common to all share classes are borne by each class of shares based on the net assets of the Company attributable to each class. Expenses that are specific to a class of shares are allocated to such class either directly or through the servicing fees paid pursuant to the Company’s distribution plan. See “Note 3 — Agreements and Related Party Transactions – Dealer Manager Agreement.”
Distributions to Common Shareholders
Distributions to common shareholders are recorded on the record date. The amount to be distributed is determined by the Board and is generally based upon the earnings estimated by the Adviser. In addition, the Board may consider the level of undistributed taxable income carried forward from the prior year for distribution in the current year. Net realized long-term capital gains, if any, would be generally distributed at least annually although the Company may decide to retain such capital gains for investment.
Subject to the Company’s board of directors’ discretion and applicable legal restrictions, the Company intends to authorize and declare cash distributions to the Company’s shareholders on a monthly or quarterly basis and pay such distributions on a monthly basis. The per share amount of distributions for Class S, Class D, and Class I shares will differ because of different allocations of class-specific expenses. Specifically, because the ongoing servicing fees are calculated based on the Company’s net asset value for the Company’s Class S and Class D shares, the ongoing service fees will reduce the net asset value or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under the Company’s distribution reinvestment plan. As a result, the distributions on Class S shares and Class D shares may be lower than the distributions on Class I shares.
The Company has adopted a distribution reinvestment plan, which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for reinvestment of any cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of the Company's common stock, rather than receiving the cash distribution.
Consolidation
As provided under Regulation S-X and ASC Topic 946—Financial Services—Investment Companies, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company or controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the accounts of the Company’s wholly-owned subsidiaries in its consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation.
The Company does not consolidate its equity interests in Blue Owl Credit SLF LLC and Blue Owl Leasing. For further description of the Company’s investment in Credit SLF and Blue Owl Leasing, see “Note 4 — Investments.”
Segment Reporting
In accordance with ASC Topic 280 – “Segment Reporting (ASC 280),” the Company has determined that it has a single operating and reporting segment. As a result, the Company’s segment accounting policies are the same as described herein and the Company does not have any intra-segment sales and transfers of assets.
The Company operates through a single operating and reporting segment with an investment objective to generate both current income, and to a lesser extent, capital appreciation through debt and equity investments. The chief operating decision maker (“CODM”) is comprised of the Company’s chief executive officer, president, and chief financial officer and chief operating officer and assesses the performance and makes operating decisions of the Company on a consolidated basis primarily based on the Company’s net increase in shareholder’s equity resulting from operations (“net income”). In addition to numerous other factors and metrics, the CODM utilizes net income as a key metric in determining the amount of dividends to be distributed to the Company’s stockholders. As the Company’s operations comprise of a single reporting segment, the segment assets are reflected on the accompanying consolidated balance sheet as “total assets” and the significant segment expenses are listed on the accompanying consolidated statement of operations.
New Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Note 3. Agreements and Related Party Transactions
As of March 31, 2026 and December 31, 2025, the Company had payables to affiliates of $14.4 million and $17.4 million, primarily comprised of $9.1 million and $10.5 million of accrued performance based incentive fees, respectively, and $3.1 million and $3.6 million of management fees, respectively. The payable to affiliates also includes $2.3 million and $3.3 million of operating expenses as of March 31, 2026 and December 31, 2025, respectively.
Administration Agreement
The Company has entered into an Administration Agreement (the “Administration Agreement”) with the Adviser. Under the terms of the Administration Agreement, the Adviser performs, or oversees the performance of, required administrative services, which include providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others. On May 4, 2026, the Board approved the continuation of the Administration Agreement.
The Administration Agreement also provides that the Company reimburses the Adviser for certain organization costs incurred prior to the commencement of the Company’s operations, and for certain offering costs.
The Company reimburses the Adviser for services performed for it pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Adviser for any services performed for it by such affiliate or third party.
From October 1, 2021 to November 30, 2021, the Company was advised by Blue Owl Technology Credit Advisors LLC (“OTCA”), an affiliate of the Adviser, which also served as the Company’s administrator. On November 30, 2021, the Company entered into the Investment Advisory Agreement and the Administration Agreement, under which the Adviser serves as the Company’s Adviser and administrator, respectively.
Unless earlier terminated as described below, the Administration Agreement will remain in effect for two years from the date it first became effective, and will remain in effect and from year to year thereafter if approved annually by (1) the vote of the Board, or by the vote of a majority of its outstanding voting securities and (2) the vote of a majority of the Company’s directors who are not “interested persons” of the Company, of the Adviser or of any of their respective affiliates, as defined in the 1940 Act. The Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company (as defined in the 1940 Act), or by the vote of a majority of the Board or by the Adviser.
No person who is an officer, director, or employee of the Adviser or its affiliates and who serves as a director of the Company receives any compensation from the Company for his or her services as a director. However, the Company reimburses the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser or its affiliates to the Company’s officers who provide operational and administrative services, as well as their respective staffs and other professionals who provide services to the Company, who assist with the preparation, coordination and administration of the foregoing or provide other “back office” or “middle office,” financial or operational services to the Company (based on the percentage of time those individuals devote, on an estimated basis, to the business and affairs of the Company). Directors who are not affiliated with the Adviser receive compensation for their services and reimbursement of expenses incurred to attend meetings.
For the three months ended March 31, 2026 and 2025, the Company incurred expenses of $1.1 million and $0.9 million for costs and expenses reimbursable to the Adviser under the terms of the Administration Agreement, respectively.
Investment Advisory Agreement
The Company entered into an Investment Advisory Agreement on November 30, 2021 (the “Investment Advisory Agreement”) with the Adviser. Under the terms of the Investment Advisory Agreement, the Adviser is responsible for managing the Company’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring its investments, and monitoring its portfolio companies on an ongoing basis through a team of investment professionals. On May 4, 2026, the Board approved the continuation of the Investment Advisory Agreement.
The Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to the Company are not impaired.
Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for two years from the date it first becomes effective and from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company`s outstanding voting securities and, in each case, by a majority of independent directors.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of penalty, the Company may terminate the Investment Advisory Agreement with the Adviser upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board of Directors or the shareholders holding a majority (as defined under the 1940 Act) of the outstanding shares of the Company’s common stock or the Adviser. In addition, without payment of penalty, the Adviser may generally terminate the Investment Advisory Agreement upon 120 days’ written notice.
From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services, including the Board, and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms.
Under the terms of the Investment Advisory Agreement, the Company will pay the Adviser a base management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the Company’s shareholders.
The base management fee is payable monthly in arrears. The base management fee is calculated at an annual rate of 1.25% based on the average value of the Company`s net assets at the end of the two most recently completed calendar months. All or part of the base management fee not taken as to any month will be deferred without interest and may be taken in any such month prior to the occurrence of a liquidity event. Base management fees for any partial month are prorated based on the number of days in the month.
For the three months ended March 31, 2026, management fees were $10.3 million, net of $44 thousand in management fee waivers. For the three months ended March 31, 2025, management fees were $9.6 million, net of $5.4 thousand in management fee waivers.
The incentive fee consists of two parts: (i) an incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.
The incentive fee on income will be calculated and payable quarterly in arrears and will be based upon the Company’s pre-incentive fee net investment income for the immediately preceding calendar quarter. In the case of a liquidation of the Company or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of the event.
The incentive fee on income for each calendar quarter will be calculated as follows:
•No incentive fee on income will be payable in any calendar quarter in which the pre-incentive fee net investment income does not exceed a quarterly return to investors of 1.25% of the Company’s net asset value at the beginning of the quarter. The Company refers to this as the quarterly preferred return.
•All of the Company’s pre-incentive fee net investment income, if any, that exceeds the quarterly preferred return, but is less than or equal to 1.43%, which the Company refers to as the upper level breakpoint, of the Company’s net asset value at the beginning of the quarter, will be payable to the Company’s Adviser. The Company refers to this portion of the incentive fee on income as the “catch-up.” It is intended to provide an incentive fee of 12.50% on all of the Company’s pre-incentive fee net investment income when the pre-incentive fee net investment income reaches 1.43% of the Company’s net asset value at the beginning of the quarter, measured as of the end of the immediately preceding calendar quarter. The quarterly preferred return of 1.25% and upper level breakpoint of 1.43% are also adjusted for the actual number of days each calendar quarter.
•For any quarter in which the Company’s pre-incentive fee net investment income exceeds the upper level break point of 1.43% of the Company’s net asset value at the beginning of the quarter, the incentive fee on income will equal 12.50% of the amount of the Company’s pre-incentive fee net investment income, because the quarterly preferred return and catch up will have been achieved.
•Pre-incentive fee net investment income is defined as investment income and any other income, accrued during the calendar quarter, minus operating expenses for the quarter, including the base management fee, expenses payable under the Investment Advisory Agreement and the Administration Agreement, any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee. Pre-incentive fee net investment income does not include any expense support payments or any reimbursement by the Company of expense support payments, or any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
The incentive fee on capital gains will be determined and payable in arrears as of the end of each calendar year during which the Investment Advisory Agreement is in effect. In the case of a liquidation, or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of such event. The annual fee will equal (i) 12.50% of the Company’s realized capital gains on a cumulative basis from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less (ii) the aggregate amount of any previously paid incentive fees on capital gains as calculated in accordance with U.S. GAAP. The Company will accrue but will not pay a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if the Company was to sell the relevant investment and realize a capital gain. In no event will the incentive fee on capital gains payable pursuant hereto be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
For the three months ended March 31, 2026 and 2025, performance-based incentive fees were $9.1 million and $10.5 million, respectively.
For the three months ended March 31, 2026, the Company did not incur capital gains-based incentive fees. For the three months ended March 31, 2025, capital gains-based incentive fees were reversed in the amount of $(1.3) million, which related to unrealized depreciation.
Under the terms of the Investment Advisory Agreement, upon satisfaction of the minimum offering requirement, the Adviser is entitled to receive up to 1.50% of gross proceeds raised in the Company`s continuous public offering until all organization and offering costs funded by the Adviser or its affiliates have been recovered. Any reimbursements will not exceed actual expenses incurred by the Adviser and its affiliates.
The Company bears all other expenses of its operations and transactions including, without limitation, those relating to: expenses deemed to be “organization and offering expenses” for purposes of Financial Industry Regulatory Authority Conduct Rule 2310(a)(12) (exclusive of commissions, the dealer manager fee, any discounts and other similar expenses paid by investors at the time of sale of the Company’s stock); the cost of corporate and organizational expenses relating to offerings of shares of common stock, subject to limitations included in the Investment Advisory Agreement; the cost of calculating the Company’s net asset value, including the cost of any third-party valuation services; the cost of effecting any sales and repurchases of the common stock and other securities; fees and expenses payable under any dealer manager agreements, if any; debt service and other costs of borrowings or other financing arrangements; costs of hedging; expenses, including travel expense, incurred by the Adviser, or members of the Investment Team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing the Company’s rights; escrow agent, transfer agent and custodial fees and expenses; fees and expenses associated with marketing efforts; federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies; federal, state and local taxes; independent directors’ fees and expenses, including certain travel expenses; costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing; the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs); the costs of any shareholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters; commissions and other compensation payable to brokers or dealers; research and market data; fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone and staff; fees and expenses associated with independent audits, outside legal and consulting costs; costs of winding up; costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes; extraordinary expenses (such as litigation or indemnification); and costs associated with reporting and compliance obligations under the Advisers Act and applicable federal and state securities laws. Notwithstanding anything to the contrary contained herein, the Company shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company). Any such reimbursements will not exceed actual expenses incurred by the Adviser and its affiliates. The Adviser is responsible for the payment of the Company’s organization and offering expenses to the extent that these expenses exceed 1.5% of the aggregate gross offering proceeds, without recourse against or reimbursement by the Company.
For the three months ended March 31, 2026 the Company did not incur organization and offering costs that are reimbursable to the Adviser. For the three months ended March 31, 2025, organization and offering costs that are reimbursable to the Adviser that were incurred by the Company were $0.6 million.
Affiliated Transactions
The Company may be prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the directors who are not interested persons, and in some cases, the prior approval of the SEC. The Company, the Adviser and certain of their affiliates were granted an order for exemptive relief that permitted co-investing with affiliates of the Company subject to various approvals of the Board and other conditions. On May 6, 2025, the Company, the Adviser and certain of their affiliates were granted a new order for exemptive relief that superseded the prior order for exemptive relief (the “Order”) by the SEC for the Company to co-invest with other funds managed by the Adviser or certain affiliates, in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such Order, the Company generally is permitted to co-invest with certain of its affiliates if such co-investments are done on the same terms and at the same time, as further detailed in the Order. The Order requires that a “required majority” (as defined in Section 57(o) of the 1940 Act) of directors who are not “interested persons” of the Company, the Adviser, or any of their respective affiliates, as defined in the 1940 Act (“Independent Directors”) make certain conclusions in connection with certain co-investment transactions, including (1) when the Company co-invests with an affiliated entity (as defined in the co-investment application) in an issuer where an affiliated entity of the Company has an existing investment in the issuer unless the transaction is completed on a pro rata basis, and (2) if the Company disposes of an asset acquired in a co-investment transaction unless the disposition is done on a pro rata basis or the disposition is of a tradable security. Pursuant to the Order, the Board oversees the

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Company’s participation in the co-investment program. As required by the Order, the Company has adopted, and the Board, including a required majority of the Independent Directors, has approved, policies and procedures reasonably designed to ensure compliance with the conditions of the Order. The Board, including a required majority of the Independent Directors, also reviewed the Co-Investment Policies of the Adviser to ensure that they are reasonably designed to prevent the Company from being disadvantaged by participation in the co-investment program. The Adviser and the Company’s Chief Compliance Officer will also provide reporting to the Board.
The Adviser is affiliated with Blue Owl Credit Advisors LLC (“OCA”), OTCA, Blue Owl Credit Private Fund Advisors LLC (“OPFA”) and Blue Owl Diversified Credit Advisors LLC (“ODCA” and together with OCA, OTCA, OPFA and the Adviser, the “Blue Owl Credit Advisers”), which are also investment advisers. The Blue Owl Credit Advisers are indirect affiliates of Blue Owl and comprise part of Blue Owl’s Credit platform, which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies. The Blue Owl Credit Advisers’ allocation policies seek to ensure equitable allocation of investment opportunities over time between the Company, and other funds managed by the Adviser, or its affiliates and address the co-investment restrictions set forth under the 1940 Act. As a result of the Order, there could be significant overlap in the Company’s investment portfolio and the investment portfolio of the business development companies, private funds and separately managed accounts managed by the Blue Owl Credit Advisers (collectively the “Blue Owl Credit Clients”) and/or other funds managed by the Adviser or its affiliates that could avail themselves of the Order and that have a similar investment objective to the Company’s. In addition, the Adviser and its affiliates are permitted to allocate an investment to a number of products across platforms that it views as appropriate for the particular investment objectives, strategies and characteristics of such products.
Controlled, Affiliated/Non-Controlled, Affiliated Portfolio Companies
Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, “non-affiliated investments” are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the accompanying consolidated financial statements, including the consolidated schedule of investments.
The Company has made investments in controlled, affiliated companies, including Credit SLF and Blue Owl Leasing. For further description of Credit SLF and Blue Owl Leasing, see “Note 4 — Investments.”
The Company has made investments in non-controlled, affiliated companies, including LSI Financing 1 DAC, LSI Financing LLC (collectively, “LSI Financing”) and BOCSO.
LSI Financing 1 DAC (“LSI Financing DAC”) is a portfolio company formed to acquire contractual rights to revenue pursuant to earnout agreements generally in the life sciences space. On December 14, 2022, the Company made an initial investment in LSI Financing DAC. As of March 31, 2026, the fair value of the Company's investment in LSI Financing DAC was $2.7 million and the Company’s total commitment was $2.7 million. The Company does not consolidate its equity interest in LSI Financing DAC.
LSI Financing LLC is a separately managed portfolio company formed to indirectly own royalty purchase agreements and loans in the life sciences space. An affiliate of the Adviser provides consulting services to a subsidiary of LSI Financing LLC in exchange for a fee. The Adviser has agreed to waive a portion of the management fee payable by the Company pursuant to the Investment Advisory Agreement equal to the Company’s pro rata amount of such consulting fee. On November 25, 2024, the Company redeemed a portion of its interest in LSI Financing DAC in exchange for common shares of LSI Financing LLC. As of March 31, 2026, the fair value of the Company’s investment in LSI Financing LLC was $60.6 million and the Company’s total commitment was $87.6 million. The Company does not consolidate its equity interest in LSI Financing LLC.
BOCSO is a portfolio company formed to invest in alternative credit assets, including asset-based finance (ABF). ABF is a subsector of private credit focused on generating income from pools of financial, physical or other assets. On September 18, 2025, we made an initial equity contribution to BOCSO. As of March 31, 2026, the Company’s investment at fair value in BOCSO was $45.4 million and the Company’s total commitment was $45.7 million. The Company does not consolidate its equity interest in BOCSO.
Dealer Manager Agreement
The Company has entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Blue Owl Securities, an affiliate of the Adviser, and participating broker-dealer agreements with certain broker-dealers. Under the terms of the Dealer Manager Agreement and the participating broker-dealer agreements, Blue Owl Securities serves as the dealer manager, and certain participating broker- dealers solicit capital, for the Company’s public offering of shares of Class S, Class D, and Class I common stock. Blue Owl Securities will not receive upfront selling commissions with respect to purchases of Class S, Class D and Class I shares or shares of any class of shares issued pursuant to the Company’s distribution reinvestment plan.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Subject to FINRA limitations on underwriting compensation and pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company will pay Blue Owl Securities servicing fees for ongoing services rendered to shareholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:
•With respect to the Company’s outstanding Class S shares equal to 0.85% per annum of the aggregate net asset value of the Company`s outstanding Class S shares; and
•With respect to the Company’s outstanding Class D shares equal to 0.25% per annum of the aggregate net asset value of the Company`s outstanding Class D shares.
The Company will not pay an ongoing servicing fee with respect to the Company`s outstanding Class I shares.
For the three months ended March 31, 2026 and 2025, the Company incurred servicing fees with respect to Class S shares of $1.8 million and $1.7 million, respectively. The Company deemed servicing fees with respect to the Class D shares insignificant to disclose for the three months ended March 31, 2026 and 2025.
The servicing fees will be paid monthly in arrears. Blue Owl Securities will reallow (pay) all or a portion of the ongoing servicing fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will waive ongoing servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the ongoing servicing fees are calculated based on the Company`s net asset values for the Company`s Class S and Class D shares, they will reduce the net asset values or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under it’s distribution reinvestment plan. The Company will cease paying ongoing servicing fees at the date at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from its offering (excluding proceeds from issuances pursuant to it`s distribution reinvestment plan). This limitation is intended to ensure that the Company satisfies the requirements of FINRA Rule 2310, which provides that the maximum aggregate underwriting compensation from any source, including compensation paid from offering proceeds and in the form of “trail commissions,” payable to underwriters, broker-dealers, or affiliates thereof participating in an offering may not exceed 10% of gross offering proceeds, excluding proceeds received in connection with the issuance of shares through a distribution reinvestment plan.
Upfront selling commissions for sales of Class S and Class D shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers.
Expense Support and Conditional Reimbursement Agreement
On November 30, 2021, the Company entered into an Expense Support Agreement and Conditional Reimbursement Agreement, or the “Expense Support Agreement”, with the Adviser, the purpose of which was to ensure that no portion of the Company’s distributions to shareholders represented a return of capital for U.S. federal income tax purposes. The Expense Support Agreement became effective as of the date that the Company met the minimum offering requirement and was terminated by the Adviser on March 7, 2023. On a quarterly basis, the Adviser reimbursed the Company for “Operating Expenses” (as defined below) in an amount equal to the excess of the Company’s cumulative distributions paid to the Company’s shareholders in each quarter over “Available Operating Funds” (as defined below) received by the Company on account of the Company’s investment portfolio during such quarter. Any payments that the Adviser was required to make pursuant to the preceding sentence are referred to herein as an “Expense Payment.”
Under the Expense Support Agreement, “Operating Expenses” was defined as all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. “Available Operating Funds” was defined as the sum of (i) the Company’s estimated investment company taxable income (including realized net short-term capital gains reduced by realized net long-term capital losses), (ii) the Company’s realized net capital gains (including the excess of realized net long-term capital gains over realized net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies, if any (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).
The Adviser’s obligation to make Expense Payments automatically became a liability of the Adviser and the right to such Expense Payment was an asset of the Company’s on the last business day of the applicable quarter. The Expense Payment for any quarter was paid by the Adviser to the Company in any combination of cash or other immediately available funds, and/or offset against amounts due from the Company to the Adviser no later than the earlier of (i) the date on which the Company closes its books for such quarter, or (ii) forty-five days after the end of such quarter.
Following any quarter in which Available Operating Funds exceed the cumulative distributions paid by the Company in respect of such quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company is required to pay such Excess Operating Funds, or a portion thereof, in accordance with the stipulations below, as applicable, to the Adviser, until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such quarter have been reimbursed. Any payments required to be made by the Company are referred to as a “Reimbursement Payment.”

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
The amount of the Reimbursement Payment for any quarter shall equal the lesser of (i) the Excess Operating Funds in respect of such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to us within three years prior to the last business day of such quarter that have not been previously reimbursed by the Company to the Adviser. The payment will be reduced to the extent that such Reimbursement Payments, together with all other Reimbursement Payments paid during the fiscal year, would cause Other Operating Expenses defined as the Company’s total Operating Expenses, excluding base management fees, incentive fees, organization and offering expenses, distribution and shareholder servicing fees, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses on an annualized basis and net of any Expense Payments received by the Company during the fiscal year to exceed the lesser of: (i) 1.75% of the Company’s average net assets attributable to the shares of the Company’s common stock for the fiscal year-to-date period after taking such Expense Payments into account; and (ii) the percentage of the Company’s average net assets attributable to shares of its common stock represented by Other Operating Expenses during the fiscal year in which such Expense Payment was made (provided, however, that this clause (ii) shall not apply to any Reimbursement Payment which relates to an Expense Payment made during the same fiscal year).
No Reimbursement Payment for any quarter will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Company’s “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by the Company’s net assets.
The specific amount of expenses reimbursed by our Adviser, if any, will be determined at the end of each quarter.
On March 7, 2023, our Adviser terminated the Expense Support Agreement. However, the Company’s obligation to make Reimbursement Payments, subject to the conditions above, survives the termination of the Expense Support Agreement. There are no Reimbursement Payments conditionally due from the Company to the Adviser.
Expense Deferral Agreement
On March 23, 2022, the Company and the Adviser entered into the expense deferral agreement (the “Expense Deferral Agreement”), under which the Adviser has agreed to incur and pay all of the Company’s expenses, other than amounts used to pay interest expense and shareholder servicing and/or distribution fees, until the Company met certain conditions related to amount of subscriptions it received. The expenses subject to deferral did not include expenses that (1) were previously classified as Expense Payments or Reimbursement Payments under the Expense Support Agreement, or (2) Organization and Offering Expenses in excess of 1.50% of the gross offering proceeds from the sale of the Company’s securities.
On May 9, 2023, the Company and the Adviser amended the Expense Deferral Agreement to provide that the Adviser’s obligation to incur and pay the Company’s expenses would cease as of April 30, 2023, and that the Company would repay the expenses previously incurred by the Adviser on the Company’s behalf in eighteen equal installments, upon meeting specified conditions. The first installment became an obligation of the Company on December 1, 2023, when the Company reached $1.75 billion in “Net Subscriptions” received from the sale of the Company’s common shares, and each of the seventeen remaining installments will become an obligation of the Company for each $75 million in Net Subscriptions received from the sale of the Company’s common shares thereafter. For purposes of the Expense Deferral Agreement, “Net Subscriptions” means gross subscriptions from the sale of the Company’s common stock minus gross repurchases made by the Company pursuant to the Company’s tender offer program.
The Expense Deferral Agreement may be terminated at any time, without the payment of any penalty, by the Company or the Adviser, with or without notice, and will automatically terminate (i) in the event of the termination of the Investment Advisory Agreement, or (ii) if the Board makes a determination to dissolve or liquidate the Company. However, the Company’s obligation to pay the Adviser the expenses incurred by the Adviser on the Company’s behalf upon meeting the specified conditions will survive any termination of the agreement.
License Agreement
On July 6, 2023, the Company entered into a license agreement (the “License Agreement”) with an affiliate of Blue Owl, pursuant to which the Company was granted a non-exclusive license to use the name “Blue Owl.” Under the License Agreement, the Company has a right to use the Blue Owl name for so long as the Adviser or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company has no legal right to the “Blue Owl” name or logo.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Note 4. Investments
The information in the tables below is presented on an aggregate portfolio basis, without regard to whether they are non-controlled non-affiliated, non-controlled affiliated or controlled affiliated investments.
The table below presents our investments at amortized cost and fair value as of the following periods:

	As of March 31, 2026		As of December 31, 2025
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First-lien senior secured debt investments	$4,677,079	$4,557,893	$5,488,669	$5,484,795
Second-lien senior secured debt investments	253,123	201,125	283,730	267,441
Unsecured debt investments	62,534	62,454	66,248	66,531
Preferred equity investments	182,633	171,367	177,173	173,230
Common equity investments	90,882	100,585	80,256	101,617
Specialty finance equity investments	105,282	108,651	86,202	89,389
Joint Ventures	16,512	15,294	24,325	24,133
Total Investments	$5,388,045	$5,217,369	$6,206,603	$6,207,136
The Company uses Global Industry Classification Standard (“GICS”) for classifying the industry groupings of its portfolio companies. The table below presents the industry composition of investments based on fair value as of the following periods:

	As of March 31, 2026	As of December 31, 2025
Aerospace & Defense	1.3%	1.3%
Airlines	0.2	0.3
Application Software	16.1	15.6
Asset Based Lending and Fund Finance(2)	0.9	0.4
Banks	0.4	0.7
Beverages	0.2	0.2
Buildings & Real Estate	1.9	1.9
Building Products	0.1	0.1
Capital Markets	1.0	1.0
Commercial Services & Supplies	1.4	1.4
Construction & Engineering	0.2	0.2
Consumer Finance	0.6	0.5
Containers & Packaging	0.3	0.4
Diversified Consumer Services	2.3	2.9
Diversified Financial Services	7.4	7.8
Diversified Telecommunication Services(1)	—	0.0
Entertainment	1.2	1.1
Equity Real Estate Investment Trusts (REITs)	1.8	1.6
Food & Staples Retailing	2.6	2.3
Food Products	0.3	0.3
Health Care Equipment & Supplies	3.4	3.0
Health Care Providers & Services	4.2	6.1
Health Care Technology	12.8	12.4
Hotels, Restaurants & Leisure	0.7	0.7
Household Products	0.1	0.3
Industrial Conglomerates	0.8	0.8
Insurance	5.0	5.4
Internet & Direct Marketing Retail	0.6	0.5
IT Services	5.4	5.0

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

	As of March 31, 2026	As of December 31, 2025
Joint Ventures(4)	0.3	0.4
Life Sciences Tools & Services	2.4	2.1
Machinery	0.3	0.6
Media	0.5	0.6
Multiline Retail	0.3	0.3
Pharmaceuticals(3)	1.4	1.2
Professional Services	6.0	5.7
Real Estate Management & Development	0.7	0.8
Specialty Retail	1.0	0.8
Systems Software	13.1	12.6
Water Utilities	0.3	0.2
Wireless Telecommunication Services	0.5	0.5
Total	100.0%	100.0%
_______________
(1)As of March 31, 2026 and December 31, 2025, our investment balance is insignificant (if applicable).
(2)Includes investment in BOCSO.
(3)Includes investments in LSI Financing DAC and LSI Financing LLC.
(4)Includes investments in Credit SLF and Blue Owl Leasing. See below, within Note 4, for more information.
The table below presents investments by geographic composition based on fair value as of the following periods:

	As of March 31, 2026	As of December 31, 2025
United States:
Midwest	12.8%	13.7%
Northeast	21.6	21.0
South	30.6	31.4
West	24.5	24.2
Canada	3.1	3.0
United Kingdom	4.3	4.1
Other international	3.1	2.6
Total	100.0%	100.0%

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Blue Owl Credit SLF LLC
Credit SLF, a Delaware limited liability company, is a joint venture among the Company, Blue Owl Capital Corporation ("OBDC"), Blue Owl Capital Corporation II ("OBDC II"), Blue Owl Credit Income Corp. ("OCIC"), Blue Owl Technology Finance Corp. ("OTF"), and State Teachers Retirement System of Ohio (each, a “Credit SLF Member” and collectively, the “Credit SLF Members”). Credit SLF’s principal purpose is to make investments primarily in senior secured loans to middle market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. Credit SLF is managed by a board of directors comprised of an equal number of directors appointed by each Credit SLF Member and which acts unanimously. Investment decisions must be approved by Credit SLF’s board. The Credit SLF Members coinvest through Credit SLF, or its wholly owned subsidiaries. Credit SLF’s date of inception was May 6, 2024 and Credit SLF made its first portfolio company investment on July 23, 2024.
Credit SLF’s investments at fair value are determined in accordance with FASB ASC 820, as amended; however, determination of such fair value is not included in the Company’s valuation process.
Other than for purposes of the 1940 Act, the Company does not believe it has control over this portfolio company. Accordingly, the Company does not consolidate its non-controlling interest in Credit SLF.
The Company’s initial capital commitment to and economic ownership in Credit SLF was $2.5 million and 4.4%, respectively. On May 15, 2025, the Credit SLF Members modified their capital commitments to Credit SLF and the Company's capital commitment was increased to $8.7 million. On September 4, 2025, certain Credit SLF Members increased their capital commitments to Credit SLF and the Company’s capital commitment was increased to $16.2 million. In the first quarter of 2026, certain Credit SLF Members further increased their capital commitments to Credit SLF. The Company’s commitment of $16.2 million did not change and was fully funded as of March 31, 2026.
As of March 31, 2026, the capital commitment and economic ownership of each Credit SLF Member is as follows:

Members	Capital Commitment	Net Contributed Capital	Economic Ownership Interest(1)
Blue Owl Capital Corporation	$446,460	$427,085	66.1%
Blue Owl Capital Corporation II(2)	244	244	0.0
Blue Owl Credit Income Corp.	136,419	87,169	13.5
Blue Owl Technology Finance Corp.	53,812	34,937	5.4
Blue Owl Technology Income Corp.	16,161	16,161	2.5
State Teachers Retirement System of Ohio	93,299	80,799	12.5
Total	$746,395	$646,395	100.0%
_______________
(1)     This represents each equity holder’s ownership percentage at March 31, 2026 based on net contributed capital.
(2) Economic ownership interest for Blue Owl Capital Corporation II is 0.04%.
The table below sets forth Credit SLF’s consolidated financial data as of and for the following periods:

	March 31, 2026	December 31, 2025
Consolidated Balance Sheet Data
Cash	$167,235	$124,718
Investments at fair value	2,417,836	2,343,367
Total Assets	2,616,236	2,477,523
Total Debt (net of unamortized debt issuance costs)	1,831,178	1,728,363
Total Liabilities	2,026,448	1,863,454
Total Credit SLF Members’ Equity	589,788	614,069

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

	For the Three Months Ended March 31,
	2026	2025
Consolidated Statement of Operations Data
Investment income	$41,005	$23,696
Net operating expenses	25,030	13,659
Net investment income (loss)	$15,975	$10,037
Total net realized and unrealized gain (loss)	(51,991)	(16,103)
Net increase (decrease) in Credit SLF Members’ Equity resulting from operations	$(36,016)	$(6,066)
The Company’s proportional share of Credit SLF’s distributions for the following periods:

	For the Three Months Ended March 31,
	2026	2025
Dividend income	$321	$27
Blue Owl Leasing LLC
Blue Owl Leasing, a Delaware limited liability company, is a joint venture among the Company, OBDC, OBDC II, OCIC, OTF and Blue Owl Alternative Credit Fund and California State Teachers Retirement System (each, a “Blue Owl Leasing Member” and collectively, the “Blue Owl Leasing Members”). Blue Owl Leasing’s principal purpose is to make investments, either directly or indirectly through financing subsidiaries or other persons, primarily in leases and loans. Investment decisions must be approved by Blue Owl Leasing. The Blue Owl Leasing Members coinvest through Blue Owl Leasing, or its wholly owned subsidiaries. Blue Owl Leasing’s date of inception was June 30, 2025 and Blue Owl Leasing made its first portfolio company investment on October 23, 2025.
Blue Owl Leasing’s investments at fair value are determined in accordance with FASB ASC 820, as amended; however, such fair value is not included in the Company’s valuation process.
Other than for purposes of the 1940 Act, the Company does not believe it has control over this portfolio company. Accordingly, the Company does not consolidate its non-controlling interest in Blue Owl Leasing.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
As of March 31, 2026, the capital commitment, called capital and economic ownership of each Blue Owl Leasing Member is as follows:

Members	Capital Commitment	Net Contributed Capital	Economic Ownership Interest(1)
Blue Owl Capital Corporation	$860	$860	2.2%
Blue Owl Capital Corporation II	90	90	0.2%
Blue Owl Credit Income Corp.	30,952	1,900	4.7%
Blue Owl Technology Finance Corp.	8,955	800	2.0%
Blue Owl Technology Income Corp.	3,918	350	0.9%
Blue Owl Alternative Credit Fund	31,000	31,000	77.5%
California State Teachers Retirement System	10,825	5,000	12.5%
Total	$86,600	$40,000	100.0%
_______________
(1)     This represents each equity holder’s ownership percentage at March 31, 2026, based on net contributed capital.
The table below sets forth Blue Owl Leasing’s consolidated financial data as of and for the following period:

	As of March 31, 2026	As of December 31, 2025(1)
Consolidated Balance Sheet Data
Cash	$9,981	$34,555
Investments at fair value	39,363	39,628
Total Assets	49,650	74,531
Total Debt (net of unamortized debt issuance costs)	9,374	9,754
Total Liabilities	9,861	10,076
Total Blue Owl Leasing Members’ Equity	39,789	64,455
______________
(1)     The Company’s date of inception was June 30, 2025.

For the Three Months Ended March 31,
2026
Consolidated Statement of Operations Data
Income
Investment income	$1,043
Expenses
Net operating expenses	871
Net investment income (loss)	$172
Total net realized and unrealized gain (loss)	(239)
Net Increase (Decrease) in Blue Owl Leasing Members’ Equity Resulting From Operations	$(67)

Blue Owl Leasing did not distribute any dividends to the Company for the period ended March 31, 2026.
Asset Sale
In February 2026, the Company sold a portion of its portfolio company investments with aggregate fair value of $344.0 million equivalent to 99.6% of par value to certain purchasers. The investments sold consisted of 98.6% first-lien investments and 1.4% unsecured investments and included investments in 60 portfolio companies across 26 industries. 98.6% of the investments sold were floating rate. The sold assets had an average investment size of $5.7 million and a weighted average spread of 5.0% and consisted of partial sales representing approximately 13.0% of our investments in each underlying portfolio company as of December 31, 2025. As a result of the sale, the Company recognized a $0.5 million gain on the sale in the first quarter of 2026. The Company used the proceeds from the loan sale agreements to repay indebtedness.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Note 5. Debt
In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. As of March 31, 2026 and December 31, 2025, the Company’s asset coverage was 217% and 223%, respectively.
The tables below present debt obligations as of the following periods:

	As of March 31, 2026
	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	$1,050,000	$301,304	$734,626	$(7,239)	$294,065
SPV Asset Facility I	750,000	474,000	56,313	(5,216)	468,784
SPV Asset Facility II	500,000	270,250	30,194	(3,358)	266,892
SPV Asset Facility III	550,000	350,000	34,129	(6,752)	343,248
SPV Asset Facility IV	750,000	461,500	121,226	(5,261)	456,239
Athena CLO III	270,000	270,000	—	(2,113)	267,887
Series 2023A Notes	100,000	100,000	—	(107)	99,893
Series 2023B-A Notes	100,000	100,000	—	(507)	99,493
Series 2023B-B Notes	75,000	75,000	—	(224)	74,776
Total Debt	$4,145,000	$2,402,054	$976,488	$(30,777)	$2,371,277
_______________
(1)The amount available reflects any limitations related to each credit facility’s borrowing base.

	As of December 31, 2025
	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	$1,050,000	$294,565	$755,435	$(7,735)	$286,830
SPV Asset Facility I	750,000	497,000	66,742	(5,626)	491,374
SPV Asset Facility II	500,000	320,250	78,842	(3,589)	316,661
SPV Asset Facility III	550,000	550,000	—	(6,929)	543,071
SPV Asset Facility IV	750,000	629,500	53,978	(5,840)	623,660
Athena CLO III	270,000	270,000	—	(2,188)	267,812
Series 2023A Notes	100,000	100,000	—	(207)	99,793
Series 2023B-A Notes	100,000	100,000	—	(552)	99,448
Series 2023B-B Notes	75,000	75,000	—	(293)	74,707
Total Debt	$4,145,000	$2,836,315	$954,997	$(32,959)	$2,803,356
_______________
(1)The amount available reflects any limitations related to each credit facility’s borrowing base.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
The table below presents the components of interest expense for the following periods:

	For the Three Months Ended March 31,
	2026	2025
Interest expense	$44,740	$39,391
Amortization of debt issuance costs	2,445	1,685
Total Interest Expense	$47,185	$41,076

Average interest rate(1)	6.3%	6.9%
Average daily borrowings(1)	$2,850,669	$2,278,174
_______________
(1)    Averages are calculated based on annualized amounts.
Revolving Credit Facility
On May 2, 2022, the Company entered into a Senior Secured Credit Agreement (as amended from time to time, the “Revolving Credit Facility”). The parties to the Revolving Credit Facility include the Company, as Borrower, the lenders from time to time parties thereto and Sumitomo Mitsui Banking Corporation as Administrative Agent. On October 21, 2024 (the “Revolving Credit Facility Third Amendment Date”), the parties to the Revolving Credit Facility entered into an amendment to, among other things, extend the availability period and maturity date and make various other changes. The following describes the terms of the Revolving Credit Facility as modified through June 27, 2025.
The Revolving Credit Facility is guaranteed by certain subsidiaries of the Company in existence as of the Revolving Credit Facility Third Amendment Date, and will be guaranteed by certain subsidiaries of the Company that are formed or acquired by the Company thereafter (each a “Guarantor” and collectively, the “Guarantors”). Proceeds of the Revolving Credit Facility may be used for general corporate purposes, including the funding of portfolio investments.
The Revolving Credit Facility provides for, on an aggregated basis, a total of outstanding term loans and revolving credit facility commitments in the principal amount of $1.05 billion, which is comprised of (a) a term loan in an initial amount of $125.0 million, and (b) subject to availability under the borrowing base, which is based on the Company’s portfolio investments and other outstanding indebtedness, a revolving credit facility in an amount of up to is $925.0 million (the Revolving Credit Facility increased from $875.0 million to $925.0 million on June 27, 2025). The amount available for borrowing under the revolving credit facility commitments of the Revolving Credit Facility is reduced by any standby letters of credit issued through the Revolving Credit Facility. Maximum capacity under the Revolving Credit Facility may be increased to $1.75 billion through the exercise by the Company of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing. The Revolving Credit Facility includes a $200.0 million limit for swingline loans, and is secured by a perfected first-priority interest in substantially all of the portfolio investments held by the Company and each Guarantor, subject to certain exceptions.
The availability period with respect to the revolving credit facility commitments under the Revolving Credit Facility will terminate on October 20, 2028 (the “Revolving Credit Facility Commitment Termination Date”) and the Revolving Credit Facility will mature on October 19, 2029 (the “Revolving Credit Facility Maturity Date”). During the period from the Revolving Credit Facility Commitment Termination Date to the Revolving Credit Facility Maturity Date, the Company will be obligated to make mandatory prepayments under the Revolving Credit Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.
The Company may borrow amounts in U.S. dollars or certain other permitted currencies. As of the Revolving Credit Facility Third Amendment Date, amounts drawn under the Revolving Credit Facility with respect to the commitments in U.S. dollars bear interest at either (i) term SOFR plus any applicable credit adjustment spread plus a margin of 1.875% per annum or (ii) the alternative base rate plus a margin of 0.875% per annum. With respect to loans denominated in U.S. dollars, the Company may elect either term SOFR or the alternative base rate at the time of drawdown, and such loans may be converted from one rate to another at any time at the Company’s option, subject to certain conditions. Amounts drawn under the Revolving Credit Facility with respect to the commitments in other permitted currencies bear interest at the relevant rate specified therein (including any applicable credit adjustment spread) plus margin of 1.875% per annum. The Company also pays a fee of 0.350% on daily undrawn amounts under the Revolving Credit Facility.
The Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the Company of additional indebtedness and on the Company’s ability to make distributions to its shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events and certain financial covenants related to asset coverage and liquidity and other maintenance covenants, as well as customary events of default. The Revolving Credit Facility requires a minimum asset coverage ratio with respect to the consolidated assets of the Company and its subsidiaries to senior securities that constitute indebtedness of no less than 1.50 to 1.00.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
SPV Asset Facilities
Certain of the Company’s wholly owned subsidiaries are parties to credit facilities (the “SPV Asset Facilities”). Pursuant to the SPV Asset Facilities, from time to time the Company sells and contributes certain investments to these wholly owned subsidiaries pursuant to sale and contribution agreements by and between the Company and the wholly owned subsidiaries. No gain or loss is recognized as a result of these contributions. Proceeds from the SPV Asset Facilities are used to finance the origination and acquisition of eligible assets by the wholly owned subsidiary, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired to the wholly owned subsidiary through the Company’s ownership of the wholly owned subsidiary. The SPV Asset Facilities are secured by a perfected first priority security interest in the assets of these wholly owned subsidiaries and on any payments received by such wholly owned subsidiaries in respect of those assets. Assets pledged to lenders under the SPV Asset Facilities will not be available to pay the Company’s debts. The SPV Asset Facilities contain customary covenants, including certain limitations on the incurrence by the Company of additional indebtedness and on the Company’s ability to make distributions to its shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events, and customary events of default (with customary cure and notice provisions). Borrowings of the wholly owned subsidiaries under the SPV Asset Facilities are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.
SPV Asset Facility I
On April 27, 2022, Tech Income Funding I LLC (“Tech Income Funding I”), a Delaware limited liability company and a newly formed subsidiary of the Company entered into a Credit Agreement (the “SPV Asset Facility I”) among Tech Income Funding I, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility I Lenders”), Goldman Sachs Bank USA as Sole Lead Arranger, Syndication Agent and Administrative Agent, State Street Bank and Trust Company as Collateral Administrator and Collateral Agent and Alter Domus (US) LLC as Collateral Custodian. On May 6, 2022 (the “SPV Asset Facility I Closing Date”), in connection with SPV Asset Facility I, Tech Income Funding I entered into a Margining Agreement (the “SPV Asset Facility I Margining Agreement”), with Goldman Sachs Bank USA, as Administrative Agent. On October 24, 2024 (the “SPV Asset Facility I Second Amendment Date”), the parties to the SPV Asset Facility I entered into an amendment in order to, among other changes, replace Alter Domus (US) LLC as collateral custodian with State Street Bank and Trust Company. The following describes the terms of the SPV Asset Facility I as amended through the SPV Asset Facility I Second Amendment Date.
The maximum principal amount which may be borrowed under the SPV Asset Facility I is $750.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding I’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits and other portfolio tests.
The SPV Asset Facility I provides for the ability to draw and redraw revolving loans under the SPV Asset Facility I for a period after the SPV Asset Facility I Closing Date until May 6, 2027. Unless otherwise terminated, the SPV Asset Facility I will mature on May 7, 2029 (the “SPV Asset Facility I Stated Maturity”). Prior to the SPV Asset Facility I Stated Maturity, proceeds received by Tech Income Funding I from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, applied to reinvest in additional eligible assets (for a period after the SPV Asset Facility I Closing Date until May 6, 2027, subject to certain conditions) and the excess interest may be returned to the Company, subject to certain conditions. On the SPV Asset Facility I Stated Maturity, Tech Income Funding I must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company. The SPV Asset Facility I may be permanently reduced, in whole or in part, at the option of Tech Income Funding I subject to payment of a premium for a period of time.
Amounts drawn bear interest at a reference rate (initially term SOFR) plus a spread of 2.40% and the spread is payable on the amount by which the undrawn amount exceeds a minimum threshold, initially zero and ramping to 70% of the commitment amount. The undrawn amount of the commitment not subject to such spread payment is subject to an undrawn fee of 0.50% per annum. Certain additional fees are payable on each payment date to Goldman Sachs as Administrative Agent. In addition, under the SPV Asset Facility I Margining Agreement and the SPV Asset Facility I, Tech Income Funding I is required to post cash margin (or in certain cases, additional eligible assets) to the Administrative Agent if a borrowing base deficiency occurs or if the weighted average price gap (as defined in the SPV Asset Facility I Margining Agreement), which is a measure of the excess of the aggregate market value assigned by the Administrative Agent to Tech Income Funding I’s assets over the total amount drawn under the SPV Asset Facility I, falls below a threshold level.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
SPV Asset Facility II
On May 31, 2023 (the “SPV Asset Facility II Closing Date”), Tech Income Funding II LLC (“Tech Income Funding II”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit and Security Agreement (the “SPV Asset Facility II”), with Tech Income Funding II LLC, as Borrower, the Company, as Collateral Manager and Equityholder, Citibank, N.A., as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent and Collateral Administrator, Alter Domus (US) LLC as Custodian, the lenders from time to time parties thereto (the “SPV Asset Facility II Lenders”) and the group agents from time to time parties thereto. On October 10, 2024 (the “SPV Asset Facility II Second Amendment Date”), the parties to the SPV Asset Facility II entered into an amendment in order to, among other changes, replace Alter Domus (US) LLC as collateral custodian with State Street Bank and Trust Company. The following describes the terms of the SPV Asset Facility II amended through the SPV Asset Facility II Second Amendment Date.
The maximum principal amount of the SPV Asset Facility II is $500.0 million (increased from $250.0 million to $500.0 million on the SPV Asset Facility II Second Amendment Date), which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to a borrowing base test (which is based on the value of Tech Income Funding II’s assets from time to time, an advance rate and concentration limitations) and satisfaction of certain conditions, including collateral quality tests.
The SPV Asset Facility II provides for the ability to draw and redraw revolving loans under the SPV Asset Facility II for a period of up to three years after the SPV Asset Facility II Second Amendment Date (the “SPV Asset Facility II Reinvestment Period”) unless the SPV Asset Facility II Reinvestment Period is terminated sooner as provided in the SPV Asset Facility II. Unless otherwise terminated, the SPV Asset Facility II will mature two years after the last day of the SPV Asset Facility II Reinvestment Period, on October 10, 2029 (the “SPV Asset Facility II Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first two years following the SPV Asset Facility II Closing Date, Tech Income Funding II may owe a prepayment penalty. Prior to the SPV Asset Facility II Stated Maturity, proceeds received by Tech Income Funding II from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility II Stated Maturity, Tech Income Funding II must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company. The credit facility may be permanently reduced, in whole or in part, at the option of Tech Income Funding II.
Amounts drawn in U.S. dollars are benchmarked to Term SOFR, amounts drawn in British pounds are benchmarked to SONIA, amounts drawn in Canadian dollars are benchmarked to daily compounded Canadian Overnight Repo Rate Average, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the SPV Asset Facility II Applicable Margin. The “SPV Asset Facility II Applicable Margin” ranges from 1.60% to 2.35% depending on a ratio of broadly syndicated loans to other collateral assets in the Borrowing Base (as defined in the SPV Asset Facility II). From the SPV Asset Facility II Closing Date to the SPV Asset Facility II Commitment Termination Date, Tech Income Funding II will pay certain unused fees subject to average utilization rates.
SPV Asset Facility III
On January 9, 2024 (the “SPV Asset Facility III Closing Date”), Tech Income Funding III LLC (“Tech Income Funding III”), a Delaware limited liability company and a newly formed subsidiary of the Company entered into a Credit Agreement (the “SPV Asset Facility III”), with Tech Income Funding III, as borrower, Société Générale, as administrative agent, State Street Bank and Trust Company, as collateral agent, collateral administrator and custodian, Alter Domus (US) LLC, as document custodian, and the lenders party thereto. On February 18, 2025 (the “SPV Facility III First Amendment Date”), the parties to the SPV Asset Facility III entered into an amendment in order to, among other changes, replace Alter Domus (US) LLC as document custodian with State Street Bank and Trust Company. The following describes the terms of the SPV Asset Facility III amended through the SPV Asset Facility III First Amendment Date.
The maximum principal amount which may be borrowed under the SPV Asset Facility III is $550.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding III’s assets from time to time, and satisfaction of certain conditions, including coverage tests, collateral quality tests, a lender advance rate test and certain concentration limits.
The SPV Asset Facility III provides for the ability to draw term loans and to draw and redraw revolving loans under the SPV Asset Facility III for a period of up to three years after the SPV Asset Facility III First Amendment Date (the “SPV Asset Facility III Reinvestment Period”). Unless otherwise terminated, the SPV Asset Facility III will mature on February 16, 2035 (the “SPV Asset Facility III Stated Maturity”). Prior to the SPV Asset Facility III Stated Maturity, proceeds received by Tech Income Funding III from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility III Stated Maturity, Tech Income Funding III must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company. The SPV Asset Facility III may be permanently reduced, in whole or in part, at the option of Tech Income Funding III subject to payment of a premium for a period of one year from the SPV Asset Facility III First Amendment Date.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Amounts drawn bear interest at a reference rate (initially SOFR) plus a spread of 2.05%, and the aggregate term commitment and revolving commitment are subject to a minimum utilization amount. The undrawn amount of the aggregate term commitment and revolving commitment not subject to such spread payment is subject to an undrawn fee of 0.25% per annum for the first three months after the SPV Asset Facility III First Amendment Date, and 0.50% per annum thereafter; provided that after twelve months after the SPV Asset Facility III First Amendment Date, if the drawn amount is less than or equal to 65.0% of the aggregate term commitment and revolving commitment, then the portion of the undrawn amount constituting the positive difference between the drawn amount and 65.0% of the aggregate term commitment and revolving commitment is subject to an undrawn fee of 1.50% per annum. Certain additional fees are payable to Société Générale as administrative agent.
SPV Asset Facility IV
On June 12, 2025 (the “SPV Asset Facility IV Closing Date”), Tech Income Funding IV LLC (“Tech Income Funding IV”), a Delaware limited liability company and a newly formed subsidiary of the Company entered into a Credit Agreement (the “SPV Asset Facility IV”), with Tech Income Funding IV, as borrower, The Bank of Nova Scotia, as administrative agent, State Street Bank and Trust Company, as collateral agent, collateral administrator, custodian and document custodian, and the lenders party thereto. On December 1, 2025 (the “SPV Asset Facility IV First Amendment Closing Date”) the parties to the SPV Asset Facility IV entered into the First Amendment to Credit Agreement. On December 19, 2025, the parties to the SPV Asset Facility IV entered into the Second Amendment to Credit Agreement. The following describes the terms of the SPV Asset Facility IV as amended on December 19, 2025.
The maximum principal amount which may be borrowed under the SPV Asset Facility IV is $750.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding IV’s assets from time to time, and satisfaction of certain conditions, including coverage tests, collateral quality tests, a lender advance rate test and certain concentration limits.
The SPV Asset Facility IV provides for the ability to draw and redraw revolving loans under the SPV Asset Facility IV for a period of up to 2.5 years after the SPV Asset Facility IV First Amendment Closing Date. Unless otherwise terminated, the SPV Asset Facility IV will mature on December 1, 2034 (the “SPV Asset Facility IV Stated Maturity”). Prior to the SPV Asset Facility IV Stated Maturity, proceeds received by Tech Income Funding IV from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company or reinvested to purchase new assets, subject to certain conditions. On the SPV Asset Facility IV Stated Maturity, Tech Income Funding IV must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn bear interest at a reference rate (initially SOFR) plus an applicable margin that ranges from 1.48% to 2.15% depending on the ratio of broadly syndicated loans in the collateral. The undrawn amount of the aggregate revolving commitment not subject to such spread payment is subject to an undrawn fee of 0.233% per annum for the first three months after the SPV Asset Facility IV First Amendment Closing Date, and 0.50% per annum thereafter. Tech Income Funding IV also pays The Bank of Nova Scotia certain fees in connection with its role as administrative agent.
Debt Securitization Transactions
The Company incurs secured financing through a debt securitization transaction (the “CLO Transaction”) issued by the Company’s consolidated subsidiary (the “CLO Issuer”), which is backed by a portfolio of collateral obligations consisting of middle-market loans and participation interests in middle-market loans as well as by other assets of the CLO Issuer. The CLO Issuer issues preferred shares which are not secured by the collateral securing the CLO Transaction which the Company purchases. The Company acts as retention holder in connection with the CLO Transaction for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of a CLO Issuer’s preferred shares. Notes issued by the CLO Issuer have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration. The Adviser serves as collateral manager for the CLO Issuer under a collateral management agreement. The Adviser is entitled to receive fees for providing these services. The Adviser routinely waives its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to Adviser pursuant to the Investment Advisory Agreement will be offset by the amount of the collateral management fee attributable to a CLO Issuer’s equity or notes owned by the Company. Assets pledged to debt holders of the CLO Transaction and the other secured parties under each CLO Transaction’s documentation will not be available to pay the debts of the Company. The Company consolidates the financial statements of the CLO Issuer in its consolidated financial statements.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Athena CLO III
On May 22, 2024 (the “Athena CLO III Closing Date”), the Company completed a $450.0 million term debt securitization transaction (the “Athena CLO III Transaction”). The secured notes and preferred shares issued in the Athena CLO III Transaction were issued by the Company’s consolidated subsidiary Athena CLO III, LLC, a limited liability company organized under the laws of the State of Delaware (the “Athena CLO III Issuer”).
The Athena CLO III Transaction was executed by the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the Athena CLO III Closing Date (the “Athena CLO III Indenture”), by and among the Athena CLO III Issuer and State Street Bank and Trust Company: (i) $220.0 million of AAA(sf) Class A-1 Notes, which bear interest at three-month term SOFR plus 2.15%, (ii) $5.0 million of AAA(sf) Class A-2 Notes, which bear interest at 6.619%, (iii) $22.5 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 2.75% and (iv) $22.5 million of A(sf) Class C Notes, which bear interest at three-month term SOFR plus 3.50% (together, the “Athena CLO III Secured Notes”). The Athena CLO III Secured Notes are secured by middle-market loans, participation interests in middle-market loans and other assets of the Athena CLO III Issuer. The Athena CLO III Secured Notes are scheduled to mature on April 20, 2036. The Athena CLO III Secured Notes were privately placed by Goldman Sachs & Co. LLC as Placement Agent.
Concurrently with the issuance of the Athena CLO III Secured Notes, the Athena CLO III Issuer issued approximately $180.0 million of subordinated securities in the form of 179,950 preferred shares at an issue price of $1,000 per share (the “Athena CLO III Preferred Shares”).
As part of the Athena CLO III Transaction, the Company entered into a loan sale agreement with the Athena CLO III Issuer dated as of the Athena CLO III Closing Date (the “Athena CLO III OTIC Loan Sale Agreement”), which provided for the contribution of approximately $223.7 million funded par amount of middle-market loans from the Company to the Athena CLO III Issuer on the Athena CLO III Closing Date and for future sales from the Company to the Athena CLO III Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the Athena CLO III Secured Notes. The remainder of the initial portfolio assets securing the Athena CLO III Secured Notes consisted of approximately $197.9 million funded par amount of middle-market loans purchased by the Athena CLO III Issuer from Tech Income Funding I LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the Athena CLO III Closing Date between the Athena CLO III Issuer and Tech Income Funding I LLC (the “Athena CLO III Tech Income Funding I Loan Sale Agreement”). No gain or loss was recognized as a result of these sales and contributions. The Company and Tech Income Funding I each made customary representations, warranties, and covenants to the Issuer under the applicable loan sale agreement.
Through April 20, 2028, a portion of the proceeds received by the Athena CLO III Issuer from the loans securing the Athena CLO III Secured Notes may be used by the Athena CLO III Issuer to purchase additional middle-market loans under the direction of the Adviser, the Company’s investment advisor, in its capacity as collateral manager for the Athena CLO III Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The Athena CLO III Secured Notes are the secured obligation of the Athena CLO III Issuer, and the Athena CLO III Indenture includes customary covenants and events of default.
Unsecured Notes
Series 2023A Notes
On July 6, 2023, the Company entered into a Master Note Purchase Agreement (the “Series 2023A Note Purchase Agreement”) governing the issuance of $100.0 million in aggregate principal amount of Series 2023A Notes, due July 6, 2026, with a fixed interest rate of 8.25% per year (the “Series 2023A Notes”), to qualified institutional investors in a private placement. The Series 2023A Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of the Company.
Interest on the Series 2023A Notes will be due semiannually on January 6 and July 6 each year, beginning on January 6, 2024. The Series 2023A Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Series 2023A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023A Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
The Series 2023A Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a BDC within the meaning of the 1940 Act, a minimum net worth of $347.1 million and a minimum asset coverage ratio of 1.50 to 1.00.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023A Note Purchase Agreement) occurs, the Series 2023A Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023A Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Series 2023A Note Purchase Agreement) occurs, the Series 2023A Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023A Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023A Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023A Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Series 2023A Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Company, certain judgments and orders and certain events of bankruptcy.
Series 2023B-A Notes
On December 6, 2023, the Company entered into a Master Note Purchase Agreement (the “Series 2023B-A Note Purchase Agreement”) governing the issuance of $100.0 million in aggregate principal amount of Series 2023B Senior Notes, Tranche A, due January 15, 2029, with a floating interest rate per annum equal to the Benchmark (which is based on the CME TSFR3M Index Screen Rate and more fully defined in the Series 2023B-A Note Purchase Agreement) plus 4.75% (475 basis points) (the “Series 2023B-A Notes”), to qualified institutional investors in a private placement. The Series 2023B-A Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of the Company.
Interest on the Series 2023B-A Notes will be due quarterly on the 15th day of January, April, July and October each year, beginning on April 15, 2024. The Series 2023B-A Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Series 2023B-A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023B-A Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
The Series 2023B-A Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a BDC within the meaning of the 1940 Act, a minimum net worth of $1.06 billion, and a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023B-A Note Purchase Agreement) occurs, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Series 2023B-A Note Purchase Agreement) occurs, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Series 2023B-A Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Company, certain judgments and orders and certain events of bankruptcy.
Series 2023B-B Notes
On December 20, 2023, the “Company entered into a Note Purchase Agreement (the “Series 2023B-B Note Purchase Agreement”) governing the issuance of $75.0 million in aggregate principal amount of Series 2023B Senior Notes, Tranche B, due January 15, 2027, with a floating interest rate per annum equal to the Benchmark (which is based on the CME TSFR3M Index Screen Rate and more fully defined in the Series 2023B-B Note Purchase Agreement) plus 4.45% (445 basis points) (the “Series 2023B-B Notes”), to qualified institutional investors in a private placement. The Series 2023B-B Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of the Company.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Interest on the Series 2023B-B Notes will be due quarterly on the 15th day of January, April, July and October each year, beginning on April 15, 2024. The Series 2023B-B Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Series 2023B-B Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023B-B Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
The Series 2023B-B Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a BDC within the meaning of the 1940 Act, a minimum net worth of $1.06 billion, and a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023B-B Note Purchase Agreement) occurs, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Series 2023B-B Note Purchase Agreement) occurs, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Series 2023B-B Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Company, certain judgments and orders and certain events of bankruptcy.
Maturity of Debt Obligations
The table below presents a summary of the Company’s contractual payment obligations under credit facilities and notes as of March 31, 2026:

	Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
Revolving Credit Facility	$301,304	$—	$—	$301,304	$—
SPV Asset Facility I	474,000	—	—	474,000	—
SPV Asset Facility II	270,250	—	—	270,250	—
SPV Asset Facility III	350,000	—	—	—	350,000
SPV Asset Facility IV	461,500	—	—	—	461,500
Athena CLO III	270,000	—	—	—	270,000
Series 2023A Notes	100,000	100,000	—	—	—
Series 2023B-A Notes	100,000	—	100,000	—	—
Series 2023B-B Notes	75,000	75,000	—	—	—
Total Contractual Obligations	$2,402,054	$175,000	$100,000	$1,045,554	$1,081,500

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Note 6. Fair Value of Investments
The tables below present the fair value hierarchy of investments as of the following periods:

	As of March 31, 2026
	Level 1	Level 2	Level 3	Total
Cash	$149,087	$—	$—	$149,087
Investments:
First-lien senior secured debt investments	—	415,552	4,142,341	4,557,893
Second-lien senior secured debt investments	—	83,280	117,845	201,125
Unsecured debt investments	—	—	62,454	62,454
Preferred equity investments	—	—	171,367	171,367
Common equity investments	—	6,512	82,255	88,767
Specialty finance equity investments	—	—	2,662	2,662
Subtotal	—	505,344	4,578,924	5,084,268
Investments measured at NAV(1)	—	—	—	133,101
Total Investments at Fair Value	$—	$505,344	$4,578,924	$5,217,369
Derivatives:
Assets
Foreign currency forward contracts	$—	$265	$—	$265
_______________
(1)Includes but not limited to investments in BOCSO, Credit SLF, LSI Financing LLC, Blue Owl Leasing and Stripe Blue Owl Holdings LLC (“Stripe Blue Owl”), which are measured at fair value using the net asset value per share (or its equivalent) practical expedient and has not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.

	As of December 31, 2025
	Level 1	Level 2	Level 3	Total
Cash	$153,225	$—	$—	$153,225
Investments:
First-lien senior secured debt investments	—	681,894	4,802,901	5,484,795
Second-lien senior secured debt investments	—	106,187	161,254	267,441
Unsecured debt investments	—	—	66,531	66,531
Preferred equity investments	—	—	173,230	173,230
Common equity investments	—	10,925	88,586	99,511
Specialty finance equity investments	—	—	2,623	2,623
Subtotal	—	799,006	5,295,125	6,094,131
Investments measured at Net Asset Value (“NAV”)(1)	—	—	—	113,005
Total Investments at Fair Value	$—	$799,006	$5,295,125	$6,207,136
Derivatives:
Liabilities
Foreign currency forward contracts	$—	$429	$—	$429
_______________
(1)Includes investments in Credit SLF, LSI Financing LLC, BOCSO, Blue Owl Leasing and Stripe Blue Owl which are measured at fair value using the NAV per share (or its equivalent) practical expedient and has not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
The tables below present changes in fair value of investments for which Level 3 inputs were used to determine the fair value as of and for the following periods:

	As of and for the Three Months Ended March 31, 2026
	Debt Investments			Equity Investments
	First-lien senior secured	Second-lien senior secured	Unsecured	Preferred	Common	Specialty finance	Total
Fair value, beginning of period	$4,802,901	$161,254	$66,531	$173,230	$88,586	$2,623	$5,295,125
Purchases of investments, net	44,676	33	—	4,000	2,827	—	51,536
Payment-in-kind	5,432	1,141	1,031	2,441	—	—	10,045
Proceeds from investments, net	(635,381)	—	(4,780)	(1,085)	—	—	(641,246)
Net change in unrealized gain (loss)	(75,174)	(4,092)	(363)	(7,327)	(9,158)	39	(96,075)
Net realized gains (losses)	861	—	29	—	—	—	890
Net accretion/amortization of discount/premium on investments	3,192	18	6	108	—	—	3,324
Transfers into (out of) Level 3(1)	(4,166)	(40,509)	—	—	—	—	(44,675)
Fair Value, End of Period	$4,142,341	$117,845	$62,454	$171,367	$82,255	$2,662	$4,578,924
_______________
(1)Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the period ended March 31, 2026, transfers out of Level 3 into Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.

	As of and for the Three Months Ended March 31, 2025
	Debt Investments			Equity Investments
	First-lien senior secured	Second-lien senior secured	Unsecured	Preferred	Common	Specialty finance	Total
Fair value, beginning of period	$3,601,677	$122,347	$59,333	$171,478	$52,144	$3,102	$4,010,081
Purchases of investments, net	479,306	12,438	—	—	8,754	—	500,498
Payment-in-kind	2,772	2,113	950	2,585	—	—	8,420
Proceeds from investments, net	(233,940)	—	—	(25,912)	—	—	(259,852)
Net change in unrealized gain (loss)	1,804	(1,898)	(6)	(674)	1,748	(54)	920
Net realized gains (losses)	7	—	—	257	—	—	264
Net accretion/amortization of discount/premium on investments	5,282	61	7	487	—	—	5,837
Transfers into (out of) Level 3(1)	(26,813)	—	—	—	(7,729)	—	(34,542)
Fair Value, End of Period	$3,830,095	$135,061	$60,284	$148,221	$54,917	$3,048	$4,231,626
______________
(1)Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the period ended March 31, 2025, transfers out of Level 3 into Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
The table below presents information with respect to net change in unrealized gains (loss) on investments for which Level 3 inputs were used in determining the fair value that are still held by the Company for the following periods:

	For the Three Months Ended March 31,
	2026	2025
First-lien senior secured debt investments	$(71,957)	$5,594
Second-lien senior secured debt investments	(4,092)	(1,898)
Unsecured debt investments	(363)	(6)
Preferred equity investments	(7,327)	(670)
Common equity investments	(9,158)	1,746
Specialty finance equity investments	39	(54)
Total Investments	$(92,858)	$4,712
The tables below present quantitative information about the significant unobservable inputs of the Company’s Level 3 investments as of the following periods. The weighted average range of unobservable inputs is based on fair value of investments. The tables are not intended to be all-inclusive, but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

	As of March 31, 2026
	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)	Impact to Valuation from an Increase in Input
First-lien senior secured debt investments	$4,121,888	Yield Analysis	Market Yield	7.0% - 37.3% (9.9%)	Decrease
	11,682	Collateral Analysis	Recovery Rate	57.0%	Increase
	8,771	Recent Transaction	Transaction Price	97.2% - 99.5% (99.5%)	Increase
Second-lien senior secured debt investments	$117,845	Yield Analysis	Market Yield	11.0% - 19.1% (14.1%)	Decrease
Unsecured debt investments	$59,488	Yield Analysis	Market Yield	11.3% - 14.4% (12.7%)	Decrease
	2,966	Quote	Quote	98.9%	Increase
Preferred equity investments	$126,330	Yield Analysis	Market Yield	12.8% - 27.6% (18.0%)	Decrease
	30,855	Market Approach	Revenue Multiple	4.0x - 21.0x (10.2x)	Increase
	14,182	Recent Transaction	Transaction Price	100.0% - 289.9% (189.5%)	Increase
Common equity investments	$35,433	Market Approach	EBITDA Multiple	8.0x - 21.5x (12.3x)	Increase
	26,167	Market Approach	Revenue Multiple	3.9x - 7.5x (7.2x)	Increase
	16,369	Recent Transaction	Transaction Price	94.2% - 100.0% (95.0%)	Increase
	4,235	Market Approach	Market Adjustment Factor	(3.2)%	Increase
	51	Option Pricing Model	Volatility	70.0%	Increase
Specialty finance equity investments	$2,662	Yield Analysis	Market Yield	11.8%	Decrease

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

	As of December 31, 2025
	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)	Impact to Valuation from an Increase in Input
First-lien senior secured debt investments	$4,114,791	Yield Analysis	Market Yield	6.0% - 23.6% (9.0%)	Decrease
	672,593	Recent Transaction	Transaction Price	95.0% - 99.8% (99.4%)	Increase
	15,517	Collateral Analysis	Recovery Rate	77.5%	Increase
Second-lien senior secured debt investments	$161,254	Yield Analysis	Market Yield	8.4% - 32.5% (17.4%)	Decrease
Unsecured debt investments	$63,400	Yield Analysis	Market Yield	10.8% - 14.2% (12.4%)	Decrease
	3,131	Quote	Quote	104.4%	Increase
Preferred equity investments	$127,154	Yield Analysis	Market Yield	11.6% - 22.5% (13.6%)	Decrease
	22,950	Recent Transaction	Transaction Price	62.8% - 100.0% (85.0%)	Increase
	17,550	Market Approach	Revenue Multiple	4.8x - 14.8x (8.9x)	Increase
	5,576	Market Approach	EBITDA Multiple	128.9x	Increase
Common equity investments	$37,806	Market Approach	EBITDA Multiple	8.75x - 25.50x (13.12x)	Increase
	26,777	Market Approach	Revenue Multiple	5.3x - 13.0x (9.9x)	Increase
	20,251	Recent Transaction	Transaction Price	100.0% - 173.2% (106.2%)	Increase
	3,712	Market Approach	Market Adjustment Factor	—%	Increase
	40	Option Pricing Model	Volatility	70%	Increase
Specialty finance equity investments	$2,623	Yield Analysis	Market Yield	11.5%	Decrease
The Adviser, as valuation designee, typically determines the fair value of the Company's performing Level 3 debt investments utilizing a yield analysis. In a yield analysis, a price is ascribed for each investment based upon an assessment of current and expected market yields for similar investments and risk profiles. Additional consideration is given to the expected life, portfolio company performance since close, and other terms and risks associated with an investment. Among other factors, a determinant of risk is the amount of leverage used by the portfolio company relative to its total enterprise value, and the rights and remedies of the Company’s investment within the portfolio company’s capital structure.
When the debtor is not performing or when there is insufficient value to cover the investment, the Company may utilize a net recovery approach to determine the fair value of debt investments in subject companies. A net recovery analysis typically consists of two steps. First, the total enterprise value for the subject company is estimated using standard valuation approaches, most commonly the market approach. Second, the fair value for each investment in the subject company is then estimated by allocating the subject company’s total enterprise value to the outstanding securities in the capital structure based upon various factors, including seniority, preferences, and other features if deemed relevant to each security in the capital structure.
Significant unobservable quantitative inputs typically used in the fair value measurement of the Company’s Level 3 debt investments primarily include current market yields, including relevant market indices, but may also include quotes from brokers, dealers, and pricing services as indicated by comparable investments. For the Company’s Level 3 equity investments, a market approach, based on comparable financial performance multiples such as publicly-traded company and comparable market transaction multiples of revenues, EBITDA, or some combination thereof and comparable market transactions typically would be used.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Debt Not Carried at Fair Value
Fair value is estimated by discounting remaining payments using applicable current market rates, which take into account changes in the Company’s marketplace credit ratings, or market quotes, if available. The tables below present the carrying and fair values of the Company’s debt obligations as of the following periods:

	As of March 31, 2026			As of December 31, 2025
	Net Carrying Value(1)	Debt Issuance Costs	Fair Value	Net Carrying Value(1)	Debt Issuance Costs	Fair Value
Revolving Credit Facility	$294,065	$(7,239)	$294,065	$286,830	$(7,735)	$286,830
SPV Asset Facility I	468,784	(5,216)	468,784	491,374	(5,626)	491,374
SPV Asset Facility II	266,892	(3,358)	266,892	316,661	(3,589)	316,661
SPV Asset Facility III	343,248	(6,752)	343,248	543,071	(6,929)	543,071
SPV Asset Facility IV	456,239	(5,261)	456,239	623,660	(5,840)	623,660
Athena CLO III	267,887	(2,113)	267,887	267,812	(2,188)	267,812
Series 2023A Notes	99,893	(107)	100,000	99,793	(207)	100,000
Series 2023B-A Notes	99,493	(507)	100,000	99,448	(552)	100,000
Series 2023B-B Notes	74,776	(224)	75,000	74,707	(293)	75,000
Total Debt	$2,371,277	$(30,777)	$2,372,115	$2,803,356	$(32,959)	$2,804,408
______________
(1)Carrying values are presented net of debt issuance costs.
The table below presents fair value measurements of the Company’s debt obligations as of the following periods:

	As of March 31, 2026	As of December 31, 2025
Level 1	$—	$—
Level 2	—	—
Level 3	2,372,115	2,804,408
Total Debt	$2,372,115	$2,804,408
Financial Instruments Not Carried at Fair Value
As of March 31, 2026 and December 31, 2025, the carrying amounts of the Company’s other assets and liabilities approximate fair value due to their short term maturities. These financial instruments would be categorized as Level 3 within the fair value hierarchy.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Note 7. Derivative Instruments
The Company enters into derivative instruments from time to time to help mitigate its foreign currency risk exposures. See “Note 6 – Fair Value of Investments” for additional disclosures related to the fair value hierarchy for derivative instruments.
The table below presents the fair value and notional value of the derivative assets and liabilities for the following periods:

		As of March 31, 2026			As of December 31, 2025
	Counterparty	Notional Amount	Assets	Liabilities	Notional Amount	Assets	Liabilities
Derivatives not designated as hedges:
Foreign currency forward contract GBP	SMBC Capital Markets, Inc.	£7,800	$10,432	$(10,318)	£7,800	$10,320	$(10,509)
Foreign currency forward contract EUR	SMBC Capital Markets, Inc.	€16,482	19,286	(19,135)	€16,482	19,286	(19,526)
Total Derivatives not Designated as Hedges			$29,718	$(29,453)		$29,606	$(30,035)
The table below presents net unrealized gains and losses on derivative instruments not designated as a qualifying hedge accounting relationship recognized by the Company for the following periods:

For the Three Months Ended March 31, 2026
Derivatives not designated as hedges:
Foreign currency forward contract GBP	$303
Foreign currency forward contract EUR	391
Total Net Change in Unrealized Gain (Loss)(1)	$694
_______________
(1)     Recorded and recognized as components of translation of assets and liabilities in foreign currencies and other transactions in the Consolidated Statements of Operations.
The Company did not hold any foreign currency forward contracts for the three months ended March 31, 2025.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Note 8. Commitments and Contingencies
Portfolio Company Commitments
From time to time, the Company may enter into commitments to fund investments in the form of revolving credit, delayed draw, or equity commitments, which require the Company to provide funding when requested by portfolio companies in accordance with underlying loan agreements. The Company had the following outstanding unfunded commitments as of the following periods:

	As of March 31, 2026	As of December 31, 2025
Revolving loan commitments	$311,527	$364,759
Delayed draw loan commitments	370,107	459,339
Debt commitments	$681,634	$824,098

Specialty finance equity commitments	$30,688	$31,038
Common equity commitments	3,289	3,977
Equity commitments	$33,977	$35,015

Total Unfunded Commitments	$715,611	$859,113
As of March 31, 2026, the Company believed it had adequate financial resources to satisfy the unfunded portfolio company commitments that the Company may be required to fund.
Organizational and Offering Costs
The table below presents the total amount of organization and offering costs, inclusive of organization and offering costs deferred under the expense deferral agreement, incurred by the Adviser and its affiliates since inception and charged to the Company as of the following dates:

	As of March 31, 2026	As of December 31, 2025
Organizational and offering costs incurred by the Adviser	$4,936	$4,936
Organizational and offering costs charged to the Company(1)	4,936	4,936
_____________
(1)As of March 31, 2026, $3.8 million relates to offering costs and $1.1 million relates to organizational costs. The organizational costs were incurred by the Adviser prior to the Company meeting the first installment of the Expense Deferral Agreement. The organizational costs were subsequently incurred in the Consolidated Statements of Operations as professional fees and other general and administrative as the Company met the expense deferral installments applicable for those periods.
Under the Investment Advisory Agreement, there will be no liability on the Company’s part for the offering or organization costs funded by the Adviser or its affiliates until the Company has satisfied the minimum offering requirement. At such time, the Adviser will be entitled to receive up to 1.5% of gross offering proceeds raised in the Company’s continuous public offering until all organization and offering costs funded by the Adviser or its affiliates have been recovered.
The table below presents the total amount of organization and offering costs incurred by the Adviser and its affiliates and charged to the Company for the following periods:

	For the Three Months Ended March 31,
	2026	2025
Organizational and offering costs incurred by the Adviser	$—	$75
Organizational and offering costs charged to the Company	—	643
Expense Deferral Agreement
The Adviser has agreed to incur and pay certain expenses pursuant to the Expense Deferral Agreement prior to April 30, 2023. The Company will be obligated to reimburse the aggregate amount of expenses previously paid by the Adviser in eighteen equal installments, upon meeting specified conditions.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
The table below presents the total amount of expenses incurred by the Adviser under the Expense Deferral Agreement as of the following periods:

	As of March 31, 2026	As of December 31, 2025
Expenses incurred by the Adviser	$7,679	$7,679
Organizational and offering costs incurred by the Adviser	4,299	4,299
Total Expenses Incurred by the Adviser	$11,978	$11,978
The first installment became an obligation of the Company on December 1, 2023, when the Company reached $1.75 billion in Net Subscriptions received from the sale of the Company’s common shares, and each of the seventeen remaining installments will become an obligation of the Company for each $75.0 million in Net Subscriptions received from the sale of the Company’s common shares thereafter.
The table below presents the number of installments and the amount the Company became obligated to reimburse the Adviser for the following periods:

	For the Three Months Ended March 31,
	2026	2025
Number of installments met by the Company	—	3

Expenses reimbursed to the Adviser	$—	$1,428
Organizational and offering costs reimbursed to the Adviser	—	568
Total Expenses Reimbursed to the Adviser	$—	$1,996
As of March 31, 2025, the Company met the final installment under the expense deferral agreement and there were no expenses remaining. See “Note 3 — Agreements and Related Party Transactions.”
Other Commitments and Contingencies
From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. As of March 31, 2026, the Company was not aware of any material pending or threatened litigation that would require accounting recognition or financial statement disclosure.
Note 9. Net Assets
Authorized Capital and Share Class Description
In connection with its formation, the Company has the authority to issue the following shares:

Classification	Number of Shares	Par Value
Class S Shares	1,000,000,000	$0.01
Class D Shares	1,000,000,000	$0.01
Class I Shares	1,000,000,000	$0.01
Total	3,000,000,000
The Company’s Class S shares are not subject to upfront selling commissions; however, if Class S shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charge to 3.5% of the net offering price per share for each Class S share. Pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company`s Class S shares are subject to annual ongoing services fees of 0.85% of the current net asset value of such shares, as determined in accordance with FINRA rules.
The Company’s Class D shares are not subject to upfront selling commissions; however, if Class D shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charge to 1.5% of the net offering price per share of each Class D share. Pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company’s Class D shares are subject to annual ongoing services fees of 0.25% of the current net asset value of such shares, as determined in accordance with FINRA rules.
The Company’s Class I shares are not subject to upfront selling commissions or annual ongoing service fees.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Common Stock Activity
The tables below present transactions with respect to shares of the Company’s common stock for the following periods:

	For the Three Months Ended March 31, 2026
	S		D		I		Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	1,632,193	$16,671	16,885	$175	2,883,115	$29,648	4,532,193	$46,494
Shares/gross proceeds from the private placements	—	—	—	—	4,942,549	50,238	4,942,549	50,238
Share transfer between classes(1)	(909,415)	(9,141)	—	—	909,415	9,141	—	—
Reinvestment of distributions	909,769	9,282	13,503	138	2,055,403	20,987	2,978,675	30,407
Repurchased shares	(13,988,101)	(143,159)	(1,032,371)	(10,691)	(53,592,440)	(548,692)	(68,612,912)	(702,542)
Total shares/gross proceeds	(12,355,554)	(126,347)	(1,001,983)	(10,378)	(42,801,958)	(438,678)	(56,159,495)	(575,403)
Sales load	—	(86)	—	—	—	—	—	(86)
Total Shares/Net Proceeds	(12,355,554)	$(126,433)	(1,001,983)	$(10,378)	(42,801,958)	$(438,678)	(56,159,495)	$(575,489)
_______________
(1) In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

	For the Three Months Ended March 31, 2025
	S		D		I		Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	8,768,122	$91,689	158,487	$1,650	4,020,978	$41,861	12,947,587	$135,200
Shares/gross proceeds from the private placements	—	—	—	—	18,583,085	193,393	18,583,085	193,393
Share transfer between classes(1)	(297,139)	(3,097)	—	—	297,139	3,097	—	—
Reinvestment of distributions	892,565	9,295	9,140	96	2,324,388	24,206	3,226,093	33,597
Repurchased shares	(1,514,802)	(15,662)	(14,197)	(147)	(8,000,727)	(82,728)	(9,529,726)	(98,537)
Total shares/gross proceeds	7,848,746	82,225	153,430	1,599	17,224,863	179,829	25,227,039	263,653
Sales load	—	(405)	—	—	—	—	—	(405)
Total Shares/Net Proceeds	7,848,746	$81,820	153,430	$1,599	17,224,863	$179,829	25,227,039	$263,248
_______________
(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.
In accordance with the Company’s share pricing policy, the Company will modify its public offering prices to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that it not sell shares at a net offering price below the net asset value per share unless the Company obtains the requisite approval from its shareholders.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
The changes to the Company’s offering price per share since the commencement of the Company’s initial continuous public offering and associated effective dates of such changes were as follows:

	For the Three Months Ended March 31, 2026
	S			D			I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 2, 2026	$10.38	$—	$10.38	$10.38	$—	$10.38	$10.38	$—	$10.38
February 2, 2026	10.27	—	10.27	10.27	—	10.27	10.27	—	10.27
March 2, 2026	9.97	—	9.97	9.97	—	9.97	9.97	—	9.97
_______________
(1)Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2)Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

	For the Three Months Ended March 31, 2025
	S			D			I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 2, 2025	$10.42	$—	$10.42	$10.42	$—	$10.42	$10.42	$—	$10.42
February 3, 2025	10.43	—	10.43	10.43	—	10.43	10.43	—	10.43
March 3, 2025	10.39	—	10.39	10.39	—	10.39	10.39	—	10.39
_______________
(1)Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2)Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Distributions
The Board intends to authorize and declare monthly distribution amounts per share of common stock, payable monthly in arrears.
The tables below present cash distributions per share that were recorded for the following periods:

For the Three Months Ended March 31, 2026
Declaration Date(1)	Record Date	Payment Date	Distribution Per Share(2)	Distribution Amount(3)
				S	D	I
November 4, 2025	January 30, 2026	February 25, 2026	$0.074775	$5,481	$79	$16,003
February 18, 2026	February 27, 2026	March 30, 2026	0.074775	5,570	80	16,392
February 18, 2026	March 31, 2026	April 28, 2026	0.074775	5,286	78	15,635
		Total	$0.224325	$16,337	$237	$48,030
_______________
(1)On February 18, 2026, the Company’s board of directors declared a distribution of $0.074775 per share, payable on or before May 31, 2026, to the shareholders of record as of April 30, 2026.
(2)Distributions per share are gross of shareholder servicing fees.
(3)Distribution amounts are net of shareholder servicing fees.

For the Three Months Ended March 31, 2025
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
				S	D	I
November 5, 2024	January 31, 2025	February 25, 2025	$0.074775	$4,907	$116	$16,780
February 18, 2025	February 28, 2025	March 25, 2025	0.074775	5,136	117	17,249
February 18, 2025	March 31, 2025	April 24, 2025	0.074775	5,219	120	17,539
February 18, 2025	March 31, 2025	April 24, 2025	0.020000	1,555	33	4,691
		Total	$0.244325	$16,817	$386	$56,259
_______________
(1)Distributions per share are gross of shareholder servicing fees.
(2)Distribution amounts are net of shareholder servicing fees.
The Company has adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for reinvestment of any cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of the Company's common stock, rather than receiving the cash distribution. The Company expects to use newly issued shares to implement the distribution reinvestment plan.
The Company may fund its cash distributions to shareholders from any source of funds available to it, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment. In no event, however, will funds be advanced or borrowed for the purpose of distributions, if the amount of such distributions would exceed the Company’s accrued and received revenues for the previous four quarters, less paid and accrued operating expenses with respect to such revenues and costs. Prior to the termination of the Expense Support Agreement on March 7, 2023, a portion of the Company’s distributions resulted from expense support from the Adviser. The purpose of this arrangement was to avoid distributions being characterized as a return of capital for U.S. federal income tax purposes.
Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions.
The tables below presents the source of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock for the following periods:

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

	For the Three Months Ended March 31, 2026
	S		D		I		Total
Source of Distribution	Per Share(1)	Amount	Per Share(1)	Amount	Per Share(1)	Amount	Per Share(1)	Amount
Net investment income(2)(3)	$0.216403	$16,069	$0.192516	$218	$0.213157	$47,077	$0.213956	$63,364
Net realized gain on investments(3)	—	—	—	—	—	—	—	—
Excess (undistributed)	0.007922	268	0.031809	19	0.011168	953	0.010369	1,240
Total	$0.224325	$16,337	$0.224325	$237	$0.224325	$48,030	$0.224325	$64,604
______________
(1)Distributions per share are gross of shareholder servicing fees.
(2)Net investment income per share is gross of shareholder servicing fees.
(3)The per share data was derived using actual shares outstanding at the date of the relevant transaction.

	For the Three Months Ended March 31, 2025
Source of Distribution(2)	Per Share(1)	Amount	Percentage
Net investment income	$0.242969	$74,975	102.0%
Net realized gain (loss) on investments	—	—	—%
Excess (undistributed)	0.001356	(1,513)	(2.0)%
Total	$0.244325	$73,462	100.0%
___________
(1)Distributions per share are gross of shareholder servicing fees.
(2)Data in this table is presented on a consolidated basis. Refer to “Note 12 — Financial Highlights” for amounts by share class.

Share Repurchases
The Board has complete discretion to determine whether the Company will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, the Company may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares. The Company has commenced a share repurchase program pursuant to which the Company intends to conduct quarterly repurchase offers to allow its shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase. All shares purchased by the Company pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares.
The Company intends to limit the number of shares to be repurchased in each quarter to no more than 5.00% of its outstanding shares of common stock. Any periodic repurchase offers are subject in part to the Company’s available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While the Company intends to continue to conduct quarterly tender offers as described above, the Company is not required to do so and may suspend or terminate the share repurchase program at any time.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
The tables below present the share repurchase activity of the Company:

For the Three Months Ended March 31, 2026
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
November 26, 2025	I	January 8, 2026	$415,464	$10.38	40,025,443
November 26, 2025	S	January 8, 2026	107,456	10.38	10,352,290
November 26, 2025	D	January 8, 2026	10,259	10.38	988,298
February 27, 2026	I	March 31, 2026	133,228	9.82	13,566,997
February 27, 2026	S	March 31, 2026	35,703	9.82	3,635,811
February 27, 2026	D	March 31, 2026	432	9.82	44,073
Total			$702,542		68,612,912

For the Three Months Ended March 31, 2025
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
February 26, 2025	I	March 31, 2025	$82,728	$10.34	$8,000,727
February 26, 2025	S	March 31, 2025	15,662	10.34	1,514,802
February 26, 2025	D	March 31, 2025	147	10.34	14,197
Total			$98,537		9,529,726
Note 10. Earnings Per Share
The tables below present the computation of basic and diluted earnings per common share for the following periods:

	For the Three Months Ended March 31,
	2026			2025
	S	D	I	S	D	I
Increase (decrease) in net assets resulting from operations	$(29,611)	$(378)	$(74,909)	$10,496	$251	$37,257
Weighted average shares of common stock outstanding—basic and diluted	82,345,091	1,168,186	220,856,101	75,522,643	1,620,453	231,435,849
Earnings (loss) per common share—basic and diluted	$(0.36)	$(0.32)	$(0.34)	$0.14	$0.15	$0.16
Note 11. Income Taxes
The Company has elected to be treated as a RIC under Subchapter M of the Code, and the Company intends to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, the Company must, among other things, distribute to its shareholders in each taxable year generally at least 90% of our investment company taxable income, as defined by the Code, and net tax-exempt income for that taxable year. In addition, a RIC may, in certain cases, satisfy this distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of Subchapter M. To maintain its tax treatment as a RIC, the Company, among other things, intends to make the requisite distributions to its shareholders, which generally relieves the Company from U.S. federal income taxes at corporate rates.
Depending on the level of taxable income earned in a tax year, the Company can be expected to carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, the Company will accrue excise tax on estimated excess taxable income.
For the three months ended March 31, 2026 and 2025, the Company did not record U.S. federal excise tax.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Note 12. Financial Highlights
The table below presents the financial highlights for a common share outstanding for the following periods:

	For the Three Months Ended March 31,
	2026			2025
	S	D	I	S	D	I
Per share data:
Net asset value, at beginning of period	$10.38	$10.38	$10.38	$10.42	$10.42	$10.42
Results of operations:
Net investment income(1)	0.19	0.19	0.21	0.23	0.24	0.25
Net realized and unrealized gain (loss)(2)	(0.55)	(0.51)	(0.55)	(0.09)	(0.08)	(0.09)
Net increase (decrease) in net assets resulting from operations	(0.36)	(0.32)	(0.34)	0.14	0.16	0.16
Distributions:
Net increase (decrease) in net assets from shareholders' distributions(3)	(0.20)	(0.22)	(0.22)	(0.22)	(0.24)	(0.24)
Total increase (decrease) in net assets	(0.56)	(0.54)	(0.56)	(0.08)	(0.08)	(0.08)
Net Asset Value, at End of Period(4)(8)	$9.82	$9.82	$9.82	$10.34	$10.34	$10.34

Total Return(5)	(3.5)%	(3.3)%	(3.3)%	1.4%	1.5%	1.6%

Ratios:
Ratio of net expenses to average net assets(6)(7)	9.6%	7.5%	8.7%	9.1%	8.4%	8.2%
Ratio of net investment income to average net assets(6)(7)	7.5%	5.5%	8.1%	9.0%	9.7%	9.9%
Portfolio turnover rate	3.0%	3.0%	3.0%	15.0%	15.0%	15.0%

Supplemental Data:
Weighted-average shares outstanding	82,345,091	1,168,186	220,856,101	75,522,643	1,620,453	231,435,849
Shares outstanding, end of period	78,618,170	1,057,333	209,102,637	77,746,234	1,651,661	234,553,372
Net assets, end of period	$771,835	$10,378	$2,052,944	$803,727	$17,074	$2,425,069
_______________
(1)The per share data was derived using the weighted average shares outstanding during the period.
(2)The amount shown at this caption is the balancing amount derived from the other figures in the schedule. The amount shown at this caption for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses in portfolio securities for the period because of the timing of sales of the Company’s shares in relation to fluctuating market values for the portfolio.
(3)Distributions per share are net of shareholder servicing fees. The per share data was derived using actual shares outstanding during the period.
(4)Totals presented may not sum due to rounding.
(5)Total return is not annualized. An investment in the Company is subject to maximum upfront sales load of 3.5% and 1.5% for Class S and Class D common stock, respectively, of the offering price, which will reduce the amount of capital available for investment. Class I common stock is not subject to upfront sales load. Total return displayed is net of all fees, including all operating expenses such as management fees, incentive fees, general and administrative expenses, organization and amortized offering expenses, and interest expenses. Total return is calculated as the change in NAV per share (assuming dividends and distributions, if any, are reinvested in accordance with the Company’s dividend reinvestment plan), if any, divided by the beginning NAV per share (which for the purposes of this calculation is equal to the net offering price in effect at that time).
(6)Operating expenses may vary in the future based on the amount of capital raised, the Adviser’s election to continue expense support, and other unpredictable variables. For the three months ended March 31, 2026, the total operating expenses to average net assets were 9.6%, 7.5%, 8.7% for Class S, Class D and Class I common stock, respectively, prior to management fee waivers, if any. For the three months ended March 31, 2025, the total operating expenses to average net assets were 9.1%, 8.4%, 8.2% for Class S, Class D and Class I common stock, respectively, prior to management fee waivers, if any.
(7)The ratio reflects an annualized amount for the three months ended March 31, 2026 and 2025, except in the case of non-recurring expenses (e.g. initial organization expenses) and offering expenses, where applicable.
(8)Totals presented may not sum due to rounding.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)
Note 13. Subsequent Events
The Company’s management evaluated subsequent events through the date of these financial statements. There have been no subsequent events to disclose except for the following:
Distribution
On May 05, 2026, the Company’s Board approved a distribution of $0.074775 per share, payable on or before June 30, 2026, to the shareholders of record as of May 29, 2026, a distribution of $0.074775 per share, payable on or before July 31, 2026, to the shareholders of record as of June 30, 2026, and a distribution of $0.074775 per share, payable on or before August 31, 2026, to the shareholders of record as of July 31, 2026.
Raise Proceeds
Subsequent to March 31, 2026 and through May 11, 2026, the Company has issued approximately 158,350 shares of its Class S common stock and approximately 471,164 shares of its Class I common stock and has raised total gross proceeds of approximately $1.6 million and $4.6 million, respectively.
Share Repurchases
Pursuant to an offer to purchase dated February 27, 2026, the Company offered to purchase shares of their issued and outstanding Class S common stock, Class D common stock and Class I common stock representing up to 5.00% of the aggregate number of the Company’s shares of common stock outstanding as of December 31, 2025 at a purchase price per share equal to the net offering price per share, as of March 31, 2026.
The offer expired at 7:00 P.M., Eastern Time, on March 31, 2026, and approximately 25,283,289 shares of Class S common stock, 306,485 shares of Class D common stock and 94,344,361 shares of Class I common stock were validly tendered and not withdrawn pursuant to the offer to purchase as of such date, which represents 40.4% of the aggregate number of the Company’s shares outstanding as of December 31, 2025, adjusted for the $533 million tender paid in January 2026.
On April 23, 2026, the Company determined that, as of March 31, 2026, the net offering prices per share of the Company’s shares of Class S common stock, Class D common stock and Class I common stock were $9.82 per share, $9.82 per share and $9.82 per share, respectively. The Company accepted for purchase 3,635,811 shares of Class S common stock, 44,073 shares of Class D common stock and 13,566,997 shares of Class I common stock on a pro rata basis based on the number of tendered shares for approximately $35,703,664, $432,801 and $133,227,907, respectively, representing 14.380% of the shares of the Company’s common stock that were validly tendered and not withdrawn prior to the expiration of the offer. The aggregate purchase price for all shares repurchased pursuant to the offer was approximately $169,364,372.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
The information contained in this section should be read in conjunction with “ITEM 1. FINANCIAL STATEMENTS.” This discussion contains forward-looking statements, which relate to future events or the future performance or financial condition of Blue Owl Technology Income Corp. and involves numerous risks and uncertainties, including, but not limited to, those described in our Form 10-K for the fiscal year ended December 31, 2025 in “ITEM 1A. RISK FACTORS.” This discussion also should be read in conjunction with the “Cautionary Statement Regarding Forward Looking Statements” set forth on page 3 of this quarterly report on Form 10-Q (“Quarterly Report”). Actual results could differ materially from those implied or expressed in any forward-looking statements.
Overview
Blue Owl Technology Income Corp. (the “Company”, “we”, “us”, or “our”) is an externally managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Formed as a Maryland corporation on June 22, 2021, we were advised by Blue Owl Technology Credit Advisors LLC (“OTCA”) from October 1, 2021 to November 30, 2021. As of November 30, 2021, we are advised by Blue Owl Technology Credit Advisors II LLC (our “Adviser” or “OTCA II”). The Adviser is registered as an investment adviser with the Securities and Exchange Commission (“SEC”). We have elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. On December 9, 2021, we formed a wholly-owned subsidiary, OR Tech Lending IC LLC, a Delaware limited liability company, which holds a California finance lenders license. OR Tech Lending IC LLC makes loans to borrowers headquartered in California. From time to time we may form wholly-owned subsidiaries to facilitate the normal course of business.
We are managed by our Adviser. Our Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform, which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies. Our Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the overall supervision of our Board, our Adviser manages the day-to-day operations of, and provides investment advisory and management services, to us. The Adviser or its affiliates may engage in certain origination activities and receive attendant arrangement, structuring or similar fees. Our Adviser is responsible for managing our business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring our investments, and monitoring our portfolio companies on an ongoing basis through a team of investment professionals.
We rely on an exemptive order issued to an affiliate of the Adviser that permits us to offer multiple classes of shares of common stock and to impose asset-based servicing and distribution fees and early withdrawal fees. We are currently offering on a continuous basis up to $5,000,000,000 in any combination of amount of shares of Class S, Class D, and Class I common stock. The share classes have different upfront selling commissions and ongoing servicing fees. Each class of common stock will be offered through Blue Owl Securities LLC (d/b/a Blue Owl Securities) (the “Dealer Manager”). No upfront selling commission, dealer manager fees, or other similar placement fees will be paid to us or the Dealer Manager with respect to the Class S and Class D shares, however, if such Class S shares or Class D shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charges to 3.50% of the net offering price per share for each Class S share and 1.50% of the net offering price per share for each Class D share. Class I shares are not subject to upfront selling commissions. Class S, Class D and Class I shares were offered at initial purchase prices per share of $10.00. Thereafter, the purchase price per share for each class of common stock will vary and will not be sold at a price below our net asset value per share of such class, as determined in accordance with our share pricing policy, plus applicable upfront selling commissions.
We were initially funded on September 30, 2021, when an affiliate of the Adviser (“the Initial Shareholder”) purchased 100 shares of our Class I common stock at $10.00 per share, which represents the initial public offering price. On May 2, 2022, we met the minimum offering requirement, commenced operations and commenced our initial public offering of up to $5,000,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. On February 3, 2025, we commenced our follow-on offering pursuant to which we are currently offering on a continuous basis up to $5,000,000,000 in any combination of Class S, Class D and Class I common shares.
Since meeting the minimum offering requirement and commencing our continuous public offering through March 31, 2026, we have issued 94,694,304 shares of Class S common stock, 3,430,023 shares of Class D common stock, and 44,499,545 shares of Class I common stock, exclusive of any tender offers and shares issued pursuant to our distribution reinvestment plan, for gross proceeds of $978.9 million,$35.1 million and $457.0 million, respectively, including $1,000 of seed capital contributed by the Initial Shareholder. We have issued 251,829,994 shares of our Class I common stock to feeder vehicles primarily created to hold our Class I shares in a Private Offering and raised gross proceeds of approximately $2.58 billion.

Blue Owl consists of three investment platforms: (1) Credit, which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies, (2) Real Assets, which focuses on three primary investment strategies: net lease, real estate credit and digital infrastructure, and (3) GP Strategic Capital, which primarily focuses on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit firms. The direct lending strategy of Blue Owl’s Credit platform is comprised of the Adviser, OTCA, Blue Owl Credit Advisors LLC (“OCA”), Blue Owl Diversified Credit Advisors LLC (“ODCA”), and Blue Owl Credit Private Fund Advisors LLC (“OPFA” and together with the Adviser, OCA, ODCA and OTCA, the “Blue Owl Credit Advisers”), which are also investment advisers. As of March 31, 2026, the Adviser and its affiliates had $159.24 billion in assets under management across Blue Owl’s Credit platform.
The management of our investment portfolio is the responsibility of the Adviser and the Technology Lending Investment Committee. The Investment Team is also led by Douglas I. Ostrover, Marc S. Lipschultz and Craig W. Packer and is supported by certain members of the Adviser’s senior executive team and Blue Owl’s Credit platform’s investment committees. Blue Owl’s four direct lending investment committees each focus on a specific investment strategy (Diversified Lending, Technology Lending, First Lien Lending and Opportunistic Lending). Douglas I. Ostrover, Marc S. Lipschultz, Craig W. Packer and Alexis Maged sit on each of Blue Owl’s Credit platform’s investment committees. In addition to Messrs. Ostrover, Lipschultz, Packer and Maged, the Technology Lending Investment Committee is comprised of Erik Bissonnette, Pravin Vazirani, Jon ten Oever and Arthur Martini. We consider the individuals on the Technology Lending Investment Committee to be our portfolio managers. The Investment Team, under the Technology Lending Investment Committee’s supervision, sources investment opportunities, conducts research, performs due diligence on potential investments, structures our investments and will monitor our portfolio companies on an ongoing basis.
The Technology Lending Investment Committee meets regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by the Adviser on our behalf. In addition, the Technology Lending Investment Committee reviews and determines whether to make prospective investments (including approving parameters or guidelines pursuant to which certain investments may be made or sold consistent with our investment objective), structures financings and monitors the performance of the investment portfolio. Each investment opportunity requires the approval of a majority of the Technology Lending Investment Committee. Follow-on investments in existing portfolio companies may require the Technology Lending Investment Committee’s approval beyond that obtained when the initial investment in the portfolio company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, may require approval by the Technology Lending Investment Committee. The compensation packages of the Technology Lending Investment Committee members from the Adviser include various combinations of discretionary bonuses and variable incentive compensation based primarily on performance for services provided and may include shares of Blue Owl.
In addition, we and the Adviser have entered into a dealer manager agreement with Blue Owl Securities and certain participating broker-dealers to solicit capital (the “Dealer Manager Agreement”).
We may be prohibited under the Investment Company Act of 1940, as amended (the “1940 Act”) from participating in certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, the prior approval of the SEC. We rely on an order for exemptive relief (the “Order”) to co-invest with other funds managed by the Adviser or certain affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to the Order, we generally are permitted to co-invest with certain of our affiliates if such co-investments are done on the same terms and at the same time, as further detailed in the Order. The Order requires that a “required majority” (as defined in Section 57(o) of the 1940 Act) of the directors who are not “interested persons” of us, the Adviser, or any of their respective affiliates, as defined in the 1940 Act (“Independent Directors”) make certain conclusions in connection with certain co-investment transactions, including (1) when we co-invest with an affiliated entity (as defined in the co-investment application) in an issuer where an affiliated entity has an existing investment in the issuer unless the transaction is completed on a pro rata basis, and (2) if we dispose of an asset acquired in a co-investment transaction unless the disposition is done on a pro rata basis or the disposition is of a tradable security. Pursuant to the Order, the Board oversees our participation in the co-investment program. As required by the Order, we have adopted, and the Board, including a required majority of the Independent Directors, has approved, policies and procedures reasonably designed to ensure compliance with the conditions of the Order. The Board, including a required majority of the Independent Directors, also reviewed the Co-Investment Policies of the Adviser to ensure that they are reasonably designed to prevent us from being disadvantaged by participation in the co-investment program. The Adviser and our Chief Compliance Officer will also provide reporting to the Board.
The Blue Owl Credit Advisers’ investment allocation policies seek to ensure equitable allocation of investment opportunities over time between us and other funds managed by our Adviser or its affiliates and address the co-investment restrictions set forth under the 1940 Act. As a result of the Order, there could be significant overlap in our investment portfolio and the investment portfolio of the BDCs, interval fund, private funds and separately managed accounts managed by the Blue Owl Credit Advisers (collectively, the “Blue Owl Credit Clients”) and/or other funds managed by the Adviser or its affiliates that avail themselves of the Order. In addition, the Adviser and its affiliates are permitted to allocate an investment to a number of products across platforms that it views as appropriate for the particular investment objectives, strategies and characteristics of such products.

We have elected to be regulated as a BDC under the 1940 Act and have elected to be treated as a RIC for U.S. federal income tax purposes. As a result, we are required to comply with various statutory and regulatory requirements, such as:
•the requirement to invest at least 70% of our assets in “qualifying assets”, as such term is defined in the 1940 Act;
•source of income limitations;
•asset diversification requirements; and
•the requirement to distribute (or be treated as distributing) in each taxable year at least the sum of (i) 90% of our investment company taxable income and (ii) 90% of our tax-exempt interest for that taxable year.
Our Investment Framework
We are a Maryland corporation formed primarily to originate and make loans to and make debt and equity investments in, technology-related companies based primarily in the United States, with an emphasis on enterprise software investments. We originate and invest in senior secured or unsecured loans, subordinated loans or mezzanine loans, and equity-related securities including common equity, warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into a portfolio company’s common equity. Our investment objective is to maximize total return by generating current income from debt investments and other income producing securities, and capital appreciation from our equity and equity-linked investments. We may hold our investments directly or through special purpose vehicles. Since our Adviser’s affiliates began investment activities in April 2016 through March 31, 2026, the Blue Owl Credit Advisers have originated $193.98 billion aggregate principal amount of investments across multiple industries, of which $189.83 billion of aggregate principal amount of investments prior to any subsequent exits or repayments was retained by either us or a corporation or fund advised by our Adviser or its affiliates.
We invest at least 80% of the value of our total assets in “technology-related” companies. We define technology-related companies as those that (i) operate directly in the technology industry, which includes, but is not limited to, application software, systems software, healthcare technology, information technology, technology services and infrastructure, financial technology and internet and digital media, (ii) operate indirectly through their reliance on technology (i.e., utilizing scientific knowledge or technology-enabled techniques, skills, methods, devices or processes to deliver goods and/or services) or (iii) seek to grow through technological advancements and innovations. We invest in a broad range of established and high growth technology-related companies with a focus on large, established enterprise software companies across a variety of end-markets that are capitalizing on the large and growing demand for software products and services. Within enterprise software we currently focus on investing in application software, which represents the operating layer for core business functions; systems and infrastructure software, which is the defense layer that protects enterprise data and networks and of which cybersecurity is a large component; and fintech and payments software, which provide critical means for the global movement of capital.
The companies in which we invest use our capital primarily to support their growth, acquisitions, market or product expansion, refinancings and/or recapitalizations. The debt in which we invest is generally not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “high yield” or “junk”.
We leverage Blue Owl’s relationships and existing origination capabilities to focus our investments in companies with an enterprise value of at least $250 million and that are typically backed by institutional investors that are active investors in and have an expertise in technology companies and technology-related industries. We expect that our target investments will typically have maturities between three and ten years and generally range in size between $50 million and $500 million. Our expected portfolio composition will be majority debt or income producing securities, in particular directly originated debt investments, with a lesser allocation to equity related opportunities. On these investments, we typically invest at a low loan-to-value ratio, which we consider to be 50% or below. We anticipate that generally any equity related securities we hold will be minority positions. We expect that our investment size will vary with the size of our capital base and that our average investment size will be 0.5-1.5% of our entire portfolio with no investment size greater than 5%; however, from time to time, certain of our investments may comprise greater than 5%. As of March 31, 2026, our average investment size in each of our portfolio companies was approximately $29.8 million based on fair value.
We expect that our portfolio composition will be comprised predominantly of directly originated debt and income producing securities, with a lesser allocation to equity or equity-linked opportunities. Our debt investments may be structured as annualized recurring revenue (“ARR”) loans, which are loans made to a company that may not currently be EBITDA positive because they have strategically determined to postpone profitability in favor of acquiring customers that will generate a high lifetime value over time. Generally, our ARR loans are made to high growth technology companies with a stable base of existing customers, providing strong revenue visibility. We believe the recurring revenue market to be underserved and find that ARR loans often have attractive risk adjusted return profiles, in the form of pricing, credit documentation, and /or loan-to-values, relative to the broader market. Our ARR loans, as a percentage of our portfolio, have decreased from its peak, and as we seek to originate additional loans we expect to increase our exposure to ARR loans.
We may also invest a portion of our portfolio in opportunistic investments and publicly traded debt investments and we may evaluate and enter into strategic portfolio transactions that may result in additional portfolio companies that we are considered to control. These types of investments are intended to supplement our core strategy and further enhance returns to our shareholders. These investments may include high-yield bonds and broadly syndicated loans, including “covenant lite” loans (as defined below), and other publicly traded debt instruments, typically originated and structured by banks on behalf of large corporate borrowers with employee counts, revenues, EBITDAs and enterprise values larger than those of middle-market companies, and equity investments in portfolio companies that make senior secured loans or invest in broadly syndicated loans, structured products, asset-based solutions or other forms of specialty finance, which may include, but is not limited to, investments such as life settlements, royalty interests and equipment finance.
Covenants are contractual restrictions that lenders place on companies to limit the corporate actions a company may pursue. The loans in which we expect to invest may have financial maintenance covenants, which are used to proactively address materially adverse changes in a portfolio company’s financial performance, or may take the form of “covenant-lite” loans, which generally refers to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrowers more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.
Key Components of Our Results of Operations
Investments
We focus primarily on originating and making debt and equity investments in technology-related (specifically software) companies based primarily in the United States.
Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle-market companies, the level of merger and acquisition activity for such companies, the general economic environment and the competitive environment for the types of investments we make.
In addition, as part of our risk strategy on investments, we may reduce the levels of certain investments through partial sales or syndication to additional lenders.
Revenues
We generate revenues primarily in the form of interest income from the investments we hold. In addition, we may generate income from dividends on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. Our debt investments typically have a term of three to ten years. As of March 31, 2026, 97.9% of our debt investments based on fair value bear interest at a floating rate, subject to interest rate floors, in certain cases. Interest on our debt investments is generally payable either monthly or quarterly.
Our investment portfolio consists primarily of floating rate loans. Macro trends in base interest rates like SOFR, and any other alternative reference rates may affect our net investment income over the long term. However, because we generally intend to originate loans to a small number of portfolio companies each quarter, and those investments may vary in size, our results in any given period, including the interest rate on investments that may be sold or repaid in a period compared to the interest rate of new investments made during that period, may be idiosyncratic, and reflect the characteristics of the particular portfolio companies that we invested in or exited during the period and not necessarily any trends in our business or macro trends. Generally, because our portfolio consists primarily of floating rate loans, we expect our earnings to benefit from a prolonged higher rate environment.
Loan origination fees, original issue discount and market discount or premium are capitalized, and we accrete or amortize such amounts under U.S. generally accepted accounting principles (“U.S. GAAP”) as interest income using the effective yield method for term instruments and the straight-line method for revolving or delayed draw instruments. Repayments of our debt investments can reduce interest income from period to period. The frequency or volume of these repayments may fluctuate significantly. We record prepayment premiums on loans as interest income. We may also generate revenue in the form of commitment, loan origination, structuring, or due diligence fees, fees for providing managerial assistance to our portfolio companies and possibly consulting fees.
Dividend income on equity investments is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded companies.
Our portfolio activity may also reflect the proceeds from sales of investments. We recognize realized gains or losses on investments based on the difference between the net proceeds from the disposition and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized. We record current period changes in fair value of investments that are measured at fair value as a component of the net change in unrealized gains (losses) on investments in the Consolidated Statements of Operations.

Expenses
Our primary operating expenses include the payment of the management fee, performance based incentive fee, expenses reimbursable under the Administration Agreement and Investment Advisory Agreement, legal and professional fees and other operating expenses. The management fee and performance based incentive fee compensate our Adviser for work in identifying, evaluating, negotiating, closing, monitoring and realizing our investments.
Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, are provided and paid for by the Adviser. We bear our allocable portion of the compensation paid by the Adviser (or its affiliates) to our Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to our business affairs). We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (i) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (ii) our allocable portion of overhead and other expenses incurred by the Adviser in performing its administrative obligations under the Administration Agreement; and (iii) all other expenses of our operations and transactions including, without limitation, those relating to:
•expenses deemed to be “organization and offering expenses” for purposes of Conduct Rule 2310(a)(12) of Financial Industry Regulatory Authority (exclusive of commissions, the dealer manager fee, any discounts and other similar expenses paid by investors at the time of sale of our stock);
•the cost of corporate and organizational expenses relating to offerings of shares of our common stock;
•the cost of calculating our net asset value, including the cost of any third-party valuation services;
•the cost of effecting any sales and repurchases of our common stock and other securities;
•fees and expenses payable under any dealer manager agreements, if any;
•debt service and other costs of borrowings or other financing arrangements;
•costs of hedging;
•expenses, including travel expense, incurred by the Adviser, or members of the investment team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing our rights;
•escrow agent, transfer agent and custodial fees and expenses;
•fees and expenses associated with marketing efforts;
•federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies;
•U.S. federal, state and local taxes;
•independent directors’ fees and expenses, including certain travel expenses;
•costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing;
•costs of any reports, proxy statements or other notices to our shareholders (including printing and mailing costs);
•costs of any shareholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters;
•commissions and other compensation payable to brokers or dealers;
•research and market data;
•fidelity bond, directors’ and officers’ errors and omissions liability insurance and other insurance premiums;
•direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;
•fees and expenses associated with independent audits, outside legal and consulting costs;
•costs of winding up;
•costs incurred in connection with the formation or maintenance of entities or vehicles to hold our assets for tax or other purposes;
•extraordinary expenses (such as litigation or indemnification); and
•costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws.
We expect, but cannot assure, that our general and administrative expenses will increase in dollar terms during periods of asset growth, but will decline as a percentage of total assets during such periods.

Expense Deferral Agreement
On March 23, 2022, we entered into the expense deferral agreement (the “Expense Deferral Agreement”) with the Adviser, under which the Adviser has agreed to incur and pay all of our expenses, other than amounts used to pay interest expense and shareholder servicing and/or distribution fees, until we met certain conditions related to amount of subscriptions it received. The expenses subject to deferral did not include expenses that (1) were previously classified as Expense Payments or Reimbursement Payments under the Expense Support Agreement and Conditional Reimbursement Agreement between us and the Adviser, or (2) Organization and Offering Expenses in excess of 1.50% of the gross offering proceeds from the sale of our securities.
On May 9, 2023, the Company and the Adviser amended the Expense Deferral Agreement to provide that the Adviser's obligation to incur and pay the Company’s expenses would cease as of April 30, 2023, and that the Company would repay the expenses previously incurred by the Adviser on the Company’s behalf in eighteen equal installments, upon meeting specified conditions. The first installment became an obligation of the Company on December 1, 2023, when the Company reached $1.75 billion in Net Subscriptions received from the sale of the Company’s common shares, and each of the seventeen remaining installments will become an obligation of the Company for each $75.0 million in Net Subscriptions received from the sale of the Company’s common shares thereafter. The Company did not record expenses related to organization and offering costs, for the three months ended March 31, 2026. The Company recorded $2.0 million of expenses, of which $0.6 million related to organization costs, for the three months ended March 31, 2025.
The Expense Deferral Agreement may be terminated at any time, without the payment of any penalty, by us or the Adviser, with or without notice, and will automatically terminate (i) in the event of the termination of the Investment Advisory Agreement, or (ii) if the Board makes a determination to dissolve or liquidate us. However, our obligation to repay the Adviser the expenses incurred by the Adviser on our behalf upon meeting the specified conditions will survive any termination of the agreement.
Reimbursement of Administrative Services
We will reimburse our Adviser for the administrative expenses necessary for its performance of services to us. However, such reimbursement will be made at an amount equal to the lower of our Adviser’s actual costs or the amount that we would be required to pay for comparable administrative services in the same geographic location. Also, such costs will be reasonably allocated to us on the basis of assets, revenues, time records or other reasonable methods. We will not reimburse our Adviser for any services for which it receives a separate fee, for example rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of our Adviser.
Leverage
The amount of leverage we use in any period depends on a variety of factors, including cash available for investing, the cost of financing and general economic and market conditions. On September 30, 2021, we received shareholder approval that allowed us to reduce our asset coverage ratio from 200% to 150%, effective as of October 1, 2021. As a result, we generally are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to the common stock if our asset coverage, as defined in the 1940 Act, would at least be equal to 150% immediately after each such issuance. This reduced asset coverage ratio permits us to double the amount of leverage we can incur. For example, under a 150% asset coverage ratio we may borrow $2 for investment purposes of every $1 of investor equity whereas under a 200% asset coverage ratio we may only borrow $1 for investment purposes for every $1 of investor equity. Our current target leverage ratio is 0.90x-1.25x.
In any period, our interest expense will depend largely on the extent of our borrowing and we expect interest expense will increase as we increase our leverage over time subject to the limits of the 1940 Act. In addition, we may dedicate assets to financing facilities.

Market Trends
Broader geopolitical developments, including the conflict involving Iran, have contributed to elevated market volatility, even if they have not altered the fundamental operating environment for the U.S. companies in which we invest. We actively monitor these dynamics alongside other sources of risk. As part of our standard valuation and risk management processes, we conduct reviews of every investment in our portfolio on a quarterly basis. In response to heightened uncertainty over the last year, we took additional, proactive steps to reassess risk across our portfolio. We conducted thematic stress tests twice – first in response to tariff policies implemented in 2025, and more recently to evaluate the potential implications of rapid advancements in artificial intelligence. These additional reviews reinforced our confidence that our portfolio is well positioned, supported by borrowers with strong business fundamentals and defensive characteristics.
We believe the technology investment lending environment provides opportunities for us to meet our goal of making investments that generate an attractive total return based on a combination of the following factors.
Limited Availability of Capital for Technology, Specifically Enterprise Software, Companies — We believe that technology companies have limited access to capital, driven by a lack of dedicated pools of capital focused on technology companies. Traditional lenders, such as commercial and investment banks, generally do not have flexible product offerings that meet the needs of technology-related companies and there has been a reduction in activity from commercial and investment banks as a result of regulatory and structural factors, industry consolidation and general risk aversion. In recent years, many commercial and investment banks have focused their efforts and resources on lending to large corporate clients and managing capital markets transactions rather than lending to technology-related companies. In addition, these lenders may be constrained in their ability to underwrite and hold loans and high yield securities, as well as their ability to provide equity financing, as they seek to meet existing and future regulatory capital requirements. We also believe that there is a lack of scaled market participants that are willing to provide and hold meaningful amounts of a customized financing solution for technology companies. As a result, we believe our focus on technology-related companies and our ability to invest across the capital structure, coupled with a limited supply of capital providers, presents an attractive opportunity to invest in technology companies.
Capital Markets Have Been Unable to Fill the Void Left by Banks — Access to the underwritten bond and syndicated loan markets is challenging for many technology companies due to loan size and liquidity. For example, high yield bonds are generally purchased by institutional investors such as mutual funds and exchange traded funds (“ETFs”) who, among other things, are highly focused on the liquidity characteristics of the bond being issued in order to fund investor redemptions and/or comply with regulatory requirements. Accordingly, the existence of an active secondary market for bonds is an important consideration in these entities’ initial investment decision. Syndicated loans arranged through a bank are done either on a “best efforts” basis or are underwritten with terms plus provisions that permit the underwriters to change certain terms, including pricing, structure, yield and tenor, otherwise known as “flex”, to successfully syndicate the loan, in the event the terms initially marketed are insufficiently attractive to investors. Loans provided by companies such as ours provide certainty to issuers in that we can commit to a given amount of debt on specific terms, at stated coupons and with agreed upon fees. As we are the ultimate holder of the loans, we do not require market “flex” or other arrangements that banks may require when acting on an agency basis. In addition, our Adviser has teams focused on both liquid credit and private credit and these teams are able to collaborate with respect to syndicated loans.
Secular Trends Supporting Growth for Private Credit — According to Gartner, a research and advisory company, global technology spend was $5.6 trillion in 2025 and is expected to grow to more than $6.2 trillion in 2026. We believe global demand for technology products and services will continue to grow rapidly, and that growth will stimulate demand for capital from technology companies which will continue to require access to capital to refinance existing debt, support growth and finance acquisitions. We believe that periods of market volatility, such as the current period of market volatility caused, in part, by uncertainty regarding inflation and interest rates, and current geopolitical conditions, have accentuated the advantages of private credit. The availability of capital in the liquid credit market is highly sensitive to market conditions whereas we believe private lending has proven to be a stable and reliable source of capital through periods of volatility. We believe the opportunity set for private credit will continue to expand even as the public markets remain open. Financial sponsors and companies today are familiar with direct lending and have seen firsthand the strong value proposition that a private solution can offer. Scale, certainty of execution and flexibility all provide borrowers with a compelling alternative to the syndicated and high yield markets. Based on our experience, larger higher quality credits that have traditionally been issuers in the syndicated and high yield markets are increasingly seeking private solutions independent of credit market conditions. In our view, this is supported by financial sponsors wanting to work with collaborative financing partners that have scale and breadth of capabilities. This has driven substantial growth in direct lending portfolio companies over time. Given the dynamics mentioned above, we believe this trend is poised to continue and the large amount of uninvested capital held by funds of private equity firms, estimated by Preqin Ltd., an alternative assets industry data and research company, to be $2.7 trillion as of December 31, 2025, will continue to serve as a tailwind to the space.

Attractive Investment Dynamics — With respect to the debt investments in technology companies, we believe the directly negotiated nature of such financings generally provides more favorable terms to the lender, including stronger covenant and reporting packages, better call protection, and lender protective change of control provisions. Further, we believe that historical default rates for technology and software companies have been lower, and recovery rates have been higher, as compared to the broader leveraged finance market, leading to lower cumulative losses. With respect to equity and equity-linked investments, we will seek to structure these investments with meaningful shareholder protections, including, but not limited to, anti-dilution, anti-layering, and liquidation preferences, which we believe will create the potential for meaningful risk-adjusted long-term capital gains in connection with the future liquidity events of these technology companies. Lastly, we believe that in the current environment, lenders with available capital may be able to take advantage of attractive investment opportunities.
Compelling Business Models — We believe that the products and services that technology companies, and more specifically enterprise software businesses, provide often have high switching costs and are fundamental to the operations and success of their customers across diverse industries. We generally invest in scaled or growing players in niche markets that are selling mission critical products to established customer bases. As a result, technology companies with a focus on enterprise software have attributes that make them compelling investments, including strong customer retention rates, high switching costs and highly contracted cash flows which leads to recurring and predictable revenue. Further, technology companies with a focus on enterprise software are typically highly capital efficient, with limited capital expenditures and high free cash flow conversion. In addition, the replicable nature of technology products, specifically enterprise software, creates substantial operating leverage which typically results in strong profitability, lower loan to value ratios, high revenue retention, high gross margins and stable sale efficiency.
We believe that enterprise software businesses make compelling investments because they are inherently diversified into a variety of sectors due to end market applications and have been one of the more defensive sectors throughout economic cycles. Within enterprise software we currently focus on investing in application software, which represents the operating layer for core business functions; systems and infrastructure software, which is the defense layer that protects enterprise data and networks and of which cybersecurity is a large component; and fintech and payments software, which provide critical means for the global movement of capital. We believe that these categories of enterprise software play specific, functional roles that will be difficult to bypass even as technology shifts because the need for auditability, control and data integrity will remain constant and these categories of software will provide a stable layer through which new technology is governed and executed.
Attractive Opportunities in Investments in Technology Companies — We invest in the debt and equity of technology companies. We believe that opportunities in the debt of technology companies are significant because of the floating rate structure of most senior secured debt issuances and because of the strong defensive characteristics of these types of investments. We believe that debt issued with floating interest rates offer a superior return profile as compared with fixed-rate investments, since floating rate structures are generally less susceptible to declines in value experienced by fixed-rate securities in a rising interest rate environment.
Senior secured debt provides strong defensive characteristics because it has priority in payment among an issuer’s security holders whereby holders are due to receive payment before junior creditors and equity holders. Further, these investments are generally secured by the issuer’s assets, which may provide protection in the event of a default. We also make recurring revenue loans to companies that have made a strategic decision to postpone profitability in favor of acquiring customers that will generate a high lifetime value over time. We believe that recurring revenue loans provide attractive credit characteristics including covenant protections, lower loan-to-values and/or premium pricing.
We believe that opportunities in the equity of technology companies are significant because of the potential to generate meaningful capital appreciation by participating in the growth in the portfolio company and the demand for its products and services. We find many of these opportunities are in the form of preferred equities, where there is the opportunity to invest in large, established companies through structures that protect invested capital and also offer upside opportunities. Moreover, we believe that the high-growth profile of a technology company will generally make it a more attractive candidate for a liquidity event than a company in a non-high growth industry. We believe the technology investment lending environment provides opportunities for us to meet our goal of making investments that generate an attractive total return based on a combination of the foregoing factors.
Portfolio and Investment Activity
Our business is impacted by conditions in the financial markets and economic conditions in the United States, and to a lesser extent, globally.
During the first quarter of 2026, global equity and debt markets experienced elevated volatility, with spread widening in fixed income markets as a result of intensifying geopolitical conflicts and heightened focus on the evolution of artificial intelligence (“AI”). The 10-year Treasury yield ended the first quarter of 2026 up nearly 15 basis points since the end of 2025 and the CBOE Volatility Index peaked above 30 during the first quarter of 2026, its highest level since April 2025. As a result of this volatility and higher inflation expectations, the Federal Reserve is now expected to maintain current interest rates in the near term. This volatility, coupled with the higher focus on private credit, has also resulted in more modest inflows and higher redemption requests at non-traded BDCs.

As a result, we approached this environment more conservatively resulting in a slower pace of origination activity in the quarter ended March 31, 2026; however, underlying credit performance remains strong and market spreads are beginning to widen. We anticipate that software deal activity will remain tempered, and we may revisit adjacent technology areas, including digital infrastructure and life sciences, where we believe we can generate attractive, less correlated returns over time. We have continued to invest in our specialty finance vehicles and joint ventures where we continue to see opportunities for higher returns that are less correlated with our core direct lending strategy.
Specifically, we invest in Credit SLF and Blue Owl Leasing and specialty financing portfolio companies, including LSI Financing 1 DAC (“LSI Financing DAC”), LSI Financing LLC (“LSI Financing LLC”), Blue Owl Cross-Strategy Opportunities 2025-1 LLC and (fka Blue Owl Cross-Strategy Opportunities LLC) (“BOCSO”). See “Specialty Financing Portfolio Companies” and “Joint Ventures.” These companies may use our capital to support acquisitions which could continue to lead to increased dividend income across well-diversified underlying portfolios.
During the first quarter of 2026 we saw a decrease in origination activity and deployed $131.6 million in new investment commitments, including $118.5 million of new investment fundings, while repayments remained steady at $978.1 million. We continue to focus on investing in upper middle-market enterprise software businesses that we view to be recession resistant given their mission-critical nature and highly contracted cash flows.
Blue Owl serves as the lead, co-lead or administrative agent on many of our investments and the majority of our investments are supported by sophisticated financial sponsors who provide operational and financial resources. As of March 31, 2026, 90.2% of our portfolio at fair value is comprised of first or second lien loans. These positions have a weighted average annual revenue of $1.09 billion, weighted average annual EBITDA of $355.9 million, and a weighted average enterprise value of $6.49 billion. As of March 31, 2026, 6.1% of our portfolio at fair value is comprised of unsecured debt and equity investments. These positions have a weighted average annual revenue of $1.97 billion and enterprise value of $10.94 billion. These statistics exclude strategic portfolio transactions, which comprise 2.1% of the book at fair value. In addition, Blue Owl’s direct lending strategy continues to invest in, and is often the lead lender or administrative agent on, transactions in excess of $1 billion in size, which gives us the ability to structure the terms of such deals to maximize deal economics and credit protection and provide customized flexible solutions. The average hold size of Blue Owl’s direct lending strategy’s new investments is approximately $350 million (up from approximately $200 million in 2021) and average total new deal size is approximately $1.5 billion (up from approximately $600 million in 2021).
We believe that the construction of our current portfolio coupled with our experienced investment team and strong underwriting standards leave us well-positioned for the current economic environment. Many of the companies in which we invest are continuing to see modest growth in both revenues and EBITDA and our ARR loans continue to experience strong credit performance. However, in the event of further geopolitical, economic and financial market instability, in the U.S. and elsewhere, it is possible that the results of some of the middle-market companies similar to those in which we invest could be challenged.
Our technology portfolio is managed by 40 dedicated investment professionals who assess the risks and opportunities of our prospective and existing investments, which has included those related to AI, for many years. We believe that our portfolio companies are well positioned to evolve as a result of developments in AI. We also believe that our software borrowers are well positioned to evolve as a result of developments in AI and believe that a limited portion of these investments are subject to risk of significant disruption.
Within software, we remain focused on scaled companies that offer mission-critical solutions to established customer bases across diverse industries and sectors, with strong customer retention rates and high switching costs. We intend to continue to invest in companies that offer a depth of broad, integrated solutions and product offerings across a geographic diversity and we emphasize agile, adaptable technology that enables fast integration of AI and other emerging technologies to maintain a competitive edge. Specifically, within enterprise software we currently focus on investing in application software, which represents the operating layer for core business functions; systems and infrastructure software, which is the defense layer that protects enterprise data and networks and of which cybersecurity is a large component; and fintech and payments software, which provide critical means for the global movement of capital. We believe that these categories of enterprise software play specific, functional roles that will be difficult to bypass even as technology shifts because the need for auditability, control and data integrity will remain constant and these categories of software will provide a stable layer through which new technology is governed and executed. We also intend to identify ways to participate in growth of various industries as a result of AI. In the future, we may evaluate cross-platform opportunities to invest in data center assets and AI related equipment such as graphic processing units.
The markdowns on our investments were primarily driven by credit spread widening and not a deterioration in the underlying quality of our assets. Across the portfolio we are not seeing a meaningful increase in amendment activity, requests for increased revolver borrowings, missed payments, downward movement in our watch list or other signs of an overall, broad deterioration in our results or those of our portfolio companies at this time, although there can be no assurance that the performance of certain of our portfolio companies will not be negatively impacted by economic conditions, which could have a negative impact on our future results. Substantially all of our payment-in-kind (“PIK”) was structured as PIK from inception and not implemented as a result of credit underperformance.

In February 2026, we sold a portion of our portfolio company investments with aggregate fair value of $344.0 million equivalent to 99.6% of par value to certain purchasers. The investments sold consisted of 98.6% first-lien investments and 1.4% unsecured investments and included investments in 60 portfolio companies across 26 industries. 98.6% of the investments sold were floating rate and 100% were 1- or 2-rated on our 5-point internal investment ratings scale. The sold assets had an average investment size of $5.7 million and a weighted average spread of 5.0% and consisted of partial sales representing approximately 13.0% of our investments in each underlying portfolio company as of December 31, 2025. As a result of the sale, we recognized a $0.5 million gain on the sale in the first quarter of 2026. We intend to use the proceeds from the loan sale agreements to repay indebtedness.
As of March 31, 2026, based on fair value, our portfolio consisted of 87.3% first lien senior debt investments (of which 55.8% we consider to be unitranche debt investments (including “last out” portions of such loans)), 3.9% second lien senior secured debt investments, 1.2% unsecured debt investments, 3.3% preferred equity investments, 2.1% specialty finance equity investments, 1.9% common equity investments and 0.3% in joint ventures.
As of March 31, 2026, our weighted average total yield of the portfolio at fair value and amortized cost was 9.0% and 8.7%, respectively, and our weighted average yield of accruing debt and income producing securities at fair value and amortized cost was 9.3% and 9.0%, respectively. As of March 31, 2026, the weighted average spread of total debt investments was 5.1%.
As of March 31, 2026, we had investments in 175 portfolio companies with an aggregate fair value of $5.22 billion. Our current target leverage ratio is 0.90x-1.25x. As of March 31, 2026, we had net leverage of 0.79x debt-to-equity.

The table below presents our investment activity for the following periods (information presented herein is at par value unless otherwise indicated):

	For the Three Months Ended March 31,
($ in thousands)	2026	2025
New investment commitments:
Gross originations	$131,569	$1,175,919
Less: Sell downs	—	(3,736)
Total new investment commitments	$131,569	$1,172,183
Principal amount of new investments funded:
First-lien senior secured debt investments	91,789	952,592
Second-lien senior secured debt investments	—	12,500
Unsecured debt investments	—	—
Specialty finance debt investments	—	—
Preferred equity investments	4,000	—
Common equity investments	2,241	8,754
Specialty finance equity investments	20,443	—
Joint venture investments	(16)	274
Total principal amount of new investments funded	$118,457	$974,120

Drawdowns (repayments) on revolvers and delayed draw term loans, net	$26,866	$39,326

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(937,840)	$(777,285)
Second-lien senior secured debt investments	(33,032)	—
Unsecured debt investments	(4,780)	—
Specialty finance debt investments	—	—
Preferred equity investments	(1,085)	(25,912)
Common equity investments	—	—
Specialty finance equity investments	(1,362)	(5,380)
Total principal amount of investments sold or repaid	$(978,099)	$(808,577)

Number of new investment commitments in new portfolio companies(2)	5	27
Average new investment commitment amount in new portfolio companies(2)	$21,976	$35,748
Weighted average term for new debt investment commitments (in years)	5.4	6.0
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—%	—%
Weighted average interest rate of new debt investment commitments(3)	8.1%	8.6%
Weighted Average Spread over Applicable Base Rate of New Debt Investment Commitments at Floating Rates	4.4%	4.3%
_______________
(1)Includes scheduled paydowns.
(2)Number of new investment commitments represents commitments to a particular portfolio company.
(3)Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 3.68% and 4.29% as of March 31, 2026 and 2025, respectively.

The table below presents our investments at amortized cost and fair value as of the following periods:

	As of March 31, 2026		As of December 31, 2025
($ in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First-lien senior secured debt investments(1)	$4,677,079	$4,557,893	$5,488,669	$5,484,795
Second-lien senior secured debt investments	253,123	201,125	283,730	267,441
Unsecured debt investments	62,534	62,454	66,248	66,531
Preferred equity investments	182,633	171,367	177,173	173,230
Common equity investments	90,882	100,585	80,256	101,617
Specialty finance equity investments	105,282	108,651	86,202	89,389
Joint Ventures	16,512	15,294	24,325	24,133
Total Investments	$5,388,045	$5,217,369	$6,206,603	$6,207,136
_______________
(1)We consider 56% and 51% of first-lien senior secured debt investments to be unitranche loans as of March 31, 2026 and December 31, 2025, respectively.

We use GICS for classifying the industry groupings of our portfolio companies. The table below presents the industry composition of investments based on fair value as of the following periods:

	As of March 31, 2026	As of December 31, 2025
Aerospace & Defense	1.3%	1.3%
Airlines	0.2	0.3
Application Software	16.1	15.6
Asset Based Lending and Fund Finance(2)	0.9	0.4
Banks	0.4	0.7
Beverages	0.2	0.2
Buildings & Real Estate	1.9	1.9
Building Products	0.1	0.1
Capital Markets	1.0	1.0
Commercial Services & Supplies	1.4	1.4
Construction & Engineering	0.2	0.2
Consumer Finance	0.6	0.5
Containers & Packaging	0.3	0.4
Diversified Consumer Services	2.3	2.9
Diversified Financial Services	7.4	7.8
Diversified Telecommunication Services(1)	—	0.0
Entertainment	1.2	1.1
Equity Real Estate Investment Trusts (REITs)	1.8	1.6
Food & Staples Retailing	2.6	2.3
Food Products	0.3	0.3
Health Care Equipment & Supplies	3.4	3.0
Health Care Providers & Services	4.2	6.1
Health Care Technology	12.8	12.4
Hotels, Restaurants & Leisure	0.7	0.7
Household Products	0.1	0.3
Industrial Conglomerates	0.8	0.8
Insurance	5.0	5.4
Internet & Direct Marketing Retail	0.6	0.5
IT Services	5.4	5.0
Joint Ventures(4)	0.3	0.4
Life Sciences Tools & Services	2.4	2.1
Machinery	0.3	0.6
Media	0.5	0.6
Multiline Retail	0.3	0.3
Pharmaceuticals(3)	1.4	1.2
Professional Services	6.0	5.7
Real Estate Management & Development	0.7	0.8
Specialty Retail	1.0	0.8
Systems Software	13.1	12.6
Water Utilities	0.3	0.2
Wireless Telecommunication Services	0.5	0.5
Total	100.0%	100.0%
_______________
(1)As of March 31, 2026 and December 31, 2025, our investment balance is insignificant (if applicable).
(2)Includes investment in BOCSO. See “Note 3 — Agreements and Related Party Transactions” to our consolidated financial statements included in this Quarterly Report for more information regarding BOCSO.

(3)Includes investments in LSI Financing DAC and LSI Financing LLC. See “Note 3 — Agreements and Related Party Transactions” to our consolidated financial statements included in this Quarterly Report for more information regarding LSI Financing DAC and LSI Financing LLC.
(4)Includes equity investments in Credit SLF and Blue Owl Leasing. See “Note 4 — Investments” to our consolidated financial statements included in this Quarterly Report for more information regarding Credit SLF and Blue Owl Leasing.
We classify the industries of our portfolio companies by end-market (such as health care technology) and not by the product or services (such as software) directed to those end-markets.
The table below presents investments by geographic composition based on fair value as of the following periods:

	As of March 31, 2026	As of December 31, 2025
United States:
Midwest	12.8%	13.7%
Northeast	21.6	21.0
South	30.6	31.4
West	24.5	24.2
Canada	3.1	3.0
United Kingdom	4.3	4.1
Other international	3.1	2.6
Total	100.0%	100.0%
The table below presents the weighted average yields and interest rates of our investments at fair value as of the following periods:

	As of March 31, 2026	As of December 31, 2025
Weighted average total yield of portfolio(1)	9.0%	8.7%
Weighted average total yield of debt and income producing securities(1)	9.3%	9.0%
Weighted average interest rate of debt securities	8.7%	8.7%
Weighted average spread over base rate of all floating rate investments	4.9%	5.1%
_______________
(1)For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending fair value. In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized.
The weighted average yield of our accruing debt and income producing securities is not the same as a return on investment for our shareholders but, rather, relates to our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates as of each respective date, including accretion of original issue discount and loan origination fees, but excluding investments on non-accrual status, if any. There can be no assurance that the weighted average yield will remain at its current level.
Our Adviser monitors our portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action with respect to each portfolio company. Our Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:
•assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;
•periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;
•comparisons to other companies in the portfolio company’s industry; and
•review of monthly or quarterly financial statements and financial projections for portfolio companies.
An investment will be placed on the Adviser’s credit watch list when select events occur and will only be removed from the watch list with oversight of the Technology Lending Investment Committee and/or other agents of Blue Owl’s Credit platform. Once an investment is on the credit watch list, the Adviser works with the borrower to resolve any financial stress through amendments, waivers or other alternatives. If a borrower defaults on its payment obligations, the Adviser’s focus shifts to capital recovery. If an investment needs to be restructured, the Adviser’s workout team partners with the investment team and all material amendments, waivers and restructurings require the approval of a majority of the Technology Lending Investment Committee.

As part of the monitoring process, our Adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, our Adviser rates the credit risk of all investments on a scale of 1 to 5.
This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The rating system is as follows:

Investment Rating	Description
1
Investments rated 1 involve the least amount of risk to our initial cost basis. The borrower is performing above expectations, and the trends and risk factors for this investment since origination or acquisition are generally favorable;

2
Investments rated 2 involve an acceptable level of risk that is similar to the risk at the time of origination or acquisition. The borrower is generally performing as expected and the risk factors are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a rating of 2;

3	Investments rated 3 involve a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination or acquisition;
4
Investments rated 4 involve a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination or acquisition. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 120 days past due); and

5	Investments rated 5 involve a borrower performing substantially below expectations and indicates that the loan’s risk has increased substantially since origination or acquisition. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 5 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.
Our Adviser rates the investments in our portfolio at least quarterly and it is possible that the rating of a portfolio investment may be reduced or increased over time. For investments rated 3, 4 or 5, our Adviser enhances its level of scrutiny over the monitoring of such portfolio company.
The Adviser has built out its portfolio management team to include workout experts who closely monitor our portfolio companies and who, on at least a quarterly basis, assess each portfolio company’s operational and liquidity exposure and outlook to understand and mitigate risks; and, on at least a monthly basis, evaluates existing and newly identified situations where operating results are deviating from expectations. As part of its monitoring process, the Adviser focuses on projected liquidity needs and where warranted, re-underwriting credits and evaluating downside and liquidation scenarios.
The Adviser focuses on downside protection by leveraging existing rights available under our credit documents; however, for investments that are significantly underperforming or which may need to be restructured, the Adviser’s workout team partners with the investment team and all material amendments, waivers and restructurings require the approval of a majority of the Technology Lending Investment Committee. As of March 31, 2026, one of our portfolio companies is on non-accrual. Our average annual gain/(loss) ratio is 0.03%.
The table below presents the composition of our portfolio on the 1 to 5 rating scale as of the following periods:

	As of March 31, 2026		As of December 31, 2025
Investment Rating	Fair Value	Percentage	Fair Value	Percentage
($ in thousands)
1	$476,224	9.1%	$699,497	11.3%
2	4,379,210	84.0%	5,137,529	82.8%
3	349,892	6.7%	354,593	5.7%
4	12,043	0.2%	15,517	0.2%
5	—	—%	—	—%
Total	$5,217,369	100.0%	$6,207,136	100.0%

The table below presents the amortized cost of our performing and non-accrual investments as of the following periods:

	As of March 31, 2026				As of December 31, 2025
($ in thousands)	Amortized Cost	Percentage	Fair Value	Percentage	Amortized Cost	Percentage	Fair Value	Percentage
Performing	$5,368,845	99.6%	$5,205,326	99.8%	$6,187,767	99.7%	$6,191,619	99.8%
Non-accrual	19,200	0.4%	12,043	0.2%	18,836	0.3%	15,517	0.2%
Total	$5,388,045	100.0%	$5,217,369	100.0%	$6,206,603	100.0%	$6,207,136	100.0%
Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.
Specialty Financing Portfolio Companies and Joint Ventures
We leverage the expanding role that private lenders are being asked to play in the broader credit markets to evaluate cross-platform opportunities including strategic equity and accretive joint venture investments that have cash flow and credit profiles that provide consistent income.
Specialty Financing Portfolio Companies
LSI Financing DAC is a portfolio company formed to acquire contractual rights to revenue pursuant to earnout agreements generally in the life sciences space. On December 14, 2022, we made an initial investment in LSI Financing DAC. As of March 31, 2026, the fair value of our investment in LSI Financing DAC was $2.7 million and our total commitment was $2.7 million. We do not consolidate our equity interest in LSI Financing DAC.
LSI Financing LLC is a separately managed portfolio company formed to indirectly own royalty purchase agreements and loans in the life sciences space. On November 25, 2024, we redeemed a portion of our interest in LSI Financing DAC in exchange for common shares of LSI Financing LLC. As of March 31, 2026, the fair value of our investment in LSI Financing LLC was $60.6 million and our total commitment was $87.6 million. We do not consolidate our equity interest in LSI Financing LLC.
BOCSO was formed to invest in alternative credit assets, including ABF. ABF is a subsector of private credit focused on generating income from pools of financial, physical or other assets. As of March 31, 2026, the portfolio consists of five investments totaling $1.0 billion at cost and fair value, respectively, and ranging in cost from $24.9 million to $379.6 million and with a fair value ranging from $24.7 million to $378.0 million. The largest investment is 37% of the total cost of BOCSO’s portfolio. As of March 31, 2026, the portfolio asset class composition was 66% ABF – Specialty Finance, 32% ABF – Leasing, and 2% ABF – Commercial Real Estate. We do not consolidate our equity interest in BOCSO.
Joint Ventures
On May 6, 2024, Credit SLF, a Delaware limited liability company, was formed as a joint venture between the Credit SLF Members. The Credit SLF Members co-manage Credit SLF. Credit SLF’s principal purpose is to make investments in senior secured loans to middle-market companies, broadly syndicated loans and senior and subordinated notes issued by collateralized loan obligations. Credit SLF is managed by a board consisting of an equal number of representatives appointed by each Credit SLF Member and which acts unanimously. Investment decisions must be approved by Credit SLF’s board. Our investment in Credit SLF is a co-investment made with our affiliates in accordance with the terms of the exemptive relief that we received from the SEC. We do not consolidate our non-controlling interest in Credit SLF.
Refer to Exhibit 99.1 for the Credit SLF Supplemental Financial Information.
On June 30, 2025, Blue Owl Leasing, a Delaware limited liability company, was formed as a joint venture between the Blue Owl Leasing Members. The Blue Owl Leasing Members co-manage Blue Owl Leasing. Blue Owl Leasing’s principal purpose is to make investments in leases and loans. Investment decisions must be approved by Blue Owl Leasing. Our investment in Blue Owl Leasing is a co-investment made with our affiliates in accordance with the terms of the exemptive relief that we received from the SEC. We do not consolidate our non-controlling interest in Blue Owl Leasing.
Refer to Exhibit 99.2 for the Blue Owl Leasing Supplemental Financial Information.

Results of Operations
The table below presents our operating results for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2026	2025	$ Change
Total Investment Income	$135,076	$141,586	$(6,510)
Less: Net operating expenses	(71,712)	(66,611)	(5,101)
Net Investment Income (Loss) Before Taxes	$63,364	$74,975	$(11,611)
Less: Excise taxes	—	—	—
Net Investment Income (Loss) After Taxes	$63,364	$74,975	$(11,611)
Net change in unrealized gain (loss)	(167,691)	(24,505)	(143,186)
Net realized gain (loss)	(571)	(2,466)	1,895
Net Increase (Decrease) in Net Assets Resulting from Operations	$(104,898)	$48,004	$(152,902)
Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including the level of investment originations and exit activity, expenses, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. For the three months ended March 31, 2026, our net asset value per share decreased from $10.38 to $9.82, primarily driven by a decrease in the fair value of certain debt and equity investments due to current market conditions.
Investment Income
The table below presents investment income for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2026	2025	$ Change
Interest income	$118,335	$127,363	$(9,028)
PIK interest income	7,872	6,220	1,652
PIK dividend income	4,534	4,283	251
Dividend income	3,124	1,402	1,722
Other income	1,211	2,318	(1,107)
Total Investment Income	$135,076	$141,586	$(6,510)
We generate revenues primarily in the form of interest income from the investments we hold. In addition, we may generate income from dividends on either direct equity investments or equity interest obtained in connection with originated loans, such as options, warrants, or conversion rights.
Three Months Ended March 31, 2026 Compared to the Three Months Ended March 31, 2025
Investment income decreased by $6.5 million for the three months ended March 31, 2026, primarily due to a decrease in interest income as a result of a decrease in the weighted average interest rate of debt securities from 9.7% to 8.7% from March 31, 2025 to March 31, 2026. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns which are non-recurring in nature. Fees and accelerated amortization received from unscheduled paydowns decreased by $5.5 million period-over-period to $3.6 million driven by a decreased level of repayment related activity in the current year period. PIK interest represented approximately 5.8% and 4.4% of investment income for the three months ended March 31, 2026 and 2025, respectively. PIK dividend income represented approximately 3.4% and 3.0% of investment income for the three months ended March 31, 2026 and 2025, respectively. PIK dividend income increased by $0.3 million remaining relatively flat period-over-period. Dividend income increased by $1.7 million, driven by an increase in our portfolio of dividend income-producing investments as a result of growth in the portfolio of strategic equity investments in BOCSO and LSI Financing LLC. Other income decreased by $1.1 million period-over-period due to a decrease in incremental fee income, which are fees that are generally available to us as a result of closing investments and generally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Expenses
The table below presents expenses for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2026	2025	$ Change
Offering costs	$310	$814	$(504)
Interest expense	47,185	41,076	6,109
Management fees	10,275	9,629	646
Capital gains incentive fees	—	(1,337)	1,337
Performance based incentive fees	9,051	10,521	(1,470)
Professional fees	1,308	2,063	(755)
Directors' fees	322	399	(77)
Shareholder servicing fees	1,758	1,668	90
Other general and administrative	1,503	1,778	(275)
Total Operating Expenses	$71,712	$66,611	$5,101
Under the terms of the Administration Agreement, we reimburse the Adviser for services performed for us. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we reimburse the Adviser for any services performed for us by such affiliate or third party.
Three Months Ended March 31, 2026 Compared to the Three Months Ended March 31, 2025
Total operating expenses, increased by $5.1 million for the three months ended March 31, 2026, primarily due to an increase in interest expense of $6.1 million, partially offset by a decrease in performance based incentive fees of $1.5 million and a $1.3 million reversal in capital gains incentive fees driven by unrealized depreciation in our investments in the prior year period. The increase in interest expense was driven by an increase in average daily borrowings to $2.9 billion from $2.3 billion, partially offset by a decrease in the average interest rate to 6.3% from 6.9%, period-over-period. The decrease in incentive fees was due to lower pre-incentive fee net investment income driven by an increase in asset sales, a decrease in accelerated amortization received from unscheduled paydowns and higher interest expense. The increase in total operating expenses was partially offset by a decrease in other expenses of $2.0 million primarily related to reimbursements made under the Expense Deferral Agreement during the three months ended March 31, 2025. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period-over-period.
Income Taxes, Including Excise Taxes
We have elected to be treated as a RIC under subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, we must, among other things, distribute to our shareholders in each taxable year generally at least the sum of (i) 90% of our investment company taxable income, as defined by the Code, and (ii) 90% of our net tax-exempt income for that taxable year. In addition, a RIC may, in certain cases, satisfy this distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of Subchapter M. To maintain our tax treatment as a RIC, we, among other things, intend to make the requisite distributions to our shareholders, which generally relieves us from U.S. federal income taxes at corporate rates.
Depending on the level of taxable income earned in a tax year, we can be expected to carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, we will accrue excise tax on estimated excess taxable income.
For the three months ended March 31, 2026 and 2025, we recorded no U.S. federal excise tax expense, respectively.

Net Change in Unrealized Gains (Loss) on Investments
We fair value our portfolio investments quarterly and any changes in fair value are recorded as unrealized gains or losses. The table below presents the composition of the net change in unrealized gains (losses) for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2026	2025	$ Change
Net change in unrealized gain (loss) on investments	$(166,393)	$(24,715)	$(141,678)
Net change in translation of assets and liabilities in foreign currencies	(1,298)	210	(1,508)
Net Change in Unrealized Gain (Loss)	$(167,691)	$(24,505)	$(143,186)
Three Months Ended March 31, 2026 Compared to the Three Months Ended March 31, 2025
The net change in unrealized loss was primarily driven by a decrease in the fair value of certain debt and equity investments due to current market conditions.
The table below presents the ten largest contributors to the change in net unrealized gain (loss) on investments for the following periods:

Portfolio Company	For the Three Months Ended March 31, 2026	Portfolio Company	For the Three Months Ended March 31, 2025
($ in thousands)		($ in thousands)
Barracuda Parent, LLC	$(31,334)	Central Parent Inc. (dba CDK Global Inc.)	$(5,106)
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)	(15,262)	Barracuda Networks, Inc.	(4,774)
Elliott Alto Co-Investor Aggregator L.P.	(6,765)	Blackhawk Network Holdings, Inc.	(3,139)
Central Parent Inc. (dba CDK Global Inc.)	(5,245)	Boxer Parent Company Inc. (f/k/a BMC)	(1,813)
Zoro TopCo, L.P.	(5,071)	Kaseya Inc.	(1,488)
Storable, Inc.	(4,686)	Asurion, LLC	(1,331)
Project Alpha Intermediate Holding, Inc. (dba Qlik)	(4,671)	Athenahealth Group Inc.	(1,128)
Delta TopCo, Inc. (dba Infoblox, Inc.)	(4,490)	Storable, Inc.	(868)
Project Hotel California Co-Invest Fund, L.P.	(4,413)	Sovos Compliance, LLC	(838)
Nscale Global Holdings Limited	4,607	Ivanti Software, Inc.	3,386
Remaining Portfolio Companies	(89,063)	Remaining Portfolio Companies	(7,616)
Total	$(166,393)	Total	$(24,715)
Net Realized Gains (Losses) on Investments
The table below presents the change to the realized gains and losses on fully exited portfolio companies, partially exited portfolio companies and foreign currency transactions during the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2026	2025	$ Change
Net realized gain (loss) on investments	$(640)	(2,435)	$1,795
Net realized gain (loss) on foreign currency transactions	69	(31)	100
Net Realized Gain (Loss)	$(571)	(2,466)	$1,895

For the three months ended March 31, 2026, we recognized net realized losses on investments of $0.6 million, as compared to losses of $2.4 million in the prior year period, primarily driven by the full or partial sales of investments.
The table below presents the largest contributors to the change in net realized gain (loss) on investments for the following periods:

Portfolio Company	For the Three Months Ended March 31, 2026
($ in thousands)
Boxer Parent Company Inc. (f/k/a BMC)	$(464)
Access CIG, LLC	(458)
Blackhawk Network Holdings, Inc.	(96)
Vital Bidco AB (dba Vitamin Well)	74
Aerosmith Bidco 1 Limited (dba Audiotonix)	99
XPLOR T1, LLC	351
Asurion, LLC	441
Remaining Portfolio Companies	(587)
Total	$(640)

Portfolio Company	For the Three Months Ended March 31, 2025
($ in thousands)
Ivanti Software, Inc.	$(2,762)
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)	257
Remaining Portfolio Companies	70
Total	$(2,435)
Financial Condition, Liquidity and Capital Resources
Our liquidity and capital resources are generated primarily from the net proceeds of any offering of our common stock and from cash flows from interest, dividends and fees earned from our investments and principal repayments and proceeds from sales of our investments. The primary uses of our cash are for (i) investments in portfolio companies and other investments and to comply with certain portfolio diversification requirements, (ii) the cost of operations (including paying or reimbursing our Adviser), (iii) debt service, repayment and other financing costs of any borrowings and (iv) cash distributions to the holders of our shares.
We may from time to time enter into additional credit facilities, increase the size of our existing credit facilities, enter into additional debt securitization transactions or issue additional debt securities. Additional financings could include SPV drop down facilities and unsecured notes. Any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%.
In addition, from time to time, we may seek to retire, repurchase, or exchange debt securities in open market purchases or by other means, including privately negotiated transactions, in each case dependent on market conditions, liquidity, contractual obligations, and other matters. The amounts involved in any such transactions, individually or in the aggregate, may be material. As of March 31, 2026 and December 31, 2025, our asset coverage ratio was 217% and 223%, respectively. We seek to carefully consider our unfunded commitments for the purpose of planning our ongoing financial leverage. Further, we maintain sufficient borrowing capacity within the 150% asset coverage limitation to cover any outstanding unfunded commitment we are required to fund. Our current target ratio is 0.90x-1.25x. For the three months ended March 31, 2026, our weighted average cost of debt was 6.6%.
As of March 31, 2026, cash, taken together with our available debt capacity is expected to be sufficient for our investing activities and to conduct our operations in the near term. Our long-term cash needs will include principal payments on outstanding indebtedness and funding of additional portfolio investments. Funding for long-term cash need will come from unused net proceeds from financing activities. We believe that our liquidity and sources of capital are adequate to satisfy our short and long-term cash requirements. We cannot, however, be certain that these sources of funds will be available at a time and upon terms acceptable to us in sufficient amounts in the future. As of March 31, 2026, we had $976.5 million available under our credit facilities.

As of March 31, 2026, we had $149.1 million in cash, including foreign cash. For the three months ended March 31, 2026, $902.2 million in cash was provided by operating activities, primarily as a result of funding portfolio investments of $72.4 million offset by sell downs and repayments of $904.9 million and other operating activity of $69.7 million. Lastly, cash used in financing activities was $906.3 million during the period, which was the result of proceeds from gross borrowings on our credit facilities of $590.0 million, offset by repayments on our credit facilities of $1.02 billion and $96.6 million of proceeds from issuance of common shares partially offset by $533.2 million of share repurchases and $38.3 million of distributions to shareholders.
Net Assets
Share Issuances
In connection with our formation, we have the authority to issue 3,000,000,000 common shares, $0.01 per share par value, 1,000,000,000 of which are classified as Class S common shares, 1,000,000,000 of which are classified as Class D common shares, and 1,000,000,000 of which are classified as Class I common shares. We are currently offering on a continuous basis up to $5,000,000,000 in any combination of amount of shares of Class S, Class D, and Class I common stock. We previously offered on a continuous basis up to $5,000,000,000 in any combination of Class S, Class D and Class I common shares.
The tables below present transactions with respect to shares of our common stock for the following periods:

	For the Three Months Ended March 31, 2026
	S		D		I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	1,632,193	$16,671	16,885	$175	2,883,115	$29,648	4,532,193	$46,494
Shares/gross proceeds from the private placements	—	—	—	—	4,942,549	50,238	4,942,549	50,238
Share transfer between classes(1)	(909,415)	(9,141)	—	—	909,415	9,141	—	—
Reinvestment of distributions	909,769	9,282	13,503	138	2,055,403	20,987	2,978,675	30,407
Repurchased shares	(13,988,101)	(143,159)	(1,032,371)	(10,691)	(53,592,440)	(548,692)	(68,612,912)	(702,542)
Total shares/gross proceeds	(12,355,554)	(126,347)	(1,001,983)	(10,378)	(42,801,958)	(438,678)	(56,159,495)	(575,403)
Sales load	—	(86)	—	—	—	—	—	(86)
Total Shares/Net Proceeds	(12,355,554)	$(126,433)	(1,001,983)	$(10,378)	(42,801,958)	$(438,678)	(56,159,495)	$(575,489)
_______________
(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

	For the Three Months Ended March 31, 2025
	S		D		I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	8,768,122	$91,689	158,487	$1,650	4,020,978	$41,861	12,947,587	$135,200
Shares/gross proceeds from the private placements	—	—	—	—	18,583,085	193,393	18,583,085	193,393
Share transfer between classes(1)	(297,139)	(3,097)	—	—	297,139	3,097	—	—
Reinvestment of distributions	892,565	9,295	9,140	96	2,324,388	24,206	3,226,093	33,597
Repurchased shares	(1,514,802)	(15,662)	(14,197)	(147)	(8,000,727)	(82,728)	(9,529,726)	(98,537)
Total shares/gross proceeds	7,848,746	82,225	153,430	1,599	17,224,863	179,829	25,227,039	263,653
Sales load	—	(405)	—	—	—	—	—	(405)
Total Shares/Net Proceeds	7,848,746	$81,820	153,430	$1,599	17,224,863	$179,829	25,227,039	$263,248
_______________
(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

In accordance with our share pricing policy, we will modify our public offering prices to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that we will not sell shares at a net offering price below the net asset value per share unless we obtain the requisite approval from our shareholders.
The changes to our offering price per share since the commencement of our continuous public offering and associated effective dates of such changes were as follows:

	For the Three Months Ended March 31, 2026
	S			D			I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 2, 2026	$10.38	$—	$10.38	$10.38	$—	$10.38	$10.38	$—	$10.38
February 2, 2026	$10.27	$—	$10.27	$10.27	$—	$10.27	$10.27	$—	$10.27
March 2, 2026	$9.97	$—	$9.97	$9.97	$—	$9.97	$9.97	$—	$9.97
_______________
(1)Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2)Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

	For the Three Months Ended March 31, 2025
	S			D			I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 2, 2025	$10.42	$—	$10.42	$10.42	$—	$10.42	$10.42	$—	$10.42
February 3, 2025	$10.43	$—	$10.43	$10.43	$—	$10.43	$10.43	$—	$10.43
March 3, 2025	$10.39	$—	$10.39	$10.39	$—	$10.39	$10.39	$—	$10.39
_______________
(1)Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2)Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.
Distributions
Subject to our Board’s discretion, we intend to authorize and declare monthly distribution amounts per share of common stock, payable monthly in arrears.
The tables below present cash distributions per share that were declared for the following periods:

For the Three Months Ended March 31, 2026
Declaration Date(1)	Record Date	Payment Date	Distribution Per Share(2)	Distribution Amount(3)
($ in thousands, except per share amounts)				S	D	I
November 4, 2025	January 30, 2026	February 25, 2026	$0.074775	$5,481	$79	$16,003
February 18, 2026	February 27, 2026	March 30, 2026	0.074775	5,570	80	16,392
February 18, 2026	March 31, 2026	April 28, 2026	0.074775	5,286	78	15,635
		Total	$0.224325	$16,337	$237	$48,030
_______________
(1)On February 18, 2026, the Company’s board of directors declared a distribution of $0.074775 per share, payable on or before May 31, 2026, to the shareholders of record as of April 30, 2026.
(2)Distributions per share are gross of shareholder servicing fees.
(3)Distribution amounts are presented net of shareholder servicing fees.

For the Three Months Ended March 31, 2025
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
($ in thousands, except per share amounts)				S	D	I
November 5, 2024	January 31, 2025	February 25, 2025	$0.074775	$4,907	$116	$16,780
February 18, 2025	February 28, 2025	March 25, 2025	0.074775	5,136	117	17,249
February 18, 2025	March 31, 2025	April 24, 2025	0.074775	5,219	120	17,539
February 18, 2025	March 31, 2025	April 24, 2025	0.020000	1,555	33	4,691
		Total	$0.244325	$16,817	$386	$56,259
_______________
(1)Distributions per share are gross of shareholder servicing fees.
(2)Distribution amounts are net of shareholder servicing fees.
During certain periods, our distributions may exceed our earnings. As a result, it is possible that a portion of the distributions we make may represent a return of capital. A return of capital generally is a return of a shareholder’s investment rather than a return of earnings or gains derived from our investment activities. Each year, a statement on Form 1099-DIV identifying the tax character of the distributions will be mailed to our shareholders. The tax character of the distributions are not determined until our taxable year end.
We have adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for reinvestment of any cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution. We expect to use newly issued shares to implement the distribution reinvestment plan.
We may fund our cash distributions to shareholders from any source of funds available to us, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment. In no event, however, will funds be advanced or borrowed for the purpose of distributions, if the amount of such distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating expenses with respect to such revenues and costs.
Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions.
The tables below present the source of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock for the following periods:

	For the Three Months Ended March 31, 2026
	S		D		I		Total
Source of Distribution	Per Share(1)	Amount	Per Share(1)	Amount	Per Share(1)	Amount	Per Share(1)	Amount
($ in thousands, except per share amounts)
Net investment income(2)(3)	$0.216403	$16,069	$0.192516	$218	$0.213157	$47,077	$0.213956	$63,364
Excess (undistributed)	0.007922	268	0.031809	19	0.011168	953	0.010369	1,240
Total	$0.224325	$16,337	$0.224325	$237	$0.224325	$48,030	$0.224325	$64,604
_______________
(1)Distributions per share are gross of shareholder servicing fees.
(2)Net investment income per share is gross of shareholder servicing fees.
(3)The per share data was derived using actual shares outstanding at the date of the relevant transaction.

	For the Three Months Ended March 31, 2025
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.242969	$74,975	102.0%
Net realized gain (loss) on investments	—	—	—%
Excess (undistributed)	0.001356	(1,513)	(2.0)%
Total	$0.244325	$73,462	100.0%
_______________
(1)Distributions per share are gross of shareholder servicing fees.
(2)Data in this table is presented on a consolidated basis. Refer to “Note 12 — Financial Highlights” to our consolidated financial statements included in this Quarterly Report for amounts by share class.
Share Repurchases
The Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, we may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares.
We have commenced a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow its shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase. All shares purchased by us pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares. We intend to limit the number of shares to be repurchased in each quarter to no more than 5.00% of our outstanding shares of common stock.
Any periodic repurchase offers are subject in part to our available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While we intend to continue to conduct periodic repurchase offers as described above, we are not required to do so and may suspend or terminate the share repurchase program at any time. Refer to “Recent Developments — Shares Repurchases” for additional details on our tender offers.
The tables below present our share repurchase activity as of the following periods:

For the Three Months Ended March 31, 2026
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
November 26, 2025	I	January 8, 2026	$415,464	$10.38	40,025,443
November 26, 2025	S	January 8, 2026	107,456	10.38	10,352,290
November 26, 2025	D	January 8, 2026	10,259	10.38	988,298
February 27, 2026	I	March 31, 2026	133,228	9.82	13,566,997
February 27, 2026	S	March 31, 2026	35,703	9.82	3,635,811
February 27, 2026	D	March 31, 2026	432	9.82	44,073
Total			$702,542		68,612,912

For the Three Months Ended March 31, 2025
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
February 26, 2025	I	March 31, 2025	$82,728	$10.34	8,000,727
February 26, 2025	S	March 31, 2025	15,662	10.34	1,514,802
February 26, 2025	D	March 31, 2025	147	10.34	14,197
Total			$98,537		9,529,726
Debt
As of March 31, 2026, we had in place an Amended and Restated Senior Secured Revolving Credit Agreement (as amended from time to time, the “Revolving Credit Facility”), as well as special purpose vehicle asset credit facilities, a CLO, and unsecured notes and in the future we may enter into additional borrowing arrangements of these types. See “Note 5 — Debt” to our consolidated financial statements included in this Quarterly Report.
Aggregate Borrowings
The tables below present our debt obligations as of the following periods:

	As of March 31, 2026
($ in thousands)	Maturity Date	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	October 19, 2029	$1,050,000	$301,304	$734,626	$(7,239)	$294,065
SPV Asset Facility I	May 7, 2029	750,000	474,000	56,313	(5,216)	468,784
SPV Asset Facility II	October 10, 2029	500,000	270,250	30,194	(3,358)	266,892
SPV Asset Facility III	February 16, 2035	550,000	350,000	34,129	(6,752)	343,248
SPV Asset Facility IV	December 1, 2034	750,000	461,500	121,226	(5,261)	456,239
Athena CLO III	April 20, 2036	270,000	270,000	—	(2,113)	267,887
Series 2023A Notes	July 6, 2026	100,000	100,000	—	(107)	99,893
Series 2023B-A Notes	January 15, 2029	100,000	100,000	—	(507)	99,493
Series 2023B-B Notes	January 15, 2027	75,000	75,000	—	(224)	74,776
Total Debt		$4,145,000	$2,402,054	$976,488	$(30,777)	$2,371,277
_______________
(1)The amount available reflects any limitations related to each credit facility’s borrowing base.

	As of December 31, 2025
($ in thousands)	Maturity Date	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	October 19, 2029	$1,050,000	$294,565	$755,435	$(7,735)	$286,830
SPV Asset Facility I	May 7, 2029	750,000	497,000	66,742	(5,626)	491,374
SPV Asset Facility II	October 10, 2029	500,000	320,250	78,842	(3,589)	316,661
SPV Asset Facility III	February 16, 2035	550,000	550,000	—	(6,929)	543,071
SPV Asset Facility IV	December 1, 2034	750,000	629,500	53,978	(5,840)	623,660
Athena CLO III	April 20, 2036	270,000	270,000	—	(2,188)	267,812
Series 2023A Notes	July 6, 2026	100,000	100,000	—	(207)	99,793
Series 2023B-A Notes	January 15, 2029	100,000	100,000	—	(552)	99,448
Series 2023B-B Notes	January 15, 2027	75,000	75,000	—	(293)	74,707
Total Debt		$4,145,000	$2,836,315	$954,997	$(32,959)	$2,803,356
_______________
(1)The amount available reflects any collateral related limitations at the Company level related to each credit facility’s borrowing base.

The table below presents the components of interest expense for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2026	2025
Interest expense	$44,740	$39,391
Amortization of debt issuance costs	2,445	1,685
Total Interest Expense	$47,185	$41,076

Average interest rate(1)	6.3%	6.9%
Average daily borrowings(1)	$2,850,669	$2,278,174
______________
(1)Averages are calculated based on annualized amounts.
Senior Securities
The table below presents information about our senior securities as of the following periods:

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
Revolving Credit Facility
March 31, 2026 (Unaudited)	$301.3	$2,169.5	—	N/A
December 31, 2025	294.6	2,234.4	—	N/A
December 31, 2024	500.0	2,277.1	—	N/A
December 31, 2023	541.4	2,353.7	—	N/A
December 31, 2022	415.2	1,958.8	—	N/A
December 31, 2021	—	—	—	N/A
SPV Asset Facility I
March 31, 2026 (Unaudited)	$474.0	$2,169.5	—	N/A
December 31, 2025	497.0	2,234.4	—	N/A
December 31, 2024	445.0	2,277.1	—	N/A
December 31, 2023	550.0	2,353.7	—	N/A
December 31, 2022	614.0	1,958.8	—	N/A
December 31, 2021	—	—	—	N/A
SPV Asset Facility II
March 31, 2026 (Unaudited)	$270.3	$2,169.5	—	N/A
December 31, 2025	320.3	2,234.4	—	N/A
December 31, 2024	475.0	2,277.1	—	N/A
December 31, 2023	—	2,353.7	—	N/A
SPV Asset Facility III
March 31, 2026 (Unaudited)	$350.0	$2,169.5	—	N/A
December 31, 2025	550.0	2,234.4	—	N/A
December 31, 2024	315.0	2,277.1	—	N/A
SPV Asset Facility IV
March 31, 2026 (Unaudited)	$461.5	$2,169.5	—	N/A
December 31, 2025	629.5	2,234.4	—	N/A
Athena CLO III
March 31, 2026 (Unaudited)	$270.0	$2,169.5	—	N/A
December 31, 2025	270.0	2,234.4	—	N/A
December 31, 2024	270.0	2,277.1	—	N/A
Series 2023A Notes

March 31, 2026 (Unaudited)	$100.0	$2,169.5	—	N/A
December 31, 2025	100.0	2,234.4	—	N/A
December 31, 2024	100.0	2,277.1	—	N/A
December 31, 2023	100.0	2,353.7	—	N/A
Series 2023B-A Notes
March 31, 2026 (Unaudited)	$100.0	$2,169.5	—	N/A
December 31, 2025	100.0	2,234.4	—	N/A
December 31, 2024	100.0	2,277.1	—	N/A
December 31, 2023	100.0	2,353.7	—	N/A
Series 2023B-B Notes
March 31, 2026 (Unaudited)	$75.0	$2,169.5	—	N/A
December 31, 2025	75.0	2,234.4	—	N/A
December 31, 2024	75.0	2,277.1	—	N/A
December 31, 2023	75.0	2,353.7	—	N/A
Promissory Note(5)
December 31, 2021	$—	$—	—	N/A
_______________
(1)Total amount of each class of senior securities outstanding at the end of the period presented.
(2)Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.
(3)The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.
(4)Not applicable because the senior securities are not registered for public trading.
(5)The promissory note was terminated in June 2022.

Off-Balance Sheet Arrangements
Portfolio Company Commitments
From time to time, we may enter into commitments to fund investments in the form of revolving credit, delayed draw, or equity commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. We had the following outstanding commitments as of the following periods:

($ in thousands)	As of March 31, 2026	As of December 31, 2025
Revolving loan commitments	$311,527	$364,759
Delayed draw loan commitments	370,107	459,339
Debt commitments	$681,634	$824,098

Total unfunded specialty finance equity commitments	$30,688	$31,038
Total unfunded other equity commitments	3,289	3,977
Common equity commitments	$33,977	$35,015

Total Unfunded Commitments	$715,611	$859,113
We seek to carefully consider our unfunded portfolio company commitments for the purpose of planning our ongoing financial leverage. Further, we consider any outstanding unfunded portfolio company commitments we are required to fund within the 150% asset coverage limitation. As of March 31, 2026, we believed we had adequate financial resources to satisfy the unfunded portfolio company commitments.
Organizational and Offering Costs
The table below presents the total amount of organization and offering costs, inclusive of organization and offering costs deferred under the expense deferral agreement, incurred by the Adviser and its affiliates since inception and charged to us as of the following dates:

	As of March 31, 2026	As of December 31, 2025
($ in thousands)
Organizational and offering costs incurred by the Adviser	$4,936	$4,936
Organizational and offering costs charged to the Company(1)	4,936	4,936
_______________
(1)As of March 31, 2026, $3.8 million relates to offering costs and $1.1 million relates to organizational costs. The organizational costs were incurred by the Adviser prior to the Company meeting the first installment of the Expense Deferral Agreement. The organizational costs were subsequently incurred in the Consolidated Statements of Operations as professional fees and other general and administrative as the Company met the expense deferral installments applicable for those periods.
Under the Investment Advisory Agreement, there will be no liability on the Company’s part for the offering or organization costs funded by the Adviser or its affiliates until the Company has satisfied the minimum offering requirement. At such time, the Adviser will be entitled to receive up to 1.5% of gross offering proceeds raised in the Company’s continuous public offering until all organization and offering costs funded by the Adviser or its affiliates have been recovered.
Other Commitments and Contingencies
From time to time, we may become a party to certain legal proceedings incidental to the normal course of our business. As of March 31, 2026, management were not aware of any material pending or threatened litigation that would require accounting recognition or financial statement disclosure.
Expense Deferral Agreement
Our Adviser has agreed to incur and pay certain expenses pursuant to the Expense Deferral Agreement prior to April 30, 2023. We will be obligated to reimburse the aggregate amount of expenses previously paid by the Adviser in eighteen equal installments, upon meeting specified conditions.

The table below presents the total amount of expenses incurred by the Adviser on our behalf and as of the following periods:

	As of March 31, 2026	As of December 31, 2025
($ in thousands)
Expenses incurred by the Adviser	$7,679	$7,679
Organizational and offering costs incurred by the Adviser	4,299	4,299
Total Expenses Incurred by the Adviser	$11,978	$11,978
The first installment became an obligation of ours on December 1, 2023, when we reached $1.75 billion in Net Subscriptions received from the sale of our common shares, and each of the seventeen remaining installments will become an obligation of ours for each $75.0 million in Net Subscriptions received from the sale of our common shares thereafter.
The table below presents the amounts, the number of installments and the amount we became obligated to reimburse the Adviser for the following periods:

	For the Three Months Ended March 31,
	2026	2025
($ in thousands)
Number of installments met by the Company	—	3

Expenses reimbursed to the Adviser	$—	$1,428
Organizational and offering costs reimbursed to the Adviser	—	568
Total Expense Reimbursed to the Adviser	$—	$1,996
As of March 31, 2025, we met the final installment under the expense deferral agreement and there were no expenses remaining. See “Note 3 —Agreements and Related Party Transactions” to our consolidated financial statements included in this Quarterly Report.

Related Party Transactions
We have entered into a number of business relationships with affiliated or related parties, including the following:
•the Investment Advisory Agreement;
•the Administration Agreement;
•the Expense Deferral Agreement;
•the Dealer Manager Agreement; and
•the License Agreement.
In addition to the aforementioned agreements, we, our Adviser and certain of its affiliates have been granted exemptive relief by the SEC to co-invest with other funds managed by the Adviser or certain affiliates, in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.
Additionally, we invest in Credit SLF and Blue Owl Leasing, which are controlled affiliated investments, as defined in the 1940 Act and we invest in LSI Financing 1 DAC, LSI Financing LLC and BOCSO, which are non-controlled affiliated investments, as defined in the 1940 Act. Refer to “Note 3 — Agreements and Related Party Transactions” and “Note 4 — Investments” to our consolidated financial statements included in this Quarterly Report for more information regarding BOCSO.
Critical Accounting Policies
The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting policies should be read in connection with our risk factors as described in our Form 10-K for the fiscal year ended December 31, 2025 in “ITEM 1A. - RISK FACTORS.”
Investments at Fair Value
Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.
Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, the Board designated the Adviser as our valuation designee to perform fair value determinations relating to the value of assets held by us for which market quotations are not readily available.
Investments for which market quotations are readily available are typically valued at the average bid price of those market quotations. To validate market quotations, we utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available, as is the case for substantially all of our investments, are valued at fair value as determined in good faith by our Adviser, as the valuation designee, based on, among other things, independent third-party valuation firm(s) engaged at the direction of our Adviser.
As part of the valuation process, the Adviser, as the valuation designee, takes into account relevant factors in determining the fair value of our investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Adviser, as the valuation designee considers whether the pricing indicated by the external event corroborates its valuation.
Our Adviser, as the valuation designee, undertakes a multi-step valuation process, which includes, among other procedures, the following:
•With respect to investments for which market quotations are readily available, those investments will typically be valued at the average bid price of those market quotations;
•With respect to investments for which market quotations are not readily available, the valuation process begins with the independent valuation firm(s) providing a preliminary valuation of each investment to the Adviser’s valuation committee;

•Preliminary valuation conclusions are documented and discussed with the Adviser’s valuation committee;
•Our Adviser, as the valuation designee, reviews the recommended valuations and determines the fair value of each investment;
•Each quarter, our Adviser, as the valuation designee, provides the Audit Committee a summary or description of material fair value matters that occurred in the prior quarter and on an annual basis, our Adviser, as the valuation designee, will provide the Audit Committee with a written assessment of the adequacy and effectiveness of its fair value process; and
•The Audit Committee oversees the valuation designee and will report to the Board on any valuation matters requiring the Board’s attention.
We conduct this valuation process on a quarterly basis.
We apply ASC 820, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, we consider its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:
•Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.
•Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occurred. In addition to using the above inputs in investment valuations, we apply the valuation policy approved by our Board that is consistent with ASC 820. Consistent with the valuation policy, the Adviser, as the valuation designee, evaluates the source of the inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Adviser, as the valuation designee, subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, our Adviser, as the valuation designee, or the independent valuation firm(s), review pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.
We apply the practical expedient provided by the ASC Topic 820 relating to investments in certain entities that calculate net asset value per share (or its equivalent). ASC Topic 820 permits an entity holding investments in certain entities that either are investment companies, or have attributes similar to an investment company, and calculate net asset value (“NAV”) per share or its equivalent for which the fair value is not readily determinable, to measure the fair value of such investments on the basis of that NAV per share, or its equivalent, without adjustment. Investments which are valued using NAV per share as a practical expedient are not categorized within the fair value hierarchy as per ASC Topic 820.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize amounts that are different from the amounts presented and such differences could be material.
In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.
Financial and Derivative Instruments
Rule 18f-4 requires BDCs that use derivatives to, among other things, comply with a value-at-risk leverage limit, adopt a derivatives risk management program, and implement certain testing and board reporting procedures. We do not currently use derivatives. Rule 18f-4 exempts BDCs that qualify as “limited derivatives users” from the aforementioned requirements, provided that these BDCs adopt written policies and procedures that are reasonably designed to manage the BDC’s derivatives risks and comply with certain recordkeeping requirements. Rule 18f-4 provides that a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Pursuant to Rule 18f-4, when we trade reverse repurchase agreements or similar financing transactions, including certain tender option bonds, we need to aggregate the amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating our asset coverage ratio. We currently qualify as a “limited derivatives user” and expect to continue to do so. We adopted a derivatives policy and comply with Rule 18f-4’s recordkeeping requirements.
Interest and Dividend Income Recognition
Interest income is recorded on the accrual basis and includes amortization and accretion of discounts or premiums. Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends, the majority of which is structured at initial underwriting. PIK interest or dividends represent accrued interest or dividends that are added to the principal amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a certain liquidation event. Discounts to par value on securities purchased are amortized into interest income over the contractual life of the respective security using the effective yield method. Premiums to par value on securities purchased are amortized to first call date. The amortized cost of investments represents the original cost adjusted for the amortization or accretion of discounts or premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.
Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. If at any point we believe PIK interest is not expected to be realized, the investment generating PIK interest will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest income. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.
Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.
Distributions
We have elected to be treated for U.S. federal income tax purposes, and qualify annually thereafter, as a RIC under subchapter M of the Code. To obtain and maintain our tax treatment as a RIC, we must timely distribute (or be deemed to distribute) in each taxable year to our shareholders at least the sum of:
•90% of our investment company taxable income (which is generally our ordinary income plus the excess of realized short-term capital gains over realized net long-term capital losses), determined without regard to the deduction for dividends paid, for such taxable year; and
•90% of our net tax-exempt interest income (which is the excess of our gross tax exempt interest income over certain disallowed deductions) for such taxable year.
As a RIC, we (but not our shareholders) generally will not be subject to U.S. federal tax on investment company taxable income and net capital gains that we distribute to our shareholders.
We intend to distribute annually all or substantially all of such income. To the extent that we retain our net capital gains or any investment company taxable income, we generally will be subject to U.S. federal income tax at corporate rates. We can be expected to carry forward our net capital gains or any investment company taxable income in excess of current year dividend distributions, and pay the U.S. federal excise tax as described below.
Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax payable by us. We may be subject to a nondeductible 4% U.S. federal excise tax if we do not distribute (or are treated as distributing) during each calendar year an amount at least equal to the sum of:
•98% of our net ordinary income excluding certain ordinary gains or losses for that calendar year;
•98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of that calendar year; and
•certain undistributed amounts from previous years in which we paid no U.S. federal income tax.
While we intend to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% U.S. federal excise tax, sufficient amounts of our taxable income and capital gains may not be distributed and as a result, in such cases, the excise tax will be imposed. In such an event, we will be liable for this tax only on the amount by which we do not meet the foregoing distribution requirement.
We intend to pay monthly distributions to our shareholders out of assets legally available for distribution. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.
To the extent our current taxable earnings for a year fall below the total amount of our distributions for that year, a portion of those distributions may be deemed a return of capital to our shareholders for U.S. federal income tax purposes. Thus, the source of a distribution to our shareholders may be the original capital invested by the shareholder rather than our income or gains. Shareholders should read written disclosure carefully and should not assume that the source of any distribution is our ordinary income or gains.
With respect to distributions we have adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for reinvestment of any cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution. We expect to use newly issued shares to implement the distribution reinvestment plan.
Income Taxes
We have elected to be treated as a BDC under the 1940 Act. We have also elected to be treated as a RIC under the Code beginning with the taxable year ending December 31, 2021, and continue to qualify for tax treatment as a RIC. So long as we maintain our tax treatment as a RIC, we generally will not pay U.S. federal income taxes on any ordinary income or capital gains that we distribute at least annually to our shareholders as distributions. Rather, any tax liability related to income earned and distributed by us represents obligations of our investors and will not be reflected in our consolidated financial statements. However, we will be subject to U.S. federal income tax imposed at corporate rates on any income, including capital gains, not distributed (or deemed distributed) to our stockholders.
To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, we generally must distribute to our shareholders, for each taxable year, at least (i) 90% of our “investment company taxable income” for that year, which is generally our net ordinary income plus the excess, if any, of our realized net short-term capital gains over our realized net long-term capital losses and (ii) our net tax-exempt income. In order for us to not be subject to U.S. federal excise taxes, we must distribute annually an amount at least equal to the sum of (i) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) certain undistributed amounts from previous years on which we paid no U.S. federal income tax. We, at our discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. excise tax on this income.
We evaluate tax positions taken or expected to be taken in the course of preparing our consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. There were no material uncertain tax positions through December 31, 2025. As applicable, our prior three tax years remain subject to examination by U.S. federal, state and local tax authorities.
Recent Developments
Distribution
On May 05, 2026, our Board approved a distribution of $0.074775 per share, payable on or before June 30, 2026, to the shareholders of record as of May 29, 2026, a distribution of $0.074775 per share, payable on or before July 31, 2026, to the shareholders of record as of June 30, 2026, and a distribution of $0.074775 per share, payable on or before August 31, 2026, to the shareholders of record as of July 31, 2026.
Raise Proceeds
Subsequent to March 31, 2026 and through May 11, 2026, we have issued approximately 158,350 shares of our Class S common stock and approximately 471,164 shares of our Class I common stock and have raised total gross proceeds of approximately $1.6 million and $4.6 million, respectively.
Share Repurchases
Pursuant to an offer to purchase dated February 27, 2026, the Company offered to purchase shares of their issued and outstanding Class S common stock, Class D common stock and Class I common stock representing up to 5.00% of the aggregate number of the

Company’s shares of common stock outstanding as of December 31, 2025 at a purchase price per share equal to the net offering price per share, as of March 31, 2026.
The offer expired at 7:00 P.M., Eastern Time, on March 31, 2026, and approximately 25,283,289 shares of Class S common stock, 306,485 shares of Class D common stock and 94,344,361 shares of Class I common stock were validly tendered and not withdrawn pursuant to the offer to purchase as of such date, which represents 40.4% of the aggregate number of the Company’s shares outstanding as of December 31, 2025, adjusted for the $533 million tender paid in January 2026.
On April 23, 2026, we determined that, as of March 31, 2026, the net offering prices per share of our shares of Class S common stock, Class D common stock and Class I common stock were $9.82 per share, $9.82 per share and $9.82 per share, respectively. We accepted for purchase 3,635,811 shares of Class S common stock, 44,073 shares of Class D common stock and 13,566,997 shares of Class I common stock on a pro rata basis based on the number of tendered shares for approximately $35,703,664, $432,801 and $133,227,907, respectively, representing 14.380% of the shares of our common stock that were validly tendered and not withdrawn prior to the expiration of the offer. The aggregate purchase price for all shares repurchased pursuant to the offer was approximately $169,364,372.
Item 3. Quantitative and Qualitative Disclosures About Market Risk.
We are subject to financial market risks, including valuation risk, interest rate risk, currency risk, credit risk and inflation risk. Uncertainty with respect to the imposition of tariffs on and trade disputes with certain countries, the fluctuations in global interest rates, a prolonged government shutdown, the ongoing war between Russia and Ukraine, continued political unrest in various countries such as Venezuela, the conflicts in the Middle East and North Africa regions and concerns over future increases in inflation or adverse investor sentiment generally, introduced significant volatility in the financial markets, and the effects of this volatility has materially impacted and could continue to materially impact our market risks, including those listed below.
Valuation Risk
We primarily invest in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we value these investments at fair value as determined in good faith by the Adviser, as our valuation designee, based on, among other things, the input of independent third-party valuation firm(s) engaged at the direction of the Adviser, as the valuation designee, and in accordance with our valuation policy. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material. The independent third-party valuation firm(s) engaged at the discretion of the Adviser and its affiliates are full service financial institutions engaged in a variety of activities and from time to time we may receive or provide additional services to or from such independent third-party valuation firm(s).
Credit Risk
We generally endeavor to minimize our risk of exposure by limiting to reputable financial institutions the counterparties with which we enter into financial transactions. As of March 31, 2026 and December 31, 2025, we held the majority of our cash balances with a single highly rated money center bank and such balances are in excess of Federal Deposit Insurance Corporation insured limits. We seek to mitigate this exposure by monitoring the credit standing of these financial institutions.
Interest Rate Risk
Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure you that a significant change in market interest rates will not have a material adverse effect on our net investment income. In a prolonged low interest rate environment, the difference between the total interest income earned on interest earning assets and the total interest expense incurred on interest bearing liabilities may be compressed, reducing our net income and potentially adversely affecting our operating results. Conversely, in a rising interest rate environment, such difference could potentially increase thereby increasing our net income as indicated per the table below.
As of March 31, 2026, 97.9% of our debt investments based on fair value were floating rates and the majority of our debt investments have a floor of 0.8%. Additionally, the weighted average reference rate floor, based on fair value, of our debt investments was 0.7%. The Revolving Credit Facility and our special purpose vehicle asset credit facilities bear interest at variable interest rates with an interest rate floor of 0.00%. The Series 2023B Notes bear interest at variable rates with a floor of 1.00%. The Series 2023A Notes bears interest at a fixed rate. Athena CLO III bears interest at fixed and variable rates.
Based on our Consolidated Statements of Assets and Liabilities as of March 31, 2026, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates on our debt investments (considering interest rate floors for floating rate instruments) assuming each floating rate investment is subject to 3-month reference rate election and there are no changes in our investment and borrowing structure:

($ in thousands)	Interest Income	Interest Expense	Net Income(1)
Up 300 basis points	$148,161	$68,912	$79,249
Up 200 basis points	98,774	45,941	52,833
Up 100 basis points	49,387	22,971	26,416
Down 100 basis points	(49,387)	(22,971)	(26,416)
Down 200 basis points	(98,353)	(45,941)	(52,412)
Down 300 basis points	(141,795)	(68,356)	(73,439)
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(1)Excludes the impact of income based fees
We may hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options, and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions, such as interest rate swap agreements, may also limit our ability to participate in the benefits of lower interest rates.
Currency Risk
From time to time, we may make investments that are denominated in a foreign currency, borrow in certain foreign currencies under our credit facilities or issue notes in certain foreign currencies. These investments, borrowings and issuances are translated into U.S. dollars at each balance sheet date, exposing us to movements in foreign exchange rates. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us. We may utilize instruments such as, but not limited to, forward contracts or cross currency swaps to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates. Instead of entering into a foreign currency forward contract in connection with loans or other investments denominated in a foreign currency, we may borrow in that currency to establish a natural hedge against our loan, issuance or investment. To the extent the loan, issuance or investment is based on a floating rate other than a rate under which we can borrow under our credit facilities, we may utilize interest rate derivatives to hedge our exposure to changes in the associated rate.
Inflation Risk
Inflation is likely to continue in the near to medium-term, particularly in the United States, with the possibility that monetary policy may tighten in response. Persistent inflationary pressures could affect our portfolio companies’ profit margins.
Item 4. Controls and Procedures
(a)Evaluation of Disclosure Controls and Procedures
In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.
(b) Changes in Internal Controls Over Financial Reporting
There have been no changes in our internal controls over financial reporting that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
PART II. OTHER INFORMATION
Item 1. Legal Proceedings.
We are not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our financial condition or results of operations.

Item 1A. Risk Factors.
In addition to other information set forth in this report, you should carefully consider the risk factors discussed in Part I, “ITEM 1A. RISK FACTORS” in our annual report on Form 10-K for the fiscal year ended December 31, 2025, which could materially affect our business, financial condition, and/or operating results. The risks described in our annual report on Form 10-K for the fiscal year ended December 31, 2025, are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
Other than the shares issued pursuant to our dividend reinvestment plan, we did not sell any unregistered equity securities, except as previously disclosed in certain 8-Ks filed with the SEC.
In order to satisfy the reinvestment portion of our dividends for the three months ended March 31, 2026, we issued the following shares of common stock to stockholders of record on the dates noted below who did not opt out of our dividend reinvestment plan. These issuances were not subject to the registration requirements of the Securities Act.

Date of Issuance	Record Date	Number of Shares	Purchase Price	Share Class
January 28, 2026	December 31, 2025	297,915	$10.38	Class S
January 28, 2026	December 31, 2025	4,433	10.38	Class D
January 28, 2026	December 31, 2025	737,617	10.38	Class I
February 25, 2026	January 31, 2026	300,881	10.27	Class S
February 25, 2026	January 31, 2026	4,436	10.27	Class D
February 25, 2026	January 31, 2026	640,815	10.27	Class I
March 30, 2026	February 28, 2026	310,973	9.97	Class S
March 30, 2026	February 28, 2026	4,634	9.97	Class D
March 30, 2026	February 28, 2026	676,971	9.97	Class I
We commenced a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow our shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase.
Our Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, we may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares. All shares purchased by us pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares. The purpose of the offers to repurchase is to provide shareholders with the potential for a measure of liquidity since there is otherwise no public market for shares of our common stock.
We intend to limit the number of shares to be repurchased in each quarter to no more than 5.00% of our outstanding shares of common stock.
Any periodic repurchase offers are subject in part to our available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While we intend to continue to conduct quarterly tender offers as described above, we are not required to do so and may suspend or terminate the share repurchase program at any time.
The table below presents our share repurchase activity for the three months ended March 31, 2026:

Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
November 26, 2025	I	January 8, 2026	$415,464	$10.38	40,025,443
November 26, 2025	S	January 8, 2026	107,456	10.38	10,352,290
November 26, 2025	D	January 8, 2026	10,259	10.38	988,298
February 27, 2026	I	March 31, 2026	133,228	9.82	13,566,997
February 27, 2026	S	March 31, 2026	35,703	9.82	3,635,811
February 27, 2026	D	March 31, 2026	432	9.82	44,073

Item 3. Defaults Upon Senior Securities.
None.
Item 4. Mine Safety Disclosures.
Not applicable.
Item 5. Other Information
Rule 10b5-1 Trading Plans
During the fiscal quarter ended March 31, 2026, none of the Company’s directors or executive officers adopted or terminated any contract, instruction or written plan for the purchase or sale of Company securities that was intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement.”

Item 6. Exhibits, Financial Statement Schedules.

Exhibit Number	Description of Exhibits
3.1	Third Articles of Amendment and Restatement, dated June 24, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 26, 2024).
3.2	Third Amended and Restated Bylaws, dated November 6, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed on November 9, 2023).
21.1*	Subsidiary List
31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
99.1*	Supplemental Financial Information (Unaudited) of Blue Owl Credit SLF LLC for and as of three months ended March 31, 2026.
99.2*	Supplemental Financial Information (Unaudited) of Blue Owl Leasing LLC for and as of three months ended March 31, 2026.
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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* Filed herewith.
** Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Technology Income Corp.

Date: May 11, 2026	By:	/s/ Craig W. Packer
Craig W. Packer Chief Executive Officer

Date: May 11, 2026	By:	/s/ Jonathan Lamm
Jonathan Lamm Chief Financial Officer and Chief Operating Officer